                            SCHEDULE 14A INFORMATION
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION


                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF


                      THE SECURITIES EXCHANGE ACT OF 1934



Filed by the Registrant [X]



Filed by a Party other than the Registrant [ ]



Check the appropriate box:



[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12



                             RALSTON PURINA COMPANY

--------------------------------------------------------------------------------

                (Name of Registrant as Specified In Its Charter)



                                      N/A

--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)



Payment of Filing Fee (Check the appropriate box):



[ ] No fee required.



[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.



     (1) Title of each class of securities to which transaction applies:



                         COMMON STOCK, PAR VALUE $.10 PER SHARE

        ------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


        ------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:


        ------------------------------------------------------------------------


     (5) Total fee paid:


        ------------------------------------------------------------------------


[X] Fee paid previously with preliminary materials.



[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.



     (1) Amount Previously Paid:


        ------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:


        ------------------------------------------------------------------------


     (3) Filing Party:


        ------------------------------------------------------------------------


     (4) Date Filed:


        ------------------------------------------------------------------------

Ralston Purina Company logo

                                    RALSTON PURINA COMPANY

                                     CHECKERBOARD SQUARE


                                  ST. LOUIS, MISSOURI 63164


To Our Shareholders:


     You are cordially invited to attend a special meeting of shareholders of Ralston Purina Company to be held on May 21, 2001, at 9:30 a.m., local time, at The Westin St. Louis, 811 Spruce Street, St. Louis, Missouri.



     At the special meeting you will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of January 15, 2001, between Ralston Purina and Nestle Holdings, Inc., a wholly owned subsidiary of Nestle S.A. If the merger contemplated by the Agreement and Plan of Merger is completed, Ralston Purina Company will become a subsidiary of Nestle Holdings, Inc., and you will receive $33.50 in cash for each of your shares of common stock.



     Your Board of Directors has determined that the merger is fair to and in the best interests of Ralston Purina and its shareholders. ACCORDINGLY, YOUR BOARD HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE MERGER, AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT AT THE SPECIAL MEETING.


     The accompanying notice of special meeting and proxy statement explain the proposed merger and provide specific information concerning the special meeting. Please read these materials carefully.

     Your vote is very important. We cannot complete the merger unless the merger agreement is approved by holders of at least two-thirds of all of the outstanding shares of Ralston Purina common stock. Accordingly, failing to vote your shares will have the same effect as a vote against the merger. Whether or not you plan to be present at the special meeting, please vote your proxy as soon as possible so that your vote will be recorded. You may also attend the special meeting and vote in person.

                                          [/s/ W. Patrick McGinnis]


                                          W. PATRICK MCGINNIS

                                          Chief Executive Officer and President


     This proxy statement is dated Tuesday, April 17, 2001, and is first being mailed to shareholders on or about Wednesday, April 18, 2001.

                             RALSTON PURINA COMPANY

                              CHECKERBOARD SQUARE


                           ST. LOUIS, MISSOURI 63164


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 21, 2001


To Our Shareholders:


     A special meeting of shareholders of Ralston Purina Company, a Missouri corporation, will be held on May 21, 2001, at 9:30 a.m., local time, at The Westin St. Louis, 811 Spruce Street, St. Louis, Missouri, to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of January 15, 2001, among (i) Ralston Purina, (ii) Nestle Holdings, Inc., a Delaware corporation that is a wholly owned U.S. subsidiary of Nestle S.A., a Swiss corporation, and (iii) a Missouri corporation that is a wholly owned subsidiary of Nestle Holdings, Inc. Pursuant to that agreement, the Nestle Holdings, Inc. subsidiary will be merged with and into Ralston Purina and each share of Ralston Purina common stock outstanding immediately prior to the merger (other than (a) dissenting shares, which have statutorily defined rights as described in further detail in this proxy, and (b) shares held by Ralston Purina, Nestle Holdings, Inc. or their respective subsidiaries, which will be canceled) will be converted into the right to receive $33.50 in cash, without interest.



     The Board of Directors has fixed April 3, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting or any adjournment of the date of the special meeting.



     You may vote if you are a shareholder of record on April 3, 2001. It is important that your shares be represented and voted at the special meeting. Please vote in one of these ways:


     - USE THE TOLL-FREE TELEPHONE NUMBER shown on the proxy card;

     - VISIT THE WEB SITE noted on your proxy card to vote via the Internet;

     - MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope; OR

     - VOTE IN PERSON by appearing at the special meeting.

                                          By Order of the Board of Directors,

                                          [/s/ Nancy E. Hamilton]


                                          NANCY E. HAMILTON

                                          Vice President & Secretary

St. Louis, Missouri

April 17, 2001

                       SUMMARY TERM SHEET FOR THE MERGER

     This summary term sheet for the merger highlights selected information from this proxy statement regarding the merger and the merger agreement and may not contain all of the information that is important to you as a Ralston Purina shareholder. Accordingly, we encourage you to carefully read this entire document and the documents to which we have referred.


THE PROPOSED TRANSACTION



     THE PROPOSAL (PAGE 3). You are being asked to consider and vote upon a proposal to approve the agreement and plan of merger (which we sometimes refer to as the "merger agreement") that provides for Ralston Purina Company to be acquired by Nestle.



     WHAT YOU WILL RECEIVE (PAGE 23). Upon consummation of the merger, you will receive $33.50 in cash for each of your shares of Ralston Purina common stock, unless you properly dissent.



     THE ACQUIROR (PAGE 1). Nestle Holdings, Inc., a Delaware corporation, is a wholly owned subsidiary of Nestle S.A., which is a multinational food and beverage company headquartered in Vevey, Switzerland.



RECOMMENDATION OF THE RALSTON PURINA BOARD (PAGE 7)


     Your Board of Directors has determined by a unanimous vote that the merger is fair to and in the best interests of Ralston Purina and its shareholders and has approved and adopted the merger agreement and the merger. Your Board recommends that shareholders vote FOR approval of the merger agreement at the special meeting.


OPINION OF WASSERSTEIN PERELLA (PAGE 9 AND APPENDIX C)



     On January 15, 2001, Wasserstein Perella & Co., Inc. (which has since changed its name to Dresdner Kleinwort Wasserstein), the Ralston Purina Board's financial advisor, delivered to the Ralston Purina Board an oral opinion, which was confirmed in a written opinion dated January 15, 2001. In that connection, Wasserstein Perella opined that, as of the date of its opinion and based on and subject to the matters and various assumptions and limitations stated in that opinion, the $33.50 per share cash consideration to be received by the holders of shares of common stock of Ralston Purina pursuant to the merger agreement was fair to such holders from a financial point of view.



     Wasserstein Perella provided its advisory services and its opinion for the information and assistance of the Ralston Purina Board in connection with its consideration of the merger. Wasserstein Perella's opinion is not a recommendation as to how any Ralston Purina shareholder should vote at the special meeting, and should not be relied upon by any shareholder as a recommendation. THE FULL TEXT OF THE OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX C TO THIS PROXY STATEMENT, AND YOU ARE URGED TO, AND SHOULD, READ THE OPINION IN ITS ENTIRETY.



THE SPECIAL MEETING



     DATE, TIME AND PLACE (PAGE 3). The special meeting will be held on May 21, 2001, at 9:30 a.m., local time, at The Westin St. Louis, 811 Spruce Street, St. Louis, Missouri.



     REQUIRED VOTE (PAGE 3). Approval of the merger requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Ralston Purina common stock.



     WHO MAY VOTE (PAGE 3). You are entitled to vote at the special meeting if you owned shares of Ralston Purina common stock at the close of business on April 3, 2001, the record date for the special meeting. 309,687,263 shares of Ralston Purina common stock were outstanding and entitled to be voted as of the record date.

     HOW YOU CAN VOTE (PAGE 3).  You may vote in any of four ways:


          (1) Voting by Mail. If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided.

          (2) Voting by Telephone. You can vote your shares by telephone by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day.

          (3) Voting by Internet. You can also vote via the Internet. The web site for Internet voting is on your proxy card, and voting is also available 24 hours a day.

          (4) Voting in Person. You can also vote by appearing and voting in person at the special meeting.

     You can revoke your proxy at any time before it is voted at the special meeting by:

     - giving written notice of revocation to the Secretary;

     - submitting another proper proxy by telephone, Internet or on another written proxy; or

     - attending the special meeting and voting by paper ballot in person. If your shares are held in the name of a bank, broker, trustee or other holder of record, including the trustee or other fiduciary of an employee benefit plan, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the special meeting.


THE MERGER



     THE STRUCTURE AND EFFECTIVE TIME (PAGE 23). Upon the terms and conditions of the merger agreement, a wholly owned subsidiary of Nestle Holdings will merge with and into Ralston Purina. Ralston Purina will remain in existence as a wholly owned subsidiary of Nestle Holdings. Ralston Purina shareholders will have no equity interest in Ralston Purina or Nestle Holdings after the merger.



     MATERIAL FEDERAL INCOME TAX CONSEQUENCES (PAGE 15). The merger will be a taxable transaction to you. For United States federal income tax purposes, you will generally recognize gain or loss in the merger in an amount determined by the difference between the cash you receive and your tax basis in Ralston Purina common stock. Because determining the tax consequences of the merger can be complicated, you should consult your own tax advisor in order to understand fully how the merger will affect you.



     GOVERNMENTAL AND REGULATORY CLEARANCES (PAGE 16). Under United States federal antitrust law, the merger may not be completed until Nestle Holdings and Ralston Purina have made filings with the United States Federal Trade Commission and the United States Department of Justice and the applicable waiting periods have expired, been terminated or extended. On January 31, 2001, Nestle Holdings and Ralston Purina filed the requisite notification reports with the Federal Trade Commission and the Department of Justice. On March 2, 2001, the Federal Trade Commission issued a request for additional information and documentary material. Under the applicable provisions of the United States federal antitrust law, the merger may not be consummated until the expiration of a statutory waiting period, which expires 30 days (or if that date falls on a weekend or legal holiday, the next business day thereafter) after both Ralston Purina and Nestle Holdings substantially comply with this request.



     In connection with seeking governmental clearance, among other things, Nestle Holdings and Ralston Purina have agreed that Nestle Holdings will not be required to divest any asset or assets of Nestle Holdings, Ralston Purina or any of their respective subsidiaries or affiliates that individually or in the aggregate would be material in relation to the continuing operations of the combined U.S. pet food businesses of Ralston Purina and Nestle Holdings and their consolidated subsidiaries; provided, however, that Nestle Holdings has agreed to offer to divest, if necessary, Meow Mix.


     While no assurances can be made that the merger will receive the necessary regulatory clearances on acceptable terms at any particular time, we expect regulatory clearances will be obtained no later than the final calendar quarter of 2001.

     DISSENTERS' RIGHTS (PAGE 21 AND APPENDIX D). Under Missouri law, holders of shares of Ralston Purina common stock are entitled to dissenters' rights in connection with the merger.



     NESTLE S.A.'S GUARANTEE OF THE MERGER AGREEMENT (PAGE 37). In connection with the merger agreement, Nestle has agreed to act as the unconditional guarantor of the performance and payment by Nestle Holdings and its subsidiary under the merger agreement. However, you should understand that under the terms of its guarantee, Nestle has not waived or limited its ability to assert any claims, defenses or other rights that Nestle Holdings or its subsidiary may have under the merger agreement.



THE MERGER AGREEMENT (PAGE 23 AND APPENDIX A)



     CLOSING OF THE MERGER (PAGE 32). Before we can complete the merger, a number of conditions must be satisfied or waived by the applicable party. These include:



     - approval of the merger agreement by the requisite vote of Ralston Purina shareholders;



     - expiration or early termination of applicable time periods under United States federal antitrust laws and the receipt of European Commission approval;



     - the receipt or making of any consents, approvals, and filings under any other foreign antitrust law, the absence of which would prohibit the consummation of the merger, or would be reasonably likely to have a material adverse effect on Ralston Purina, Nestle Holdings or Nestle;



     - the absence of any legal prohibitions against the merger that would cause the consummation of the merger to be reasonably likely to have a material adverse effect on Ralston Purina, Nestle Holdings or Nestle;



     - the absence of any injunction or other legal order preventing, prohibiting or making illegal the consummation of the merger;



     - the absence of any legal restraint which would cause the consummation of the merger to result in criminal penalties against the parties to the merger agreement or their respective directors, officers or employees or subject the parties' directors, officers or employees to any personal monetary liability;



     - the absence of any pending suit, action or proceeding by any governmental entity that has a reasonable likelihood of success (1) challenging the merger; (2) seeking to prohibit or limit the ownership or operation of the business or assets of Ralston Purina, Nestle Holdings or their respective subsidiaries or affiliates, or to compel Ralston Purina, Nestle Holdings or their respective affiliates to dispose of or hold separate any portion of their business or assets; or (3) seeking to prohibit Nestle Holdings or its affiliates from effectively controlling its or Ralston Purina's business or operations, if any of the foregoing limitations or restrictions would be material in relation to the post-merger combined Ralston Purina/Nestle Holdings U.S. pet food businesses;



     - the receipt by Nestle Holdings of tax-related representation letters from Ralston Purina and certain Ralston Purina executives as well as the delivery to Nestle Holdings, at closing, of separate tax-related legal opinions by counsel to Ralston Purina and Nestle Holdings;



     - Ralston Purina's compliance with its representations and warranties under the merger agreement except as would not reasonably be expected to have a material adverse effect on Ralston Purina or Nestle;



     - Nestle Holdings' and its subsidiary's compliance with their representations and warranties under the merger agreement in all material respects;



     - each party's performance in all material respects of its obligations under the merger agreement;



     - the truth in all material respects, at the closing of the merger, of Ralston Purina's representations under the merger agreement relating to its capitalization or the Ralston Purina grantor trust (which is an irrevocable grantor trust to provide a source of funds to assist Ralston Purina in meeting its obligations under certain employee benefit plans and programs) (which we sometimes refer to as the "Grantor Trust"); and


     - since the date of the merger agreement, no occurrence of an event that has had or is reasonably expected to have a material adverse effect on Ralston Purina.


     We expect to consummate the merger as promptly as practicable after all of the conditions to the merger have been satisfied or waived.


     TERMINATION OF THE MERGER AGREEMENT (PAGE 35). The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after Ralston Purina shareholders have approved it, in any of the following cases:


          (1) by mutual written consent of the parties;


          (2) by either Ralston Purina or Nestle Holdings, if the merger is not consummated by December 31, 2001;



          (3) by either Ralston Purina or Nestle Holdings, if any governmental entity issues a final and non-appealable order, decree or ruling or takes any action permanently enjoining, restraining or otherwise prohibiting the merger;



          (4) by either Ralston Purina or Nestle Holdings, if Ralston Purina's shareholders do not approve the merger upon a vote taken at the special meeting;



          (5) by Nestle Holdings, if (A) Ralston Purina breaches in any material respect any of its representations and warranties and such breach results in a failure to meet the closing conditions and cannot be or has not been cured by the date which is 30 days prior to December 31, 2001; or (B) Ralston Purina breaches or fails to perform in any material respect any of its covenants and such breach or failure to perform results in a failure to meet the closing conditions and cannot be or has not been cured within 45 days after notice to Ralston Purina of such breach or failure;



          (6) by Ralston Purina, if (A) Nestle Holdings breaches in any material respect any of its representations and warranties and such breach results in a failure to meet the closing conditions and cannot be cured by the date which is 30 days prior to December 31, 2001; or (B) Nestle Holdings breaches or fails to perform in any material respect any of its covenants and such breach or failure to perform results in a failure to meet the closing conditions and cannot be or has not been cured within 45 days after notice to Nestle Holdings of such breach or failure;



          (7) by Nestle Holdings, if the Ralston Purina Board withdraws or adversely modifies, or publicly proposes to withdraw or adversely modify, its approval or recommendation of the merger; or if the Ralston Purina Board approves or recommends, or publicly proposes to approve or recommend, an alternative takeover proposal, subject to certain time limitations (as described in greater detail on page 28); and


          (8) by Ralston Purina if, prior to receipt of shareholder approval of the merger agreement:

             (A) the Ralston Purina Board determines that it has received a proposal (referred to as a "Superior Proposal") made by a third party to acquire 75% or more of Ralston Purina's equity securities or assets:

           - on terms which the Ralston Purina Board determines in good faith to be superior, from a financial point of view, to holders of common stock after

                (a) consultation with Ralston Purina's independent financial advisor; and


                (b) taking into account all the terms and conditions of the third party proposal and the merger agreement (including any proposal by Nestle Holdings to amend the terms of the merger and including in each case the risks and probabilities of consummation); and


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
           - that is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of the third party proposal;


             (B) Ralston Purina has notified Nestle Holdings in writing of its determination that it has received a Superior Proposal;



             (C) at least five business days after receipt by Nestle Holdings of such notice, the Ralston Purina Board again determines in good faith that the Superior Proposal remains a Superior Proposal, taking into account any revised proposals made by Nestle Holdings since its receipt of such notice;



             (D) Ralston Purina is not in breach of the merger agreement's restrictions on solicitations (as described in further detail on page
        28);



             (E) Nestle Holdings is not entitled to terminate the merger agreement for the reasons specified in paragraph (5) of "-- Termination of the Merger Agreement" above as a result of a willful breach by Ralston Purina or as a result of a non-willful breach by Ralston Purina, unless the underlying facts of such non-willful breach have been disclosed to the third party making the Superior Proposal to the same extent disclosed to Nestle Holdings;

             and


             (F) Ralston Purina pays Nestle Holdings a termination fee of $150 million.



TERMINATION FEES AND EXPENSES IF MERGER IS NOT COMPLETED (PAGE 36).



     Ralston Purina must pay Nestle Holdings a termination fee of $150 million in any of the following three cases:


          (1) Ralston Purina terminates the merger agreement for the reasons stated in paragraph (8) of "-- Termination of the Merger Agreement" above;

          (2) the Ralston Purina Board withdraws or adversely modifies, or publicly proposes to withdraw or adversely modify, its approval or recommendation of the merger or approves or recommends, or publicly proposes to approve or recommend, an alternative takeover proposal; and


             (A) either Ralston Purina or Nestle Holdings terminates the merger agreement for the reasons stated in paragraph (4) of "-- Termination of the Merger Agreement" above, or



             (B) Nestle Holdings terminates the merger agreement for the reasons stated in paragraph (7) of "-- Termination of the Merger Agreement" above and within 18 months of such termination Ralston Purina enters into a definitive agreement to consummate, or consummates, the transactions contemplated by an alternative takeover proposal (which, for purposes of this provision, is defined as an offer to acquire 40% of the common stock or assets of Ralston Purina); or


          (3) an alternative takeover proposal is made directly to the Ralston Purina shareholders generally or otherwise becomes publicly known or any person or entity publicly announces an intention to make an alternative takeover proposal; and

             (A) the merger agreement is terminated for the reasons stated in either paragraph (2) of "-- Termination of the Merger Agreement" above without a vote of the Ralston Purina shareholders, or paragraph (4) of "-- Termination of the Merger Agreement" above; and

             (B) within 18 months of such termination Ralston Purina enters into a definitive agreement to consummate, or consummates, the transactions contemplated by an alternative takeover proposal (which, for purposes of this provision, is defined as an offer to acquire 40% of the common stock or assets of Ralston Purina).


     Nestle Holdings must pay Ralston Purina a termination fee of $150 million if:


          (1) the merger agreement is terminated for the reasons stated in paragraphs (2), (3) or (6) of "-- Termination of the Merger Agreement" above (and in the case of termination under paragraph (6), as a result of a breach by Nestle Holdings of its obligation to use reasonable best efforts to consummate the merger, including among other things, its antitrust commitment); and



          (2) at the time of termination U.S. antitrust clearance has not been obtained due to a requirement by a U.S. governmental entity that there be a divestiture (other than any divestitures which include any cat food brand other than any cat food brand that Nestle Holdings shall offer to divest in light of its regulatory commitments under the merger agreement);



provided, however, that in the event the merger agreement is terminated and any U.S. government authority is not willing to accept any divestiture other than the entirety of the U.S. pet food operations of Nestle Holdings or Ralston Purina, then no fee shall be payable by Nestle Holdings.



     Ralston Purina must reimburse Nestle Holdings for its out-of-pocket expenses actually incurred in connection with the merger up to a maximum of $10 million if (i) Nestle Holdings is entitled to receive the termination fee or
(ii) Nestle Holdings terminates the merger agreement for the reasons stated in paragraph (5) of "-- Termination of the Merger Agreement" above.



     Nestle Holdings must reimburse Ralston Purina for its out-of-pocket expenses actually incurred in connection with the merger up to a maximum of $10 million if Ralston Purina terminates the merger agreement for the reasons stated in paragraph (6) of "-- Termination of the Merger Agreement" above.



INTERESTS OF RALSTON PURINA DIRECTORS AND OFFICERS IN THE MERGER (PAGE 17).


     When the Ralston Purina Board considered the merger and the merger agreement, the Ralston Purina Board was aware that certain of the officers and directors of Ralston Purina have interests and arrangements that may be different from, or in addition to, your interests as Ralston Purina shareholders. All vested and unvested Ralston Purina stock options, stock appreciation rights, restricted stock and phantom shares, including those held by directors and officers, will be canceled in exchange for value in the merger.

     Pursuant to change in control agreements previously approved by the Ralston Purina Board, certain of Ralston Purina's executives will receive lump-sum cash payments and other benefits if their employment is terminated under certain circumstances following the merger. Certain other benefits will be accelerated or paid upon the merger.

     In addition, upon the consummation of the merger, Ralston Purina is required to ensure that the value of the assets in the Grantor Trust is equivalent to 100% of the present value of the benefits payable under covered benefit plans. Ralston Purina will be further required, following the merger, to maintain the funding levels of the Grantor Trust at this level.


     Under the merger agreement, Nestle Holdings and Ralston Purina will indemnify and provide insurance for directors and officers of Ralston Purina, among others, after the merger.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
THE COMPANIES...............................................    1
  Ralston Purina Company....................................    1
  Nestle Holdings, Inc......................................    1
  Merger Subsidiary.........................................    2
THE SPECIAL MEETING.........................................    3
  General -- The Proposal...................................    3
  Record Date and Voting....................................    3
  How You Can Vote..........................................    3
  How You May Revoke or Change Your Vote....................    4
  Adjournments..............................................    5
THE MERGER..................................................    6
  Background of the Merger..................................    6
  Ralston Purina's Reasons for the Merger -- Recommendation
     of the Ralston Purina Board............................    7
  Opinion of Wasserstein Perella............................    9
  Material Federal Income Tax Consequences..................   15
  Consequences of the Merger to Ralston Purina
     Shareholders...........................................   15
  Governmental and Regulatory Clearances....................   16
  Merger Financing; Source and Amounts of Funds.............   17
  Interests of Ralston Purina Directors and Officers in the
     Merger.................................................   17
  Amendment to Ralston Purina Rights Agreement..............   21
  Dissenters' Rights........................................   21
THE MERGER AGREEMENT........................................   23
  Structure and Effective Time..............................   23
  Merger Consideration......................................   23
  Payment Procedures........................................   23
  Treatment of Ralston Purina Stock-Based Rights............   24
  Directors and Officers....................................   24
  Representations and Warranties............................   24
  Covenants; Conduct of the Business of Ralston Purina Prior
     to the Merger..........................................   25
  No Solicitation...........................................   28
  Agreement to Use Reasonable Best Efforts..................   29
  Employee Benefit Plans and the Grantor Trust..............   31
  Indemnification and Insurance.............................   32
  Ralston Purina Board Recommendation.......................   32
  Conditions to the Consummation of the Transaction.........   32
  Important Definitions.....................................   34
  Termination of the Merger Agreement.......................   35
  Termination Fees and Expenses If Merger Is Not
     Completed..............................................   36
  Post Merger Plans.........................................   36
  Nestle S.A.'s Guarantee of the Merger Agreement...........   37

                                                              PAGE
                                                              ----
STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN SHAREHOLDERS......   37
STOCK OWNERSHIP INFORMATION.................................   37
COMMON STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE
  OFFICERS..................................................   38
MARKET PRICE OF RALSTON PURINA COMMON STOCK AND DIVIDEND
  INFORMATION...............................................   39
RALSTON PURINA PROJECTIONS..................................   40
FORWARD-LOOKING STATEMENTS..................................   41
WHAT IS THE DEADLINE FOR SUBMITTING FUTURE SHAREHOLDER
  PROPOSALS?................................................   41
WHERE YOU CAN FIND MORE INFORMATION.........................   41
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............   42
APPENDICES
Appendix A -- Agreement and Plan of Merger..................  A-1
Appendix B -- Nestle S.A. Guarantee.........................  B-1
Appendix C -- Opinion of Wasserstein Perella & Co., Inc.....  C-1
Appendix D -- Chapter 351.455 of the General and Business
  Corporation Law of Missouri...............................  D-1

                                 THE COMPANIES


RALSTON PURINA COMPANY



     Ralston Purina Company (which we sometimes refer to as the "Company" or "Ralston Purina"), incorporated in Missouri in 1894, is one of the world's largest producers of dry dog and dry and soft-moist cat foods. The Company is also a major producer of other pet products, including cat box filler. The Company has a number of trademarks, such as PURINA, the CHECKERBOARD logo, DOG CHOW, CAT CHOW, MEOW MIX, PURINA O.N.E., PRO PLAN and TIDY CATS among others, which it considers of substantial importance and which it uses individually or in conjunction with other Company trademarks. As of December 31, 2000, the Company and its subsidiaries employed approximately 6,800 employees.


     The Company is presently comprised of three Business Segments -- North American Pet Foods, International Pet Foods and Golden Products.

     The North American Pet Foods (which includes Canadian operations) and International Pet Foods Segments produce and market dry dog foods, dry and soft-moist cat foods and pet treats under the PURINA name, including DOG CHOW, CAT CHOW and numerous other dog and cat food brands. The Golden Products Segment manufactures and markets cat box filler, cat box liners, dog litter and related items under the name TIDY CATS, SECONDNATURE and other brands. Operations of the Golden Products Segment are conducted primarily in the United States and Canada. Products of the North American and the Golden Products Segments are marketed primarily through direct sales forces and distributors to grocers, mass merchandisers, specialty retailers, wholesalers and other customers. Competition is intense in all of the Company's Business Segments. Competitors in all Segments include regional, national and international manufacturers whose products compete with those of the Company.

     Ralston Purina maintains its principal executive offices at Checkerboard Square, St. Louis, Missouri 63164, telephone: (314) 982-1000.

     For additional information with respect to Ralston Purina, see the documents specified under "Incorporation of Certain Documents by Reference."


NESTLE HOLDINGS, INC.



     Nestle Holdings, Inc. (which we sometimes refer to as "Nestle Holdings"), incorporated in Delaware in 1983, is a wholly owned subsidiary of Nestle S.A. Nestle Holdings is principally engaged in the business of holding Nestle S.A.'s United States food and beverage operating subsidiaries (other than Nestle S.A.'s bottled water business) which, among other things, produce and distribute food and beverage products primarily in the U.S.



     Nestle S.A. (which we sometimes refer to as "Nestle") is the parent company of Nestle Holdings and the guarantor of Nestle Holdings' obligation under the merger agreement.



     Nestle S.A., a societe anonyme organized under the laws of Switzerland and founded in 1866, is not only Switzerland's largest industrial company, but it is also the world's largest food company -- with a total workforce of approximately 231,000 people in over 80 countries. Nestle S.A. is principally a holding company which holds interests in operating companies which manufacture and sell food and beverage products throughout the world; engage in research and development activities; manufacture and sell cosmetic products; and develop, manufacture and sell pharmaceutical products.



     Ranging from pet food to pasta, chocolate, and dairy products, its largest global brands include BUITONI, FRISKIES, MAGGI, NESCAFE, NESTEA, and NESTLE. In addition to food products, Nestle owns ALCON LABORATORIES (ophthalmic drugs, contact lens solutions, and equipment for ocular surgery) and has an indirect stake in the cosmetics firm L'OREAL. Nestle S.A. is also a world leader in coffee (NESCAFE) and bottled water (PERRIER, VITTEL).

     The address of Nestle Holdings' principal business and principal office is 383 Main Avenue, 5th Floor, Norwalk, Connecticut 06851; telephone: (203) 846-8981.



MERGER SUBSIDIARY



     Newco Merger Company (which we sometimes refer to as "Merger Sub") is a Missouri corporation formed by Nestle in 2001 solely for the purpose of merging into Ralston Purina. Merger Sub is a direct wholly owned subsidiary of Nestle Holdings. The mailing address of Merger Sub's principal executive offices is c/o Nestle USA, Inc., 800 North Brand Blvd., Glendale, California 91203; telephone:
(818) 549-6000.



             [THE REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

                              THE SPECIAL MEETING


GENERAL -- THE PROPOSAL



     This proxy statement is being furnished to the Company's shareholders as part of the solicitation of proxies by the Ralston Purina Board for use at a special meeting to be held on May 21, 2001, starting at 9:30 a.m., local time, at The Westin St. Louis, 811 Spruce Street, St. Louis, Missouri. The purpose of the special meeting is for the Company's shareholders to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of January 15, 2001, among the Company, Nestle Holdings and Merger Sub, which provides for the merger of Merger Sub with and into the Company. A copy of the merger agreement is attached to this proxy statement as Appendix A. This proxy statement and the enclosed form of proxy are first being mailed to the Company's shareholders on or about Wednesday, April 18, 2001.



RECORD DATE AND VOTING



     The holders of record of common stock as of the close of business on the record date, which was April 3, 2001, are entitled to receive notice of, and to vote at, the special meeting. On the record date, there were 309,687,263 shares of common stock outstanding, with each share entitled to one vote.



     The holders of a majority of the outstanding shares of common stock, on April 3, 2001, represented in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Any shares of common stock held in treasury by the Company or by any of its subsidiaries are not considered to be outstanding for purposes of determining a quorum. Abstentions and properly executed broker non-votes will be counted as shares present and entitled to vote for the purposes of determining a quorum. "Broker non-votes" result when, under the rules of the New York Stock Exchange, brokers are precluded from exercising their voting discretion with respect to the approval of non-routine matters such as the merger proposal, and, thus, absent specific instructions from the beneficial owner of those shares, brokers are not empowered to vote the shares with respect to the approval of those proposals.



     The approval and adoption of the merger agreement requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Ralston Purina common stock outstanding on April 3, 2001. Shares which are present but not voted, either by abstention or non-vote (including broker non-vote) will be counted for purposes of establishing a quorum but will not be counted to determine whether the merger agreement is approved.


     Furthermore, you should note that, under Missouri law, holders of shares of Ralston Purina common stock are entitled to dissenters' rights in connection with the merger. See "The Merger -- Dissenters' Rights" for information on the requirements of Missouri law for a proper dissent.


HOW YOU CAN VOTE



     Each share of common stock outstanding on April 3, 2001 is entitled to vote at the special meeting. Approval of the merger requires the affirmative vote of at least two-thirds of the outstanding shares of common stock. Because the vote is based on the number of shares outstanding rather than on the number of votes cast, failure to vote your shares is effectively a vote against approval of the merger agreement. You may vote your shares in any of four ways:


     - Voting by Mail. If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided.

     - Voting by Telephone. You can vote your shares by telephone proxy by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day.

     - Voting by Internet. You can also vote your proxy via the Internet. The web site for Internet voting is on your proxy card, and voting is also available 24 hours a day.

     - Voting in Person. You can also vote by appearing and voting in person at the special meeting.



     If you vote by telephone or via the Internet you should not return your proxy card. Instructions on how to vote by telephone or via the Internet are located on the proxy card enclosed with this proxy statement.



     As of the record date, the directors and executive officers of Ralston Purina owned, in the aggregate, 10,111,271 outstanding shares of Ralston Purina common stock, or collectively approximately 3.26% of the outstanding shares of Ralston Purina common stock. Please note, the foregoing ownership information excludes shares of Ralston Purina common stock formerly held by Donald Danforth, Jr., who served as a Ralston Purina director until his death on March 29, 2001.



     VOTING BY PARTICIPANTS IN THE COMPANY'S SAVINGS INVESTMENT PLAN, DIVIDEND REINVESTMENT PLAN AND STOCK PURCHASE PLAN



     If you participate in the Company's Savings Investment Plan and had an account in the Ralston Purina Common Stock Fund on April 3, 2001, your proxy will serve as voting instructions to the trustee, Vanguard Fiduciary Trust Company, an affiliate of the Vanguard Group of Investment Companies, for the shares of Ralston Purina common stock credited to your account on that date. The terms of the plan provide that, if you fail to direct the vote of the trustee with respect to the shares of Ralston Purina common stock held in the plan, your shares will be voted in the same proportion as those shares for which the trustee received timely participant instructions. Please note that if the merger is consummated, any cash received in connection with your account in the Ralston Purina Common Stock Fund shall be invested in the Vanguard Federal Money Market Fund. You may then instruct Vanguard Fiduciary Trust Company at any time to exchange those proceeds into any other available investment option under the plan. You should also note that the option to invoke dissenters' rights (which are described on page 21) shall be passed through to plan participants and shall be exercised through written notice directed to Vanguard Fiduciary Trust Company. Vanguard Fiduciary Trust Company shall take the necessary steps to exercise dissenters' rights on behalf of plan participants to the extent required. You should contact Vanguard Fiduciary Trust Company at 1-800-523-1188 for information and procedures to be followed.



     Your instructions to Vanguard Fiduciary Trust Company will be confidentially tabulated and will not be divulged to anyone at Nestle or Ralston Purina.



     If you participate in the Company's Dividend Reinvestment Plan, your proxy will include all shares of common stock held for your account under that plan as of the record date, other than fractional shares.



     If you participate in the Company's Stock Purchase Plan, your proxy will include all shares of common stock held for your account under that plan and will serve as voting instructions to Clarica Life Insurance Company (formerly known as the Royal Trust Company) which, by delegation from the plan administrator, Ralston Purina Canada Inc., votes the shares of common stock credited to your account as of the record date. If Clarica Life Insurance Company does not receive directions with respect to shares credited to your account, it will not vote those shares. You should also note that the option to invoke dissenters' rights (which are described on page 21) shall be passed through plan participants and shall be exercised through written notice directed to Clarica Life Insurance Company. Clarica Life Insurance Company shall take the necessary steps to exercise dissenters' rights on behalf of plan participants to the extent required. You should contact Clarica Life Insurance Company at 1-800-859-0444 for information and procedures to be followed.



HOW YOU MAY REVOKE OR CHANGE YOUR VOTE


     If you vote your shares of Ralston Purina common stock by submitting a proxy, your shares will be voted at the special meeting as you indicated on your proxy card, telephone proxy or Internet proxy. If no instructions are indicated on your signed proxy card, all of your shares of Ralston Purina common stock will be voted FOR the approval of the merger agreement.

     You can revoke your proxy at any time before it is voted at the special meeting by:

     - giving written notice of revocation to the Secretary of Ralston Purina;

     - submitting another proper proxy by telephone, Internet or on another written proxy; or


     - attending the annual meeting and voting by paper ballot in person. If your shares are held in the name of a bank, broker, trustee or other holder of record, including the trustee or other fiduciary of an employee benefit plan, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the special meeting.



     Ralston Purina will pay the costs of soliciting proxies for the special meeting. Officers, directors and employees of Ralston Purina may solicit proxies by telephone, mail, the Internet or in person. However, they will not be paid for soliciting proxies. Ralston Purina also will request that individuals and entities holding shares in their names, or in the names of their nominees, that are beneficially owned by others, send proxy materials to and obtain proxies from those beneficial owners, and will reimburse those holders for their reasonable expenses in performing those services. Georgeson & Company, Inc. has been retained by Ralston Purina to assist it in the solicitation of proxies, using the means referred to above, and will receive fees of up to $15,000, plus reimbursement of out-of-pocket expenses.



ADJOURNMENTS



     Although it is not expected, the special meeting may be adjourned for, among other reasons, the purpose of soliciting additional proxies to a date not later than 90 days after the date of the special meeting. You should note that the meeting could be successively adjourned to a specified date not longer than 90 days after such adjournment. If the special meeting is adjourned for the purpose of soliciting additional proxies, Ralston Purina shareholders who have already sent in their proxies will be allowed to revoke them at any time prior to their use.

                                   THE MERGER


BACKGROUND OF THE MERGER


     Ralston Purina is one of the largest pet product producers in North America, and one of the largest in the world based on net sales of approximately $2.76 billion in fiscal year 2000. Since 1996, Ralston Purina has grown pet-related sales at a compound annual rate of approximately 7%, primarily through internal investment and selective acquisitions that have bolstered Ralston Purina's core product lines. In addition, Ralston Purina's Board has taken steps to become more "petcentric" or, in other words, to focus Ralston Purina on its core pet-related businesses.


     Ralston Purina first learned of Nestle's interest in a possible transaction on November 9, 2000, when a representative of Nestle advised Mr. William Stiritz, the Chairman of Ralston Purina, that Nestle would like to discuss a proposal for a potential acquisition by Nestle through its U.S. subsidiary, Nestle Holdings. Mr. Stiritz informed the Ralston Purina Board of this expression of interest at its regular November 16, 2000 meeting.



     On November 29, 2000, Mr. Peter Brabeck-Letmathe, Chief Executive Officer of Nestle, met with Mr. Stiritz to express an interest in exploring the acquisition of Ralston Purina by Nestle at a purchase price in the range of $30 to $32 per share of Ralston Purina common stock. Mr. Brabeck-Letmathe stated that it would be Nestle's intent that, as part of any such transaction, Nestle would move the headquarters of its North American pet products operations to St. Louis and combine them with those of Ralston Purina under the leadership of Mr. Patrick McGinnis, Ralston Purina's Chief Executive Officer. Mr. Brabeck-Letmathe indicated that Nestle was strongly opposed to the need to participate in a competitive bidding process. Mr. Stiritz said that he would consider Mr. Brabeck-Letmathe's interest.



     In the week following the November 29, 2000 meeting, Ralston Purina's financial advisors spoke with Nestle's financial advisors. Ralston Purina's financial advisors informed Nestle's financial advisors that, in their view, the price range expressed by Mr. Brabeck-Letmathe was too low under the circumstances and that Ralston Purina would not be willing to explore a potential transaction in that range. Nestle's financial advisors informed Ralston Purina's financial advisors that Nestle would be willing to consider an increase in the price offered if Nestle could receive certain non-public information and better understand the Company's performance and prospects.



     On December 15, 2000, Ralston Purina and Nestle entered into a customary confidentiality agreement. Thereafter, Ralston Purina management met with representatives of Nestle to provide additional information about the Company and to discuss certain aspects of a potential transaction.



     On December 21, 2000, Mr. Brabeck-Letmathe informed Mr. Stiritz that Nestle had been pleased with what it had learned about Ralston Purina to date and was interested in a potential transaction. At that meeting, Nestle indicated that it was prepared to extend an offer of $32 in cash per share of Ralston Purina common stock. After further discussion, at the conclusion of the meeting, Mr. Brabeck-Letmathe stated that Nestle was willing to make a final offer of $33.50 in cash per share of Ralston Purina common stock and had preliminary discussions with respect to certain other terms of the agreement.



     At a special meeting of the Board of Directors on December 22, 2000, Mr. Stiritz advised the Ralston Purina Board with respect to the history of Nestle's approach and subsequent negotiations and Nestle's December 21 offer. Mr. Stiritz then introduced representatives of Wasserstein Perella, who reviewed with the Ralston Purina Board the Company's current business environment and aspects of Nestle's proposed transaction including, among other things, a discussion of management's three-year plan, a general, brief discussion of potential alternative acquirors (without having solicited any of such parties for an alternative proposal), a preliminary review of financial aspects of Ralston Purina and the proposed transaction and a discussion of certain structural aspects of the transaction. Ralston Purina's management discussed the Company's market environment, including the potential impact on the Company from new entrants into the petcare business and the possibility of international expansion of certain competitors. The Ralston Purina

Board authorized management to continue discussions with Nestle to explore details further and proceed with remaining due diligence.



     Subsequent to the December 22, 2000 Board of Directors meeting, Nestle was contacted and informed that Ralston Purina's Board had authorized management to proceed consistent with the Ralston Purina Board's authorization. Nestle provided to Ralston Purina a draft form of merger agreement. Concurrently, representatives of Nestle conducted confirmatory due diligence with representatives of Ralston Purina, including with respect to certain business and financial information.



     Confirmatory due diligence and negotiations concerning the terms of the draft merger agreement proceeded through the end of December 2000 until January 15, 2001 among Nestle, Ralston Purina and their respective legal and financial advisors. Ralston Purina did not solicit any alternative proposal to Nestle's proposal in light of, among other things, the attractiveness of Nestle's proposal, Nestle's statements that Nestle was strongly opposed to the need to participate in a competitive bidding process and the fact that, under the circumstances and conditions described more fully under "The Merger
Agreement -- No Solicitation," "-- Termination of the Merger Agreement," and "-- Termination Fee and Expenses if Merger Is Not Completed," Ralston Purina could furnish information to and conduct negotiations with a third party, in connection with an unsolicited Superior Proposal.



     On January 15, 2001, the Board of Directors was convened for a special meeting. Mr. Stiritz reviewed for the Ralston Purina Board developments with respect to the proposed Nestle transaction since December 22, 2000. Representatives of Wasserstein Perella then reviewed financial aspects of the proposed transaction (including financial aspects of management's three-year plan and, a general, brief discussion of potential alternative acquirors (without having solicited any such parties for an alternative proposal)) with the Ralston Purina Board and rendered its oral opinion, confirmed by a subsequent written opinion dated January 15, 2001, that, as of the date of the opinion and based upon and subject to the matters and various assumptions and limitations stated in the opinion, the $33.50 cash per share consideration to be received by holders of Ralston Purina common stock pursuant to the merger agreement was fair from a financial point of view to such holders. Legal counsel summarized the proposed agreements with Nestle and reviewed legal aspects of the proposed transaction. The Ralston Purina Board was also reminded of the matters related to the transaction in which certain Directors and Company management had an interest which could be perceived as different from, or in addition to, the interests of Company shareholders in general. See "-- Interests of Ralston Purina Directors and Officers in the Merger."



     After extensive discussion and deliberation, the Ralston Purina Board voted unanimously to approve the merger, the merger agreement and all related matters (including, among other things, employee benefit and compensation related matters) and to recommend to Ralston Purina shareholders that they vote to approve and adopt the merger and the merger agreement. As of January 13, 2001, the Nestle Holdings Board also approved the merger and the merger agreement.



     On January 16, 2001, Nestle and Ralston Purina issued a joint press release announcing the execution of the merger agreement.



RALSTON PURINA'S REASONS FOR THE MERGER -- RECOMMENDATION OF THE RALSTON PURINA BOARD



     At a special Board of Directors meeting on January 15, 2001, the Ralston Purina Board unanimously determined that the merger was fair to and in the best interests of Ralston Purina and its shareholders and unanimously approved and adopted the merger agreement and the transactions contemplated by that agreement. ACCORDINGLY, THE RALSTON PURINA BOARD RECOMMENDS THAT RALSTON PURINA SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AT THE SPECIAL MEETING.

     In reaching its decision to approve and adopt the merger agreement and the transactions contemplated by that agreement, and to recommend that Ralston Purina shareholders vote to approve the merger agreement, the Ralston Purina Board considered the following material factors:

     - the Ralston Purina Board's familiarity with, and presentations by the Company's management and its financial advisors regarding, the business, operations, properties and assets, financial condition, competitive position, business strategy and prospects of the Company (as well as the risks involved in achieving those prospects), and the current environment for the pet products industries in which Ralston Purina competes, and current industry, economic and market conditions, both on a historical and on a prospective basis;

     - the fact that the $33.50 per share price represented an approximate 36% premium over the closing price of Ralston Purina common stock on the last trading day prior to the January 15, 2001 Board of Directors meeting;

     - the current, historical and estimated future (as implied by management's three-year plan) market prices of Ralston Purina common stock relative to those of other industry participants and general market and sector indices;

     - the fact that the merger consideration is all cash, which provides relative certainty of value to Ralston Purina shareholders;

     - the extensive negotiations and commitments, including with respect to regulatory matters;

     - the presentations by Wasserstein Perella on December 22, 2000 and January 15, 2001 and its oral opinion of January 15, 2001, which was confirmed in a written opinion dated January 15, 2001, that, as of the date of such opinion, and based on and subject to the matters, assumptions and limitations set forth in that opinion, the $33.50 per share cash consideration to be received by holders of Ralston Purina common stock pursuant to the merger agreement was fair from a financial point of view to such holders (see "-- Opinion of Wasserstein Perella");


     - (although Ralston Purina did not solicit any alternative proposal to Nestle's proposal) the fact that the terms of the merger agreement provide that, under certain circumstances, and subject to certain conditions more fully described under "The Merger Agreement -- No Solicitation," "-- Termination of the Merger Agreement," and
       "-- Termination Fee and Expenses if Merger Is Not Completed," Ralston Purina can furnish information to and conduct negotiations with a third party in connection with an unsolicited potential superior proposal for a business combination or acquisition of Ralston Purina and can terminate the merger agreement for a superior proposal prior to shareholder approval of the merger agreement (see "The Merger Agreement");


     - the fact that, under the terms of the merger agreement, the completion of the merger is not conditioned on obtaining financing; and


     - Nestle Holdings' plan to cause the surviving corporation after the merger to (1) continue, for at least two years, Ralston Purina's charitable contributions and activities that are, in the aggregate, consistent with the level and general nature previously conducted; (2) combine Nestle Holdings' North American pet products operations with Ralston Purina's operations; (3) headquarter the combined operations in the St. Louis metropolitan area for at least two years; and (4) name W. Patrick McGinnis President and Chief Executive Officer of the combined business, subject to reaching an agreement with Mr. McGinnis to serve in such capacity on reasonably acceptable terms.


     The Ralston Purina Board also considered potential facts and risks relating to the merger, including the following material facts and risks:

     - the fact that gains arising from an all-cash transaction would be taxable to Ralston Purina shareholders for United States federal income tax purposes;

     - the possibility that, notwithstanding the provisions of the merger agreement, allowing Ralston Purina, under certain circumstances, to furnish information to and conduct negotiations with a third party and terminate the merger agreement, prior to shareholder approval of the merger agreement, in connection with a superior proposal for a business combination or acquisition of Ralston Purina, the termination fee payable upon such termination might discourage other parties that might otherwise have an interest in a business combination with, or an acquisition of, Ralston Purina (see "The Merger Agreement"); and


     - the possibility that, notwithstanding the provisions of the merger agreement, requiring, under some circumstances, Nestle Holdings to pay a termination fee if the merger agreement and the transactions contemplated by that agreement are terminated by Nestle Holdings due to the failure to obtain necessary clearances or approvals, the transaction may not receive the requisite regulatory clearances.



     In addition, the Ralston Purina Board was aware of the interests of executive officers and directors of Ralston Purina described under "-- Interests of Ralston Purina Directors and Officers in the Merger."


     The foregoing discussion addresses certain material information and factors considered by the Ralston Purina Board in its consideration of the merger, including factors that support the merger as well as those that may weigh against it. In view of the variety of factors and the quality and amount of information considered, the Ralston Purina Board did not find it practicable to and did not make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, the Ralston Purina Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination. The determination to approve the merger was made after consideration of all of the factors in the aggregate. In addition, individual members of the Ralston Purina Board may have given different weights to different factors.


OPINION OF WASSERSTEIN PERELLA


     The Board of Directors of Ralston Purina retained Wasserstein Perella to act as its financial advisor in connection with the proposed merger. On January 15, 2001, Wasserstein Perella delivered its oral opinion to the Ralston Purina Board, which it later confirmed in a written opinion, dated January 15, 2001, to the effect that, subject to the various assumptions and limitations set forth therein, as of the date of such opinion, the $33.50 per share cash consideration to be received by the holders of shares of Ralston Purina common stock in the merger is fair, from a financial point of view, to such holders.


     THE FULL TEXT OF THE WRITTEN OPINION OF WASSERSTEIN PERELLA, DATED JANUARY 15, 2001, WHICH SETS FORTH, AMONG OTHER THINGS, THE OPINIONS EXPRESSED, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN IN CONNECTION WITH THIS OPINION, IS ATTACHED AS APPENDIX C TO THIS PROXY STATEMENT AND IS INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. HOLDERS OF RALSTON PURINA COMMON STOCK ARE URGED TO, AND SHOULD, READ THE WASSERSTEIN PERELLA OPINION CAREFULLY AND IN ITS ENTIRETY. THE WASSERSTEIN PERELLA OPINION WAS FOR THE BENEFIT AND USE OF THE RALSTON PURINA BOARD IN ITS CONSIDERATION OF THE MERGER. THE WASSERSTEIN PERELLA OPINION ADDRESSES ONLY THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CASH CONSIDERATION TO BE RECEIVED BY THE HOLDERS OF SHARES OF COMMON STOCK OF RALSTON PURINA PURSUANT TO THE MERGER, AND WASSERSTEIN PERELLA DOES NOT EXPRESS ANY VIEWS ON ANY OTHER TERMS OF THE MERGER. THE WASSERSTEIN PERELLA OPINION DOES NOT ADDRESS RALSTON PURINA'S UNDERLYING BUSINESS DECISION TO ENGAGE IN THE MERGER. THE WASSERSTEIN PERELLA OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF SHARES OF COMMON STOCK OF RALSTON PURINA WITH RESPECT TO HOW SUCH HOLDER SHOULD VOTE WITH RESPECT TO THE MERGER, AND SHOULD NOT BE RELIED UPON BY ANY SUCH HOLDER AS SUCH A RECOMMENDATION. THE DISCUSSION OF THE WASSERSTEIN PERELLA OPINION IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE WRITTEN WASSERSTEIN PERELLA OPINION ATTACHED AS APPENDIX C.


     In arriving at its opinion, Wasserstein Perella reviewed, among other things,


     - the merger agreement and the Nestle guarantee;


     - publicly available business and financial information relating to Ralston Purina for recent years and interim periods to the date of the Wasserstein Perella opinion which Wasserstein Perella deemed to be relevant; and

     - internal financial and operating information, including financial forecasts, analyses and projections prepared by or on behalf of the Company, which was provided to Wasserstein Perella for the purposes of its analysis.

     Wasserstein Perella also met with management of Ralston Purina to review and discuss the foregoing information and, among other matters, Ralston Purina's business, operations, assets, financial condition and future prospects.

     In addition, Wasserstein Perella reviewed and considered:

     - financial and stock market data relating to Ralston Purina, and compared such data with similar data for certain other companies, the securities of which are publicly traded, which Wasserstein Perella believed to be relevant or comparable in certain respects to the Company or one or more of its businesses or assets; and

     - the financial terms of certain recent acquisitions and business combination transactions in the food and consumer products industries specifically, and in other industries generally, that Wasserstein Perella believed to be reasonably comparable to the merger or otherwise relevant to its inquiry.

     Wasserstein Perella also performed such financial studies, analyses and investigations and reviewed such other information as it considered appropriate for purposes of its opinion.

     In its review and analysis and in formulating its opinion, Wasserstein Perella assumed and relied upon the accuracy and completeness of all the historical financial and other information that was provided to or discussed with it or was publicly available, and Wasserstein Perella did not assume any responsibility for independent verification of any such information. Wasserstein Perella also assumed and relied upon the reasonableness and accuracy of the financial projections, forecasts and analyses provided to it, and it assumed that such projections, forecasts and analyses were prepared in good faith and on bases reflecting the best currently available judgments and estimates of Ralston Purina's management. Wasserstein Perella did not express any opinion with respect to such projections, forecasts and analyses or the assumptions upon which they are based. In addition, Wasserstein Perella did not review any of the books and records of Ralston Purina, or assume any responsibility for conducting a physical inspection of the properties or facilities of Ralston Purina, or for making or obtaining an independent valuation or appraisal of the assets or liabilities of Ralston Purina, and Wasserstein Perella was not provided with any such independent valuation or appraisal. Wasserstein Perella also assumed that the transactions described in the merger agreement would be consummated on the terms set forth in the merger agreement, without waiver or modification in any material respect of any of the terms or conditions therein contained.

     The Wasserstein Perella opinion is necessarily based on economic and market conditions and other circumstances as they existed and could be evaluated by Wasserstein Perella as of January 15, 2001.

     It should be noted that in the context of its engagement by Ralston Purina, Wasserstein Perella was not authorized to and did not solicit third party indications of interest in acquiring all or any part of the Company, or investigate any alternative transactions that may have been available to Ralston Purina.


     In the ordinary course of its business, Wasserstein Perella and its affiliates may actively trade the securities of Nestle and Ralston Purina for the accounts of Wasserstein Perella and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Wasserstein Perella has also acted as a financial advisor to Ralston Purina in connection with its spin-offs of Energizer Holdings, Inc., Agribrands International, Inc. and Ralcorp Holdings, Inc., and has provided other financial advisory services to Ralston Purina from time to time.


     The following is a brief summary of the material analyses performed and factors considered by Wasserstein Perella in connection with rendering its oral opinion to the Ralston Purina Board on January 15, 2001 and its written opinion attached to this proxy statement as Appendix C. The summary set forth below does not purport to be a complete description of Wasserstein Perella's analyses.

  Historical Stock Trading Analysis

     Wasserstein Perella reviewed the historical trading prices for shares of Ralston Purina common stock since its spin-off of Energizer Holdings, Inc. in April 2000 through January 12, 2001 (the last New York Stock Exchange trading day prior to the announcement of the merger), and compared them with the $33.50 per share to be paid pursuant to the merger agreement on the dates and in the time periods referenced in the table below:

                 RALSTON PURINA SHARE PRICE PREMIUM COMPARISON


                                                                                                    % PREMIUM
                                 PREMIUM REPRESENTED BY        % PREMIUM REPRESENTED BY          REPRESENTED BY
                                OFFER PRICE OVER CLOSING       OFFER PRICE OVER AVERAGE       MERGER CONSIDERATION
                                       PRICE ON:                  CLOSING PRICE FROM:                 OVER:
                               --------------------------   -------------------------------   ---------------------
                       OFFER   1/12/01   1/5/01  12/12/00   10/13/00   7/13/00     4/4/00     POST-SPIN   POST-SPIN
                       PRICE    1 DAY    1 WEEK  1 MONTH    3 MONTHS   6 MONTHS   POST-SPIN     HIGH         LOW
                       ------  -------   ------  --------   --------   --------   ---------   ---------   ---------
Price................  $33.50  $24.63    $24.13   $25.06     $25.50     $23.76     $22.07      $27.88      $16.75
Premium..............   --      36.0%     38.9%    33.7%      31.4%      41.0%      51.8%       20.2%      100.0%


     The table referenced above shows that the $33.50 per share cash consideration to be received by the holders of shares of Ralston Purina common stock pursuant to the merger represents a 36% premium over the common stock's closing price on January 12, 2001. In addition, at its meeting with the Ralston Purina Board, Wasserstein Perella noted that the $33.50 per share offered pursuant to the merger agreement represented an implied equity value of approximately $10.1 billion and an implied enterprise value of approximately $10.6 billion.

  Hypothetical Future Stock Prices

     As part of its presentation to the Ralston Purina Board, for illustrative purposes, Wasserstein Perella prepared a chart of hypothetical future stock prices for Ralston Purina common stock by multiplying estimated earnings per share (or "EPS") for fiscal years 2001 through 2003 by the current stock price to fiscal year 2000 EPS multiple as of January 12, 2001, as well as multiples 2 and 4 points above and below this multiple. This chart showed that, based only on this methodology and assuming no multiple expansion or contraction, Ralston Purina hypothetically would have a stock price of $36 per share at the end of fiscal year 2003.

  Discounted Cash Flow Analysis

     Wasserstein Perella performed a discounted cash flow analysis of Ralston Purina. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of a corporate entity by calculating the estimated future unlevered free cash flows of such corporate entity and discounting such aggregate results back to a present value. Wasserstein Perella's discounted cash flow analysis was based on financial forecasts provided to Wasserstein Perella by Ralston Purina management. Assuming a range of discount rates of 9% to 11%, and trailing 12-months earnings before interest, tax, depreciation and amortization ("EBITDA") exit multiples of 14.0x to 16.0x, a discounted cash flow analysis suggested a $31 to $36 per share reference range.

     In addition to the discounted cash flow analysis described above, Wasserstein Perella performed an alternative discounted cash flow analysis using certain more conservative estimates. The discount rates and trailing EBITDA exit multiples used in this alternative analysis were the same as those used in the analysis described above. This alternative analysis suggested a $27 to $32 per share reference range.

  Comparable Company Analysis

     Wasserstein Perella reviewed and compared financial information and forecasts relating to Ralston Purina to corresponding, publicly-available financial information and forecasts, including ratios and public market multiples for selected publicly traded companies in the food and consumer products industries. The selected branded food industry companies were: PepsiCo, General Mills, Sara Lee, ConAgra, H.J. Heinz, Kellogg,

Campbell Soup, Wrigley, Hershey Foods, Unilever, Danone, Cadbury Schweppes and Nestle; and the selected consumer products industry companies were: Procter & Gamble, Gillette, Kimberly-Clark, Colgate-Palmolive, Avon Products, Estee Lauder, Clorox, Unilever, L'Oreal, Kao Corporation and Reckitt Benckiser. These companies were chosen because they are publicly traded companies with operations that for purposes of this analysis may be considered reasonably similar to the operations of Ralston Purina.


     For each of the comparable companies, Wasserstein Perella calculated, among other things, the following public market multiples:

     - enterprise value (defined as market capitalization plus total debt plus minority interests minus cash, cash equivalents and investments) as a multiple of (i) net sales, (ii) EBITDA, and (iii) earnings before interest and taxes ("EBIT"); and

     - price as a multiple of (i) EPS and (ii) cash earnings per share ("Cash EPS").

     The following tables set forth some information concerning the mean and median multiples for the selected comparable companies:

         BRANDED FOOD COMPANIES -- LAST TWELVE MONTHS TRADING MULTIPLES


                                                                                           PRICE
                                               ENTERPRISE VALUE AS A MULTIPLE OF:    AS A MULTIPLE OF:
                                               ----------------------------------    -----------------
                                                NET SALES      EBITDA      EBIT       EPS     CASH EPS
                                               -----------    --------    -------    -----    --------
Mean.........................................      2.1x         11.4x      15.0x     23.9x     20.8x
Median.......................................      2.0x         10.5x      13.6x     24.0x     19.6x
Mean -- U.S. only............................      2.3x         11.8x      15.0x     23.5x     20.9x
Mean -- Europe only..........................      1.7x         10.5x      15.0x     24.6x     20.7x


          BRANDED FOOD COMPANIES -- NEXT FISCAL YEAR TRADING MULTIPLES


                                                                                           PRICE
                                               ENTERPRISE VALUE AS A MULTIPLE OF:    AS A MULTIPLE OF:
                                               ----------------------------------    -----------------
                                                NET SALES      EBITDA      EBIT       EPS     CASH EPS
                                               -----------    --------    -------    -----    --------
Mean.........................................      2.0x         10.8x      13.8x     20.2x     17.9x
Median.......................................      2.0x          9.8x      13.1x     20.2x     18.5x
Mean -- U.S. only............................      2.2x         11.3x      14.1x     20.3x     18.3x
Mean -- Europe only..........................      1.7x          9.5x      13.0x     19.9x     17.0x


      CONSUMER PRODUCTS COMPANIES -- LAST TWELVE MONTHS TRADING MULTIPLES


                                                                                           PRICE
                                               ENTERPRISE VALUE AS A MULTIPLE OF:    AS A MULTIPLE OF:
                                               ----------------------------------    -----------------
                                                NET SALES      EBITDA      EBIT       EPS     CASH EPS
                                               -----------    --------    -------    -----    --------
Mean.........................................      2.8x         14.7x      18.9x     29.5x     27.7x
Median.......................................      2.4x         12.3x      15.8x     24.1x     24.1x
Mean -- U.S. only............................      2.9x         13.8x      16.9x     26.4x     24.6x
Mean -- Europe only..........................      2.7x         16.4x      22.3x     34.9x     33.0x

       CONSUMER PRODUCTS COMPANIES -- NEXT FISCAL YEAR TRADING MULTIPLES


                                                                                           PRICE
                                               ENTERPRISE VALUE AS A MULTIPLE OF:    AS A MULTIPLE OF:
                                               ----------------------------------    -----------------
                                                NET SALES      EBITDA      EBIT       EPS     CASH EPS
                                               -----------    --------    -------    -----    --------
Mean.........................................      2.7x         13.9x      17.6x     26.6x     25.1x
Median.......................................      2.3x         12.1x      15.1x     22.4x     21.7x
Mean -- U.S. only............................      2.8x         12.7x      15.7x     23.9x     22.4x
Mean -- Europe only..........................      2.6x         15.8x      20.9x     31.3x     29.7x


     Wasserstein Perella estimated a reference range of $25 to $33 per share of Ralston Purina common stock based on the comparable company analysis.

  Comparable Transaction Analysis

     Wasserstein Perella reviewed the financial terms, to the extent publicly available, of 28 business combination transactions in both the branded food and consumer products industries, which it deemed relevant for the comparable transaction analysis. Using publicly available information, Wasserstein Perella calculated, among other things, the adjusted purchase price as a multiple of the acquired company's net sales, EBITDA and EBIT for each of the selected transactions.

     The following tables set forth some information concerning the mean and median multiples for the selected business combination transactions:

                           BRANDED FOOD TRANSACTIONS


                                                                   ADJUSTED PURCHASE
                                                                PRICE AS A MULTIPLE OF:
                                                              ----------------------------
                                                              NET SALES    EBITDA    EBIT
                                                              ---------    ------    -----
Mean........................................................    2.3x       13.2x     17.1x
Median......................................................    2.0x       13.1x     18.0x


                         CONSUMER PRODUCTS TRANSACTIONS


                                                                   ADJUSTED PURCHASE
                                                                PRICE AS A MULTIPLE OF:
                                                              ----------------------------
                                                              NET SALES    EBITDA    EBIT
                                                              ---------    ------    -----
Mean........................................................    2.5x       15.0x     20.6x
Median......................................................    2.5x       14.8x     18.9x


     Wasserstein Perella estimated a reference range of $27 to $35 per share of Ralston Purina common stock based on the comparable transaction analysis.

     No company used in the analysis of selected publicly traded companies above nor any transaction used in the analysis of selected business combinations summarized above is identical to Ralston Purina or the merger. In addition, Wasserstein Perella believes that both the analysis of other publicly traded companies and the analysis of other business combination transactions are not simply mathematical. Rather, such analyses must take into account differences in the financial and operating characteristics of these companies and other factors, such as general economic conditions, and markets in which such companies compete and strategic and operating plans for such companies, that could affect the public trading value and acquisition value of these companies.

  Premiums Paid Analysis

     Wasserstein Perella reviewed 86 change of control transactions, occurring in 1999 and 2000, involving cash acquisitions with a transaction value in excess of $1 billion, which it deemed relevant for the premiums paid analysis. Using publicly available data, Wasserstein Perella calculated the following premium percentages paid in such transactions:

               % STOCK PREMIUM BEFORE TRANSACTION ANNOUNCEMENT DATE


                                                     1 DAY BEFORE    1 WEEK BEFORE    1 MONTH BEFORE
                                                     ------------    -------------    --------------
Mean...............................................      34.7%           42.1%             49.0%
Median.............................................      28.4%           38.2%             46.1%


     Wasserstein Perella estimated a reference range of $30 to $34 per share of Ralston Purina common stock based on the premiums paid analysis.

  Wasserstein Perella's Analyses

     While the foregoing summary describes the analyses and factors that Wasserstein Perella deemed material in its presentation to the Ralston Purina Board, it is not a comprehensive description of all analyses and factors considered by Wasserstein Perella or its presentation to the Ralston Purina Board. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to particular circumstances and, therefore, such an opinion is not readily susceptible to partial analyses or summary description. Wasserstein Perella believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all factors and analyses, would create an incomplete view of the evaluation process underlying the Wasserstein Perella opinion. In arriving at its opinion, Wasserstein Perella considered the results of all of the analyses as a whole.


     The analyses were prepared solely for purposes of Wasserstein Perella's providing its opinion to the Ralston Purina Board as to fairness from a financial point of view of the merger consideration and do not purport to be appraisals or to necessarily reflect the prices at which businesses or securities actually may be sold. In performing its analyses, Wasserstein Perella made numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business, regulatory and economic conditions and other matters, many of which are beyond the control of Ralston Purina. Analyses based on forecasts and estimates of future results are not necessarily indicative of actual values or future results, which may be more or less favorable than those suggested by such analyses. Because such assumptions, forecasts and estimates are inherently subject to uncertainty, Wasserstein Perella does not assume any responsibility for their accuracy.


     Wasserstein Perella did not attribute any particular weight to any analysis or factor considered by it, nor, except as set forth above, did it derive any value from, or draw any conclusion with respect to fairness based on any particular analysis. Rather, Wasserstein Perella made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.

     Wasserstein Perella concluded that, in its judgment, including the full range of its analyses described above, the $33.50 per share cash consideration to be received by the holders of shares of Ralston Purina common stock pursuant to the merger is fair, from a financial point of view, to such holders. As discussed above, Wasserstein Perella's opinion to Ralston Purina's Board was one of a number of factors taken into account by the Ralston Purina Board in making its determination to approve the merger.

     Wasserstein Perella is an investment banking firm engaged in, among other things, the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Ralston Purina Board selected Wasserstein Perella as its financial advisor because Wasserstein Perella is an internationally recognized investment banking firm, and members of Wasserstein Perella have substantial experience in transactions such as the merger and in the valuation of companies.

     It should also be noted that in acting as a financial advisor to Ralston Purina in connection with the proposed transaction, Wasserstein Perella will receive a fee for its services, including rendering its opinion, a significant portion of which is contingent upon the consummation of the proposed transaction. Ralston Purina agreed to pay Wasserstein Perella a transaction fee of $21 million payable as follows: (i) $2 million which was payable upon the signing of a definitive agreement relating to the merger, (ii) $5 million contingent and payable upon a shareholder vote approving the merger and (iii) $14 million contingent and payable upon the consummation of the merger. In addition, Ralston Purina agreed to reimburse Wasserstein Perella for its reasonable out-of-pocket expenses related to its engagement, including the reasonable fees and expenses of counsel. Ralston Purina also has agreed to indemnify Wasserstein Perella and specified related persons against specific liabilities relating to or arising out of its engagement, including specific liabilities under the federal securities laws.


MATERIAL FEDERAL INCOME TAX CONSEQUENCES


  General

     The following is a summary of the material United States federal income tax consequences of the merger to Ralston Purina shareholders. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, applicable current and proposed United States Treasury Regulations, judicial authority, and administrative rulings and practice. Legislative, judicial or administrative rules and interpretations are subject to change, possibly on a retroactive basis, at any time, and, therefore, the following statements and conclusions could be altered or modified. It is assumed that the shares of Ralston Purina common stock are held as capital assets by a United States person (i.e., a citizen or resident of the United States or a domestic corporation). This discussion does not address all aspects of United States federal income taxation that may be relevant to a particular Ralston Purina shareholder in light of that Ralston Purina shareholder's personal investment circumstances, or those Ralston Purina shareholders subject to special treatment under the United States federal income tax laws (for example, life insurance companies, tax-exempt organizations, financial institutions, United States expatriates, foreign corporations and nonresident alien individuals). In addition, this discussion does not address the aspects of United States federal income taxation that may be relevant to Ralston Purina shareholders who hold shares of Ralston Purina common stock as part of a hedging, "straddle," conversion or other integrated transaction, or Ralston Purina shareholders who acquired their shares of Ralston Purina common stock through the exercise of directors or employee stock options or other compensation arrangements. In addition, the discussion does not address any aspect of foreign, state or local taxation or estate and gift taxation that may be applicable to a Ralston Purina shareholder.


CONSEQUENCES OF THE MERGER TO RALSTON PURINA SHAREHOLDERS


     The receipt of the merger consideration in the merger will be a taxable transaction for United States federal income tax purposes (and also may be a taxable transaction under applicable state, local and other income tax laws). In general, for United States federal income tax purposes, a holder of Ralston Purina common stock will recognize gain or loss equal to the difference between such shareholder's adjusted tax basis in Ralston Purina common stock converted in the merger, and the amount of cash received. Gain or loss will be calculated separately for each block of shares converted in the merger (i.e., shares acquired at the same cost in a single transaction). The gain or loss will generally be capital gain or loss, and will be long-term gain or loss if, at the effective time of the merger, the shares of Ralston Purina converted were held for more than one year. In the case of shareholders who are individuals, long-term capital gain is currently eligible for reduced rates of federal income tax. There are limitations on the deductibility of capital losses.

  Backup Tax Withholding


     Under the United States federal income tax backup withholding rules, unless an exemption applies, Nestle Holdings is required to and will withhold 31% of all payments to which a Ralston Purina shareholder or other payee is entitled in the merger, unless the Ralston Purina shareholder or other payee provides its taxpayer identification number ("TIN") (social security number, in the case of an individual, or employer identification number, in the case of other shareholders), and certifies under penalties of perjury that the TIN provided is correct (or that such shareholder or other payee is awaiting a TIN) and that shareholder is not subject to backup withholding. Each Ralston Purina shareholder and, if applicable, each other payee, should complete and sign the substitute Form W-9 that will be part of the letter of transmittal to be returned to the exchange agent (or other agent) in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is otherwise proved in a manner satisfactory to the exchange agent (or other agent). The exemptions provide that certain Ralston Purina shareholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding requirements. In order for a foreign individual to qualify as an exempt recipient, however, he or she must submit a signed statement (such as a Certificate of Foreign Status on Form W-8) attesting to his or her exempt status. Any amounts withheld will be allowed as a credit against the holder's United States federal income tax liability for that year. If withholding results in an overpayment of taxes, a refund may be obtained by filing a tax return with the Internal Revenue Service.


     RALSTON PURINA SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE UNITED STATES FEDERAL, STATE AND LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER TO THEM IN VIEW OF THEIR OWN PARTICULAR CIRCUMSTANCES.



GOVERNMENTAL AND REGULATORY CLEARANCES



     A filing with respect to transactions such as the merger must be made with the United States Department of Justice (the "DOJ") and the United States Federal Trade Commission (the "FTC"), and is reviewed under applicable antitrust laws. Under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") applicable to the merger, the merger may not be completed until applicable waiting period requirements have been satisfied. Nestle Holdings and Ralston Purina each filed notification reports with the DOJ and FTC under the HSR Act on January 31, 2001. On March 2, 2001, the FTC issued a request for additional information and documentary material. Under the HSR Act, the merger may not be consummated until the expiration of a statutory waiting period, which expires 30 days (or if that date falls on a weekend or legal holiday, the next business day thereafter) after both Ralston Purina and Nestle Holdings substantially comply with this request, unless the waiting period is terminated earlier by the FTC or extended by the parties. In practice, complying with a request for additional information or material can take a significant amount of time. The expiration or termination of the applicable waiting period under the HSR Act is a condition to the completion of the merger.



     The DOJ and the FTC frequently scrutinize the legality under the antitrust laws of transactions such as the merger. At any time before or after the merger, the DOJ or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger or seeking divestiture of assets of Nestle Holdings or Ralston Purina or their subsidiaries or their affiliates. Private parties and state attorneys general may also bring an action under the antitrust laws under certain circumstances. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, of the result.



     In addition, Ralston Purina and Nestle each conducts business in member states of the European Union. Council Regulation (EEC) 4064/89, as amended, requires notification to and approval by the European Commission of mergers or acquisitions involving parties with aggregate worldwide sales and individual European Union sales exceeding specified thresholds. Such approval by the European Commission is a condition to the completion of the merger. Ralston Purina and Nestle will also file a merger notification with the European Commission.



     Consummation of the merger will also require other regulatory clearances, consents or filings, including approvals of other foreign regulatory authorities. Under the laws of certain foreign nations, the merger may not be completed unless certain filings are made with these nations' antitrust regulatory authorities and these authorities approve or clear the merger. You should understand that the receipt of any foreign antitrust approvals, consents and filings the absence of which would prohibit the consummation of the merger, or would be reasonably likely to have a material adverse effect on Ralston Purina, Nestle Holdings or Nestle, is a condition to the completion of the merger.

     In connection with the foregoing, among other things, Nestle Holdings has agreed not to directly or indirectly extend any waiting period under the HSR Act or enter into any agreement with a governmental entity to delay or not to consummate the transactions contemplated by the merger agreement or any litigation related thereto without the prior consent of Ralston Purina. In addition, at the request of Nestle Holdings, Ralston Purina has agreed to divest, hold separate or otherwise commit to take any action that limits its freedom of action with respect to its ability to retain any of Ralston Purina's businesses, services or assets or those of any of its subsidiaries; provided, that such action may be conditioned upon the consummation of the merger and the transactions contemplated by the merger agreement.



     Furthermore, Nestle Holdings and Ralston Purina have agreed that Nestle Holdings shall not be required to divest any asset or assets of Nestle Holdings, Ralston Purina or any of their respective subsidiaries or affiliates that individually or in the aggregate would be material in relation to the continuing operations of the combined U.S. pet food businesses of Ralston Purina and Nestle Holdings and their consolidated subsidiaries; provided, however, that Nestle Holdings has agreed to offer to divest, if necessary, Meow Mix. Nestle Holdings has also agreed that its actions in seeking U.S. regulatory approval shall be reasonable and reasonably calculated to facilitate consummation of the merger by December 31, 2001.



     You should understand that the timing of FTC and other regulatory clearances will depend on a variety of factors including when Ralston Purina and Nestle substantially comply with the FTC's second request or any inquiries of other regulators, the extent of any substantive issues, if any, that regulators may raise and the timing and extent of any discussions that Nestle may undertake, or commitments, if any, that Nestle may agree to with regulators to resolve any issues raised. While no assurances can be made that the merger will receive the necessary regulatory clearances on acceptable terms at any particular time, we expect regulatory clearances will be obtained no later than the final calendar quarter of 2001. For more information regarding Ralston Purina's and Nestle Holdings' commitments in connection with governmental and regulatory clearances, see "The Merger Agreement -- Agreement to Use Reasonable Best Efforts," and "-- Conditions to the Consummation of the Transaction" below.



MERGER FINANCING; SOURCE AND AMOUNTS OF FUNDS



     The total amount of funds required by Nestle Holdings to consummate and to pay all related fees and expenses in connection with the merger is estimated to be approximately $10.8 billion. Nestle Holdings expects to obtain such funds from available cash of Nestle Holdings and its subsidiaries, third-party borrowings by Nestle Holdings and its subsidiaries, and/or loans from Nestle S.A. and its subsidiaries from their available cash or the proceeds of third-party borrowings. The exact source and terms of such financing will be determined on the basis of interest rates and debt market conditions at the time such financing is arranged.



INTERESTS OF RALSTON PURINA DIRECTORS AND OFFICERS IN THE MERGER


  General

     Some members of Ralston Purina's management and the Ralston Purina Board have certain interests in the merger that are or may be considered different from or in addition to the interests of Ralston Purina shareholders generally. These additional interests, to the extent material, are described below. The Ralston Purina Board was aware of these interests and considered them in approving and adopting the merger agreement and the merger. In addition to the following, the information relating to compensation plans and executive compensation as disclosed in Ralston Purina's Form 10-K for the fiscal year ended September 30, 2000 as well as Ralston Purina's Form of Definitive Proxy Statement dated December 11, 2000 and filed on Schedule 14A and the Quarterly Report on Form 10-Q for the period ended December 31, 2000 are hereby incorporated by reference (except as amended or superseded by the following).


  Stock-Based Rights


     All stock options and stock appreciation rights ("SARs") held by employees and directors of Ralston Purina, whether vested or not, will be canceled at the time of the merger in exchange for a cash payment equal

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


to the "spread" on the option or SAR times the number of shares subject to the option or SAR, respectively. The "spread" equals, in the case of an option, $33.50 minus the exercise price of the option and, in the case of a SAR, $33.50 minus the base amount of the SAR. In addition, all shares of restricted stock held by employees and directors of Ralston Purina will be canceled at the time of the merger in exchange for a cash payment equal to $33.50 times the number of shares plus the amount of unpaid accrued dividends and interest relating to such shares. In respect of whole and fractional phantom shares credited to accounts of employees and directors in various Ralston Purina benefits plans, each such account will be adjusted to reflect the value of $33.50.


  Management Continuity Agreements


     Ralston Purina is a party to management continuity agreements with Messrs. McGinnis, Block, Elsesser, Krum, Sackett and certain other executives. Under these agreements, the consummation of the merger will qualify as a change in control. If the executive's employment is terminated pursuant to a "qualifying termination" (as defined in each applicable agreement) within a four-year period following the merger, in the case of Mr. McGinnis, within a three-year period following the merger, in the case of Mr. Elsesser, or within a two-year period following the merger, in all other cases, the executive will be entitled to the following severance pay and benefits:


     - a cash payment equal to a multiple of one month of base salary, annual bonus and cash incentive plan awards (as described in the agreements) earned or paid prior to the termination of employment (the multiple is forty-eight in the case of Mr. McGinnis, thirty-six in the case of Mr. Elsesser, and twenty-four in the case of Messrs. Block, Krum, Sackett and all other executives);


     - continuation of life, health, accident, disability and fringe benefits no less favorable than those provided to the executive under plans in effect immediately prior to the merger for a payment period, in the case of Mr. McGinnis, of forty-eight months, in the case of Mr. Elsesser, thirty-six months, and in the case of all other executives, twenty-four months; provided, however, such health benefits will not terminate at the end of the payment period, but shall continue for the lifetime of each executive and, with respect to each executive's spouse and dependents, in accordance with the provisions of such plans in effect immediately prior to the merger regarding the extent and duration of spouse and dependent coverage in addition; and provided, further that continuation of all such life, health, accident and fringe benefits shall be offered at a cost no greater than that paid by active employees under the rate structures in effect immediately prior to the merger;


     - a lump sum payment representing the present value of the additional benefits the executive would have received under Ralston Purina's qualified and nonqualified defined benefit pension plans (excluding amounts in the PensionPlus Match Account, as defined in the qualified defined benefit plan) if the executive had remained employed for the applicable payment period;

     - pension bridging payments for executives who are between the ages of 48 and 55 at the time of their qualifying termination. Those payments will be calculated as if the executive were 55, but with years of service equal to the service credited in the Ralston Purina Retirement Plan as of the date of the qualifying termination. The bridging payments will either be paid as a lump sum calculated as of the later of the date of the qualifying termination or the executive's 50th birthday, or in monthly installments beginning as of such date that will continue until age 55; and

     - outplacement services.

     In the case of Mr. Elsesser and certain other executives, the severance pay and benefits described above may be reduced by severance pay and benefits received by the executive upon the executive's qualifying termination prior to March 31, 2003, in the case of Mr. Elsesser, and March 31, 2002, in all other cases, as provided for in separate change in control agreements between those executives and Ralston Purina, as a result of the spin-off of the Energizer business.

     In addition, if any payments received under an executive's agreement, or otherwise, are subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, each of the agreements provides for an

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

additional payment to such executive to restore such executive to the same after-tax position which the executive would have been in if the excise tax had not been imposed. In the event that the payments received do not exceed 110 percent of the greatest amount that could be paid to the executive such that the receipt of the payments would not give rise to the excise tax, then such executive will not be entitled to a gross-up payment, and instead, the payments under the agreement will be reduced to the maximum amount that the executive could be paid without being subject to the excise tax.

  Incentive Plans


     The executive officers have an opportunity to receive an intermediate-term performance-based incentive award based on performance periods of at least two years under the Ralston Purina Executive Incentive Compensation Plan, the 1998 Leveraged Incentive Plan and/or the 2000 Leveraged Incentive Plan. Awards under the 1998 and 2000 Leveraged Incentive Plans will be payable to participants, including certain executive officers, as follows: (1) awards outstanding at the consummation of the merger will be paid out on a prorated basis; (2) the base award will be based upon the greater of Ralston Purina's Total Shareholder Return or upon estimated Controllable Earnings (as defined in such plans); (3) Ralston Purina's Total Shareholder Return will be measured by the contract price agreed upon by Ralston Purina and Nestle Holdings; and (4) for awards that have not been paid prior to consummation of the merger, performance measurements will be calculated sufficiently in advance of the merger to permit the payment or deferral of such awards prior to the merger. Under the Executive Incentive Compensation Plan, intermediate incentive awards outstanding at the time of the consummation of the merger will be: (1) paid out on a prorated basis; (2) determined as if all performance goals for the applicable performance period had been achieved as of the consummation of the merger; and (3) determined as if the applicable performance period had ended on the date of the consummation of the merger. However, if the merger is consummated after the end of the 2001 fiscal year, 1998 awards subject to the Executive Incentive Compensation Plan will be payable as of September 30, 2001, in accordance with the formula set forth above with respect to awards payable under the 1998 and 2000 Leveraged Incentive Plans.


     Ralston Purina maintains a number of annual bonus plans pursuant to which participating employees are eligible for performance-based incentive bonus payments. Upon consummation of the merger, maximum financial performance goals under each relevant bonus plan or formula will be deemed to have been met, if the relevant financial performance meets or exceeds management's business plan. Each bonus-eligible employee would then be rated for performance, in accordance with the terms of the relevant bonus plan. In addition, in the case of the executive officers, the Human Resources Committee would have the discretion to adjust bonus amounts in the event that it deems that the financial performance and/or an executive officer's individual performance warrants such treatment. Pro rata bonuses will be awarded based on the criteria described above.

  Retirement Plan, Supplemental Retirement Plan, Savings Investment Plan and Executive Savings Investment Plan


     Ralston Purina's Retirement Plan, Supplemental Retirement Plan, Savings Investment Plan and Executive Savings Investment Plan provide that, upon consummation of the merger, each participant in the plans employed by Ralston Purina at the time of the consummation of the merger will be fully vested in his or her accrued benefit under the plans. The named executive officers are already fully vested in their retirement benefits due to their length of service.


  Deferred Compensation Plans

     The Deferred Compensation Plan for Non-Management Directors provides that directors be given the opportunity to elect to receive pay-out of their "fixed benefit option" accounts upon the consummation of the merger. Under the plan, participants can defer amounts owed to them in the form of stock equivalents under the "equity option," which tracks the value of Ralston Purina common stock, or participants can defer amounts owed to them into the "variable interest option," which earns interest at the prime rate. Prior to 1994, participants were able to defer amounts owed to them into the "fixed benefit option," under which benefits are paid in the form of an annuity. The fixed benefit option was closed to future deferrals in 1994. In addition, the plan provides that, if so elected by a director, fixed benefit option benefits will be paid in a lump sum rather than an annuity, to be computed using the 30-year U.S. Treasury bond yield on the date of the consummation of the merger. Following a director's termination of service prior to age 70 after the merger, the mandated pre-70 actuarial reduction will be waived with respect to plan benefits to which it applies, regardless of the payment option form available with respect to such benefits.

     Upon consummation of the merger, under the above-described plan and the Deferred Compensation Plan for Key Employees, deferrals into the equity option under the plans will no longer be permitted, each stock equivalent account will be immediately converted into a cash account, the amount of cash credited will be equal to the number of phantom shares in each participant's account times $33.50, and each participant whose account is converted will have the right to convert the account into any other deferral option offered under the plan or a successor plan. Finally, each participant, including the executive officers, employed by Ralston Purina at the time of the consummation of the merger will be fully vested in his or her accrued benefit under the Deferred Compensation Plan for Key Employees.

  Grantor Trust


     Ralston Purina maintains an irrevocable Grantor Trust to provide a source of funds to assist Ralston Purina in meeting its obligations under certain employee benefit plans and programs in which the executive officers, as well as other current and former employees, participate. In connection with the execution of the merger agreement, Ralston Purina amended the Grantor Trust. Prior to this amendment, the trust provided that, at Ralston Purina's election, the portion of the assets in the trust that exceeded 125% of the present value of the liabilities payable under benefit plans covered by the trust could revert to Ralston Purina. The Grantor Trust, as amended, permits, at Ralston Purina's election, the reversion of assets in the trust to Ralston Purina to the extent such assets exceed 100% of the present value of the liabilities payable under benefit plans covered by the trust. In addition, upon the consummation of the merger, Ralston Purina is required to ensure that the value of the assets in the trust is equivalent to 100% of the present value of the benefits payable under covered benefit plans. Following the merger, the surviving corporation will be required to maintain the funding of the trust at this level. Furthermore, the Grantor Trust will be amended before the merger to limit the coverage of the trust arrangement so that, with respect to pension plans covered by the Grantor Trust, only those benefits accrued up to the consummation of the merger may be paid out of the assets of the Grantor Trust and, with respect to all plans covered by the Grantor Trust, benefits will be payable from the Grantor Trust only with respect to participants in such plans who were participants prior to or upon consummation of the merger. Additionally, Ralston Purina may not contribute to the Grantor Trust shares of Ralston Purina common stock or securities of any affiliate or associate following the merger.


  Split-Dollar Life Insurance

     In 1997, Ralston Purina adopted split-dollar second-to-die insurance for the benefit of certain of its executives. Upon adoption of the policies, the executives and Ralston Purina entered into agreements whereby Ralston Purina agreed to pay most of the insurance premiums, which are refunded to Ralston Purina after 15 years or earlier when the insurance vests with the executives or the executives' designated beneficiaries. Upon consummation of the merger, the split-dollar life insurance policy assignment will be transferred to the trustee of the Grantor Trust, and the executives will be required to pay annual premiums no greater than those set forth in the applicable tables provided by the Internal Revenue Service, based on the ages of the executives and their beneficiaries. Ralston Purina or the Grantor Trust may then pay a higher annual premium until the date on which the cash value of the policy equals or exceeds the sum of Ralston Purina's premium payments and the amount needed to fund the cost of insurance as determined by the insurer to maintain the policy in force during the lives of the executive and the second insured. The plan was amended so that whether or not an executive terminates employment voluntarily or involuntarily following consummation of the merger, the insurance policy assignment remains transferred to the Grantor Trust and the executive will be required to pay annual premiums no greater than those set forth in the applicable tables provided by the Internal Revenue Service, based on the age of the executives and their beneficiaries.

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

  Indemnification of Officers and Directors


     In the merger agreement, Nestle Holdings has agreed that it will cause the surviving corporation in the merger to honor all of Ralston Purina's obligations to indemnify (to the extent of such obligations as of the date of the signing of the merger agreement, including any obligations to advance funds for expenses), to the fullest extent permitted by law, each present and former director, executive officer or employee of Ralston Purina for any acts or omissions by such directors, executive officers or employees occurring prior to the consummation of the merger (giving effect to the amendment to Ralston Purina's articles of incorporation adopted at its 2000 annual meeting of shareholders).



     In the merger agreement, Nestle Holdings has further agreed that, for a period of six years after the effective time of the merger, it will cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Ralston Purina and its subsidiaries with respect to matters arising on or before the effective time of the merger; provided that Nestle Holdings is not obligated to make such annual premium payments to the extent that the premiums exceed 200% of the annual premiums paid as of the date of the merger agreement. If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the 200% amount, Nestle Holdings will maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the 200% amount.


  Post-Merger Plans


     The merger agreement provides that Nestle Holdings intends to cause the surviving corporation to continue, for at least two years, charitable contributions and activities that are, in the aggregate, consistent with the level and general nature previously conducted by Ralston Purina. In addition, the merger agreement reflects Nestle Holdings' commitment to combine its North American pet products operations with Ralston Purina's North American operations, to headquarter the combined operations in the St. Louis metropolitan area for at least two years and name Mr. McGinnis, Ralston Purina's current President and Chief Executive Officer, President and Chief Executive Officer of the combined business, subject to reaching agreement with Mr. McGinnis to serve in such capacity on reasonably acceptable terms.



AMENDMENT TO RALSTON PURINA RIGHTS AGREEMENT



     On January 15, 2001 Ralston Purina amended the rights agreement, dated as of March 28, 1996, as amended by the First Amended Rights Agreement, effective as of May 28, 1998, between Ralston Purina and Wells Fargo Bank Minnesota, N.A., as rights agent, to provide that neither the merger nor the merger agreement will cause Nestle Holdings or any of its subsidiaries or affiliates to become an "acquiring person" under the rights agreement. In addition, the amendment amends the rights agreement to provide that (1) a "shares acquisition date" will not occur or be deemed to occur as a result of the approval, execution, delivery or performance of the merger agreement, or the consummation of the transactions contemplated thereby; and (2) a "distribution date" will not occur or be deemed to occur as a result of the approval, execution, delivery or performance of the merger agreement, or the consummation of the transactions contemplated thereby. The amendment also provides that the rights will cease to be exercisable immediately prior to the effective time of the merger.



DISSENTERS' RIGHTS


     Under Missouri law, holders of shares of Ralston Purina common stock are entitled to dissenters' rights in the merger.

     Any holder of shares of Ralston Purina stock who does not vote in favor of the merger may elect to receive payment of the fair value of the shares in cash in accordance with Section 351.455 of the Missouri General and Business Corporation Law.

     Any shareholder contemplating the exercise of the right to dissent should review carefully the provisions of Section 351.455 reprinted as Appendix D to this proxy statement. A summary of the principal steps to be taken if the right to dissent is to be exercised is set forth below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the full text of Section 351.455.


     If you participate in Ralston Purina's Savings Investment Plan and had an account in the Ralston Purina common stock fund on April 3, 2001, you should note that the option to involve dissenters' rights shall be passed through to Plan participants and shall be exercised through written notice directed to Vanguard Fiduciary Trust Company. Vanguard Fiduciary Trust Company has informed Ralston Purina that it will take the necessary steps to exercise dissenters' rights on behalf of Plan participants to the extent required. You should contact Vanguard Fiduciary Trust Company at 1-800-523-1188 for information and procedures to be followed.



     If you participate in the Company's Stock Purchase Plan, your proxy will include all shares of common stock held for your account under that Plan and will serve as voting instructions to Clarica Life Insurance Company which, by delegation from the Plan administrator, Ralston Purina Canada Inc., votes the shares of common stock credited to your account as of the record date. If Clarica Life Insurance Company does not receive directions with respect to shares credited to your account, it will not vote those shares. You should also note that the option to invoke dissenters' rights shall be passed through to Plan participants and shall be exercised through written notice directed to Clarica Life Insurance Company. Clarica Life Insurance Company shall take the necessary steps to exercise dissenters' rights on behalf of Plan participants to the extent required. You should contact Clarica Life Insurance Company at 1-800-859-0444 for information and procedures to be followed.



     EACH STEP MUST BE TAKEN IN STRICT COMPLIANCE WITH THE APPLICABLE PROVISIONS OF SECTION 351.455 IN ORDER FOR HOLDERS OF SHARES OF RALSTON PURINA COMMON STOCK TO PERFECT DISSENTERS' RIGHTS.


     Under Missouri statutory law a Ralston Purina shareholder who dissents from the merger may, in certain circumstances and subject to certain limitations (as described below), demand the fair value of his or her shares. You should note that a Ralston Purina shareholder's failure to vote against the proposal to approve the merger agreement will not, by itself, constitute a waiver or forfeiture by such shareholder of his or her dissenter's rights. However, in order to receive the fair value of those shares, the dissenting shareholder must take certain steps to perfect his or her dissenter's rights.

     In particular, the dissenting shareholder:

     - must file with Ralston Purina, prior to or at the special meeting, a written objection to the merger;

     - must not vote in favor of the merger;

     - within 20 days after the merger is effected, make a written demand on the surviving corporation for payment of the fair value of his or her shares as of the day prior to the special meeting; and

     - must state, in such written demand, the number and class of the shares held by the dissenting shareholder.

     Shareholders will not receive any notice with respect to the expiration of the 20 day period. Any shareholder failing to make demand within the 20 day period shall be conclusively presumed to have consented to the merger and shall be bound by the terms thereof. A vote against the merger does not constitute a demand as required under the statute. If, however, the dissenting shareholder has successfully perfected his or her dissenter's rights, after the surrender of the dissenting shareholder's stock certificates, the surviving corporation must pay the dissenting shareholder the fair value of his or her shares.

     If, within 30 days after the effective date of the merger, the fair value of the dissenting shareholder's shares is agreed upon between the dissenting shareholder and the surviving corporation, payment for such shares must be made by the surviving corporation within 90 days after the effective date of the merger, upon the surrender of the dissenting shareholder's stock certificates representing his or her shares. Upon payment of the agreed value, the dissenting shareholder ceases to have any interest in the shares or in the surviving corporation.

     If, within 30 days after the effective date of the merger, there is no such agreement as to the fair value of the dissenting shareholder's shares between the dissenting shareholder and the surviving corporation, then the dissenting shareholder may, within 60 days after the expiration of the 30 day period, file a petition in any court of competent jurisdiction within Cole County, Missouri asking for a finding and determination of the fair value of his or her shares as of the day prior to the special meeting. The dissenting shareholder will be entitled to judgment against the surviving corporation for the amount equal to the fair value of his or her shares measured as of the day prior to the special meeting, together with interest thereon to the date of the judgment.

     The judgment will only be payable upon and simultaneously with the surrender to the surviving corporation of the stock certificates representing the shares. Upon payment of the judgment, the shareholder will cease to have any interest in the shares or in the surviving corporation. Further, unless the dissenting shareholder files the petition with the court within the 60-day time limit described above, that shareholder and all persons claiming under that shareholder shall be conclusively presumed to have approved or ratified the merger and shall be bound by the terms thereof.

     The right of a dissenting shareholder to be paid the fair value of his or her shares as provided above ceases if and when Ralston Purina abandons the merger.

                              THE MERGER AGREEMENT

     The following is a summary of the material terms of the merger agreement. The summary is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Appendix A and is incorporated herein by reference.


STRUCTURE AND EFFECTIVE TIME



     The merger agreement provides for the merger of Merger Sub with and into Ralston Purina upon the terms and subject to the conditions of the merger agreement. As the surviving corporation, Ralston Purina will survive the merger and continue to exist as a wholly owned subsidiary of Nestle Holdings. The merger will become effective at the time the articles of merger are filed with the Missouri Secretary of State (or at a later time if agreed by the parties and specified in the articles of merger). We intend to complete the merger as promptly as practicable subject to receipt of the Ralston Purina shareholder approval and all requisite regulatory clearances. See "The
Merger -- Governmental and Regulatory Clearances" and "-- Agreement to Use Reasonable Best Efforts" and "-- Conditions to the Consummation of the Transaction."



MERGER CONSIDERATION



     The merger agreement provides that each share of Ralston Purina common stock outstanding immediately prior to the effective time of the merger will be converted at the effective time of the merger into the right to receive $33.50 in cash from Nestle Holdings, without interest. However, shares of common stock that are outstanding immediately prior to the merger held by any dissenting shareholder who properly perfects his or her dissenter's rights will not be converted into the right to receive $33.50 in cash, but rather the dissenting shareholder will be entitled to payment of the fair value of his or her dissenting shares in accordance with and subject to Section 351.455. See "The Merger -- Dissenters' Rights."



     In addition, at the effective time of the merger, the shares will be canceled, and each holder of a certificate representing shares of Ralston Purina common stock will have no further rights with respect to such shares, other than the right to receive the $33.50 per share merger consideration, without interest, applicable to those shares. All shares of Ralston Purina common stock held in the treasury of Ralston Purina and shares of Ralston Purina common stock owned by Ralston Purina's wholly owned subsidiaries, Nestle Holdings and Merger Sub will be canceled at the effective time of the merger, and no payment will be made for those shares.



PAYMENT PROCEDURES



     Nestle Holdings will select a bank that is reasonably acceptable to Ralston Purina to act as paying agent. The paying agent will make payment of the merger consideration in exchange for certificates representing shares of Ralston Purina common stock. Nestle Holdings will cause the surviving corporation to provide the paying agent on a timely basis the cash necessary to pay the merger consideration as and when needed after the merger. As soon as practicable after the merger, the paying agent will send each Ralston Purina shareholder of record a letter of transmittal and instructions explaining how to send his or her stock certificates to the paying agent. The paying agent will mail checks for the appropriate merger consideration, minus any withholding taxes required by law, to Ralston Purina shareholders promptly following the paying agent's receipt and processing of the Ralston Purina stock certificates and properly completed transmittal documents.



TREATMENT OF RALSTON PURINA STOCK-BASED RIGHTS



     The merger agreement provides that, as soon as practicable following the execution of the merger agreement, the Ralston Purina Board will take actions so that, at the effective time of the merger, each Ralston Purina director and employee stock option (and any Ralston Purina stock appreciation right related thereto) outstanding at the effective time will be canceled in return for the right to receive an amount of cash equal to the excess, if any, of $33.50 over the exercise price of the Ralston Purina stock option multiplied by the number of shares of Ralston Purina common stock subject to the outstanding portion of the canceled Ralston Purina stock option. However, no cash payment will be made with respect to any Ralston Purina stock appreciation right that was granted in tandem with any director and employee stock option in respect of which a cash payment is made. In addition, each Ralston Purina director and employee stock appreciation right not granted in tandem with a related director and employee stock option outstanding at the effective time will be canceled in return for the right to receive an amount of cash equal to the excess, if any, of $33.50 over its fair market value as of the date of its grant. Further, each outstanding share of Ralston Purina restricted stock and each outstanding phantom share and any related account or account balance will be canceled at the effective time in return for the right to receive an amount of cash equal to $33.50 and the amount of any unpaid dividends and interest accrued thereon relating to such shares and reflected in the account balance of the holder of such shares. Nestle Holdings will cause the surviving corporation to promptly pay the foregoing amounts after the effective time.



DIRECTORS AND OFFICERS


     The merger agreement provides that the directors of Merger Sub immediately before the effective time of the merger will be the directors of the surviving corporation after the merger.


     The officers of Ralston Purina will be the officers of the surviving corporation after the merger, together with any additional officers designated by Nestle Holdings.



REPRESENTATIONS AND WARRANTIES



     The merger agreement contains representations and warranties made by Ralston Purina to Nestle Holdings and Merger Sub, including representations and warranties relating to:


     - due organization, power and standing, and other corporate matters;

     - significant subsidiaries and equity interests;

     - capital structure;

     - authorization, execution, delivery and enforceability of the merger agreement;

     - conflicts under charter documents, violations of any instruments or law, and required consents and approvals;

     - reports and financial statements filed with the Securities and Exchange Commission and the accuracy of the information in those documents and the absence of certain undisclosed liabilities;

     - correctness of information supplied by Ralston Purina for inclusion in this proxy statement;

     - absence of a material adverse effect on Ralston Purina, declarations of dividends, split, combination or reclassification of stock, grant of compensation increase, change in accounting method or material tax elections;

     - tax matters;

     - matters relating to the Employee Retirement Income Security Act of 1974, as amended (which we sometimes refer to as "ERISA"), and other compliance and compensation matters (including retirement and other employee benefit plans);

     - litigation;

     - compliance with applicable laws (including environmental matters);

     - material contracts and compliance with agreements and debt instruments;

     - labor matters;

     - intellectual property;

     - matters relating to Ralston Purina's Grantor Trust;

     - brokers' and finders' fees with respect to the merger; and

     - opinion of financial advisor.


     The merger agreement also contains representations and warranties made by Nestle Holdings and Merger Sub to Ralston Purina, including representations and warranties relating to:


     - due organization, power and standing, and other corporate matters;

     - matters relating to Merger Sub;

     - authorization, execution, delivery and enforceability of the merger agreement;

     - conflicts under charter documents, violations of any instruments or law, and required consents and approvals;


     - correctness of information supplied by Nestle Holdings for inclusion in this proxy statement;


     - brokers' and finders' fees with respect to the merger; and

     - availability of funds.

     The representations and warranties of each of the parties to the merger agreement will expire upon completion of the merger.


COVENANTS; CONDUCT OF THE BUSINESS OF RALSTON PURINA PRIOR TO THE MERGER


     From the date of the merger agreement through the effective time of the merger, Ralston Purina and its subsidiaries are required to comply with certain restrictions on their conduct and operations.


     Ralston Purina has agreed that, prior to the effective time of the merger, except as otherwise contemplated by the merger agreement (including Ralston Purina's disclosure letter which was delivered at the execution of the merger agreement) or with the prior written consent of Nestle Holdings (which, in some cases, cannot be unreasonably withheld), Ralston Purina will and will cause its subsidiaries to:


          (1) conduct their respective businesses in the ordinary and usual course of business, consistent with past practice;


          (2) use all reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and employees, and preserve the business relationships with customers, suppliers, licensors, licensees, distributors and others having business relationships with them other than as contemplated by the merger agreement;


          (3) not declare, set aside or pay any dividends or split, combine or reclassify their outstanding capital stock;

        - Exceptions: Ralston Purina may (i) declare dividends and distributions by a wholly owned subsidiary to its parent; (ii) pay dividends declared prior to the execution of the merger agreement by a non-wholly owned subsidiary; (iii) declare, set aside and pay regular quarterly dividends of not more than $.07 per share declared and paid at times consistent with past practice and (iv) declare and pay, in the fiscal quarter in which the closing of the merger occurs, a prorated dividend, but only if the prorated amount is greater than $.035.


          (4) not issue, deliver, sell or grant (i) any shares of capital stock;
     (ii) any voting debt or other voting securities; (iii) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire shares of capital stock, voting debt, voting securities or convertible or exchangeable securities; or (iv) any phantom stock or similar stock-based performance unit;


        - Exceptions: Ralston Purina is permitted to issue shares: (i) upon the exercise of any Ralston Purina director and employee stock options that are outstanding on the date of the merger agreement; (ii) in connection with the rights plan; (iii) in connection with director and employee stock options, stock appreciation rights and restricted stock consistent with past practice in the ordinary course and pursuant to the terms of the Ralston Purina plans up to a cap of 1.5 million shares (unless the merger occurs on or before September 30, 2001);
          (iv) in connection with the grant of phantom shares in the ordinary course of business consistent with past practice under deferred compensation plans; and (v) in connection with the grant of stock options pursuant to restoration or reload options outstanding on the date of the merger agreement.


          (5) in the case of Ralston Purina or its significant subsidiaries, not amend or propose to amend their articles of incorporation, bylaws or equivalent organizational documents;

          (6) not amend, take any action with respect to or make any determination under Ralston Purina's rights agreement, other than in order to cause the rights not to become separated from Ralston Purina's common stock or a "Distribution Date" (as defined in the rights agreement) not to occur following the commencement of a tender or exchange offer, in each case until a "Shares Acquisition Date" has occurred (as defined in the rights agreement);


          (7) not acquire any business in excess of certain thresholds or acquire any material assets or make any new capital expenditures other than expenditures for material assets or capital expenditures in the ordinary course of business consistent with the amounts set forth in Ralston Purina's capital spending budget for the 2001 fiscal year plus $30 million;


          (8) not grant to any current or former director or employee of Ralston Purina or its subsidiaries whose annual base salary is $200,000 or more any material increase in compensation that is not in the ordinary course;


        - Exceptions: Ralston Purina may grant such directors or employees increases in compensation if required to comply with applicable law or pursuant to previously existing contractual arrangements.


          (9) not grant to any person identified in paragraph (8) above any material increase in severance or termination pay;


        - Exceptions: Ralston Purina and its subsidiaries may take such action if required to comply with applicable law or pursuant to previously existing contractual arrangements.


          (10) not enter into or amend any employment or similar agreement with any person identified in paragraph (8) above other than in the ordinary course of business consistent with past practice;

          (11) not establish, adopt, enter into or amend in any material respect any collective bargaining agreement or benefit plan, except as required by law;

          (12) not take any action to accelerate any material rights or benefits, or make any material determinations not in the ordinary course of business consistent with past practice, under any collective bargaining agreement, benefit plan or employment, indemnification, severance or termination agreement with any person identified in paragraph
     (8) above;

          (13) not to take any actions that (i) are not otherwise prohibited by paragraphs (8) through (12) above and (ii) in the aggregate increase the annual compensation-related expenses of Ralston Purina by more than (A) 2% if the effective time occurs on or prior to September 30, 2001 or (B) an additional 6% if the effective time occurs thereafter;

          (14) not amend the Grantor Trust, other than as required under the merger agreement;

          (15) not make any change in accounting policies or methods other than changes required by or advisable under law or generally accepted accounting principles;

          (16) not sell, lease, license or otherwise dispose of or encumber any properties or assets (including intellectual property) other than transactions in the ordinary course of business and not exceeding certain thresholds;

          (17) not incur any indebtedness for borrowed money or guarantee any such indebtedness of another person; issue or sell any debt securities or warrants or other rights to acquire any debt securities of Ralston Purina or any of its subsidiaries; guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person; or enter into any arrangement having the economic effect of any of the foregoing or make any loans, advances or capital contributions to, or investments in, any other person in a material amount (other than as permitted by paragraph (7) above);


        - Exceptions: Ralston Purina may undertake (i) short-term borrowings incurred in the ordinary course of business; (ii) indebtedness or borrowings by Ralston Purina and its subsidiaries that may be redeemed or repaid without premium or penalty on not more than 30 days' notice; or (iii) obligations of Ralston Purina and its subsidiaries of not more than $50 million in the aggregate.


          (18) not (i) pay, discharge or satisfy any claims, liabilities or obligations, other than the payment, discharge or satisfaction, in the ordinary course of business or in accordance with their terms; (ii) cancel any material indebtedness or waive or settle any claims or rights of material value other than in the ordinary course of business or (iii) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which Ralston Purina or any of its subsidiaries is a party (other than if and to the extent that Ralston Purina receives an unsolicited request by the other party to such agreement for such a waiver or modification in order to permit such other party to make or participate in an alternative takeover proposal and to participate in discussions and negotiations with the Company in connection therewith).


     In addition to the foregoing, with respect to tax matters, Ralston Purina has agreed that, prior to the merger, it and its subsidiaries shall:


          (1) timely file all material tax returns;

          (2) timely pay all taxes shown as due on such returns;

          (3) accrue a reserve in accordance with past practice for taxes payable for which no such return is due prior to the effective time;

          (4) not make or change any material tax elections;


          (5) promptly notify Nestle Holdings of any federal actions (including, among other things, audits) in respect of taxes and not settle any such actions without Nestle Holdings' consent (which will not be unreasonably withheld or delayed);


          (6) use reasonable best efforts to continue to abide in all material respects by any representations made in ruling requests to the Internal Revenue Service;

          (7) use reasonable best efforts to pursue any material contractual rights that are in respect of ensuring that Energizer Holdings, Inc. and Agribrands International, Inc. also continue to abide by the representations made by them in ruling requests to the Internal Revenue Service; and



          (8) give no consents or permission to Energizer Holdings, Inc. or Agribrands International, Inc. to take any actions requiring Ralston Purina's consent by virtue of each respective company's tax sharing agreement with Ralston Purina, except as otherwise required by those tax sharing agreements or with the consent of Nestle Holdings (which consent will not be unreasonably withheld or delayed).



     Further, both Ralston Purina and Nestle Holdings have agreed not to, and agreed that neither would permit their respective subsidiaries to, take any action that is reasonably expected to result in (i) any of the representations and warranties made in the agreement that are qualified as to materiality becoming untrue or, if not so qualified, untrue in any material respect or (ii) any condition to closing not being satisfied.



     In addition, Ralston Purina has agreed to advise Nestle Holdings orally and in writing of any change or event that has had, or is reasonably expected to have, a material adverse effect on Ralston Purina.



NO SOLICITATION


     The merger agreement provides that Ralston Purina will not, and will not authorize or permit any of its subsidiaries, executive officers, directors or employees, investment bankers, attorneys or other advisors or representatives, to:

     - directly or indirectly solicit, initiate or knowingly encourage the submission of, any Company Takeover Proposal (as defined below);

     - enter into any agreement providing for any Company Takeover Proposal; or

     - directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Takeover Proposal.

However, prior to the receipt of Ralston Purina shareholder approval of the merger agreement, Ralston Purina may, in response to an unsolicited bona fide Company Takeover Proposal which did not result from a breach of the no solicitation provision and which the Ralston Purina Board determines, in good faith, after consultation with outside counsel and financial advisors, may reasonably be expected to lead to a Superior Proposal (as defined below):


          (1) furnish information with respect to Ralston Purina to the person making such Company Takeover Proposal and its representatives pursuant to a customary confidentiality agreement no less restrictive of the other party than the confidentiality agreement entered into between Ralston Purina and Nestle, and


          (2) participate in discussions or negotiations with such person and its representatives regarding such Company Takeover Proposal.

     Further, the merger agreement provides that the Ralston Purina Board may not:

     - withdraw or adversely modify, or publicly propose to withdraw or adversely modify, its approval or recommendation of the merger agreement or the merger;

     - approve any letter of intent, agreement in principle, acquisition agreement or similar agreement providing for any Company Takeover Proposal; or

     - approve or recommend, or publicly propose to approve or recommend, any Company Takeover Proposal, in each case unless the merger agreement is first terminated in accordance with its terms.

Notwithstanding any of the foregoing, if the Ralston Purina Board determines in good faith after consultation with outside counsel that it is necessary to do so in order to comply with its fiduciary obligations, the Ralston

Purina Board may, prior to receipt of shareholder approval of the merger, withdraw or modify its approval or recommendation of the merger and the merger agreement.


     In addition, in the event of an unsolicited bona fide Company Takeover Proposal as described above, the merger agreement provides that Ralston Purina must promptly advise Nestle Holdings orally and in writing of any Company Takeover Proposal or any inquiry with respect to or that may reasonably be expected to lead to any Company Takeover Proposal, the material terms and conditions of any such Company Takeover Proposal (including any changes thereto) and the identity of the person making any such Company Takeover Proposal or inquiry. In doing so, Ralston Purina must:



     - keep Nestle Holdings reasonably and promptly informed of the status and details (including any change to the terms thereof) of any such Company Takeover Proposal or inquiry; and



     - provide to Nestle Holdings as soon as practicable after receipt or delivery thereof copies of all correspondence and other written material sent or provided to Ralston Purina from any third party that describes any of the terms or conditions of any Company Takeover Proposal.


     It should be noted, however, that nothing contained in the merger agreement's no solicitation provision prohibits Ralston Purina from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) under the Securities Exchange Act of 1934, as amended, or from making any required disclosure to Ralston Purina's shareholders if, in the good faith judgment of the Ralston Purina Board, after consultation with outside counsel, such disclosure is necessary or advisable to comply with its obligations under applicable law.

     For purposes of the no solicitation provision, a "Company Takeover Proposal" means:

     - any proposal or offer for a merger, consolidation, dissolution, recapitalization or other business combination involving Ralston Purina;

     - any proposal for the issuance of 20% or more of the equity securities of Ralston Purina as consideration for the assets or securities of another person; or

     - any proposal or offer to acquire in any manner, directly or indirectly, 20% or more of the equity securities of Ralston Purina or assets (including equity securities of any of Ralston Purina's subsidiaries) that represent 20% or more of the consolidated total assets of Ralston Purina, in each case other than the transactions contemplated by the merger agreement.


     In addition, for purposes of the no solicitation provision, a "Superior Proposal" means any proposal made by a third party to acquire 75% or more of Ralston Purina's equity securities or assets, pursuant to a tender or exchange offer, a merger, a consolidation, a liquidation or dissolution, a recapitalization, a sale of all its assets or otherwise, (i) on terms which the Ralston Purina Board determines in good faith to be superior, from a financial point of view, to the holders of Ralston Purina common stock than the merger (after consultation with Ralston Purina's independent financial advisor), taking into account all the terms and conditions of such proposal and the merger agreement (including any proposal by Nestle Holdings to amend the terms of the merger and including in each case the risks and probabilities of consummation) and (ii) that is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal.



AGREEMENT TO USE REASONABLE BEST EFFORTS



     Subject to the terms and conditions of the merger agreement, Ralston Purina and Nestle Holdings have agreed to use their respective reasonable best efforts to do, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective (on or before December 31, 2001) the merger and the other transactions contemplated by the merger agreement.

     Among other things, each party has committed to use such efforts to:

     - obtain all necessary actions or nonactions, waivers, consents and approvals from governmental entities and make all necessary registrations and filings and take all reasonable steps to obtain an approval from, or to avoid an action by, any governmental entity;

     - obtain all necessary consents, approvals or waivers from third parties;

     - use reasonable best efforts in the defense of any lawsuits or other legal proceedings that challenge the merger or the related transactions; and


     - execute and deliver any additional instruments necessary to consummate the merger or the related transactions.


     In addition, the merger agreement provides that Ralston Purina and its Board must:


     - take reasonable actions requested by Nestle Holdings if necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the merger agreement; and



     - if any state takeover statute or similar statute or regulation becomes applicable to the merger agreement, take reasonable actions requested by Nestle Holdings if necessary to ensure that the merger and related transactions are promptly consummated on the terms contemplated by the merger agreement and otherwise to minimize the effect of the applicable statute or regulation on the merger and the related transactions.



     Separately, with respect to regulatory matters, Nestle Holdings has agreed not to extend directly or indirectly any waiting period under the HSR Act or enter into any agreement with a governmental entity to delay or not to consummate the transactions contemplated by the merger agreement or any litigation except with the prior written consent of Ralston Purina (which will not be unreasonably withheld in light of the commitment to consummate the merger on or before December 31, 2001). Ralston Purina has agreed to, at the request of Nestle Holdings, divest, hold separate or otherwise commit to take any action that limits its freedom of action with respect to its ability to retain any of Ralston Purina's businesses, services or assets or those of any of its subsidiaries. However, such action may be conditioned upon the consummation of the merger and the transactions contemplated by the merger agreement.



     Additionally, Nestle Holdings and Ralston Purina have agreed to make, and have made, appropriate filings of a Notification and Report Form pursuant to the HSR Act (and have agreed to make such other filings as are required under laws in foreign jurisdictions governing antitrust or merger control matters) with respect to the merger as promptly as practicable after the execution of the merger agreement. Nestle Holdings and Ralston Purina have also agreed to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act (or pursuant to such foreign laws). Further, each party has agreed to consult with counsel for the other parties as to any litigation referred to above and will permit such counsel to participate in any such litigation.



     Notwithstanding the foregoing or any other provision of the merger agreement, the parties have agreed that neither Nestle Holdings nor any of its subsidiaries or affiliates will be required to divest any asset or assets of Nestle Holdings, Ralston Purina or any of their respective subsidiaries or affiliates that, individually or in the aggregate, would be material in relation to the continuing operations of the combined U.S. pet food businesses of Ralston Purina and Nestle Holdings and their consolidated subsidiaries. However, Nestle Holdings has agreed to offer to divest, if necessary, Meow Mix. Nestle Holdings has also agreed that its actions in seeking U.S. regulatory approval shall be reasonable and reasonably calculated to facilitate consummation of the merger by December 31, 2001.

EMPLOYEE BENEFIT PLANS AND THE GRANTOR TRUST



     Ralston Purina and Nestle Holdings have agreed that:


     - except as described under "-- Treatment of Ralston Purina Stock-Based Rights"; and

     - except for plans providing for the issuance of Ralston Purina capital stock or those portions of plans based on the value of Ralston Purina capital stock;


Nestle Holdings will cause the surviving corporation to maintain for a period of one year after the effective time the Ralston Purina benefit plans in effect as of the execution of the merger agreement or to provide employee benefits to the participants in such plans that are no less favorable in the aggregate to such employees than those provided to such employees on the date of the merger agreement.



     Ralston Purina and Nestle Holdings have further agreed that, for a period of one year after the effective time (or for the length of time required by an applicable individual agreement in effect as of the execution of the merger agreement, if different), Nestle Holdings will, and will cause the surviving corporation to, honor all of Ralston Purina's employment, severance and termination agreements, plans and policies (as in effect as of the execution of the merger agreement) in accordance with their respective terms.


     Additionally, prior to the merger, Ralston Purina must withdraw from the Grantor Trust shares of Ralston Purina common stock held by the Grantor Trust such that, after such withdrawal, the value of the assets held by the Grantor Trust will be no more than 100% of the present value of the amounts required to pay the participants and beneficiaries as provided in the Grantor Trust agreement, with the shares of Ralston Purina common stock held in the Grantor Trust being valued at $33.50 per share.


     Further, the parties agreed that, from and after the merger, Nestle Holdings will cause the surviving corporation to continue to fund the Grantor Trust as necessary (and may use letters of credit to do so), and cause annual valuations of the obligations covered thereby to occur, in order to comply with the provisions of the Grantor Trust agreement.



     Nestle Holdings agreed that, with respect to any "employee benefit plan" as defined in Section 3(3) of ERISA, maintained by Nestle Holdings or any of its subsidiaries, to the extent such plan is made available to an employee of Ralston Purina or its subsidiaries, for purposes only of determining eligibility to participate and vesting, service with Ralston Purina or any of its subsidiaries will be treated as service with Nestle Holdings or any of its subsidiaries with respect to such employee. However, such service need not be recognized to the extent that such recognition would result in any duplication of benefits.



     Nestle Holdings has also agreed to waive, or cause to be waived, any pre-existing condition limitation under any welfare benefit plan maintained by Nestle Holdings or any of its affiliates (other than Ralston Purina) in which employees of Ralston Purina and its subsidiaries (and their eligible dependents) will be eligible to participate from and after the effective time, except to the extent that such pre-existing condition limitation would have been applicable under the comparable Ralston Purina welfare benefit plan immediately prior to the effective time. Additionally, Nestle Holdings has agreed to recognize, or cause to be recognized, the dollar amount of all expenses incurred by each Ralston Purina employee (and his or her eligible dependents) during the calendar year in which the effective time occurs for purposes of satisfying that year's deductible and co-payment limitations under the relevant welfare benefit plans in which they will be eligible to participate from and after the effective time.



     Both Ralston Purina and Nestle Holdings have agreed that nothing contained in the merger agreement will be construed to prevent the termination of employment of any individual employee of Ralston Purina or any of its subsidiaries or any change in the employee benefits available to any such individual employee or the amendment or termination of any particular Ralston Purina benefit plan or employment, severance or termination agreement, plan or policy in accordance with applicable law, certain contracts and the terms of such Ralston Purina benefit plan or employment, severance or termination agreement, plan or policy.

INDEMNIFICATION AND INSURANCE



     In the merger agreement, Nestle Holdings has agreed that it will cause the surviving corporation in the merger to honor all of Ralston Purina's obligations to indemnify (to the extent of such obligations as of the date of the signing of the merger agreement, including any obligations to advance funds or expenses), to the fullest extent permitted by law, each present and former director, executive officer, or employee of Ralston Purina for any acts or omissions by such directors, executive officers, or employees occurring prior to the consummation of the merger (giving effect to the amendment to Ralston Purina's articles of incorporation adopted at its 2000 annual meeting of shareholders).



     In the merger agreement, Nestle Holdings has further agreed that, for a period of six years after the effective time of the merger, it will cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Ralston Purina and its subsidiaries with respect to matters arising on or before the effective time of the merger. However, Nestle Holdings is not obligated to make such annual premium payments to the extent that the premiums exceed 200% of the annual premiums paid as of the date of the merger agreement. If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the 200% amount, Nestle Holdings will maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the 200% amount.



RALSTON PURINA BOARD RECOMMENDATION


     Ralston Purina agreed, through its Board, to recommend to its shareholders that they approve of the merger, the merger agreement and the transactions contemplated thereby. However, the Ralston Purina Board may withdraw or modify its recommendation:

     - if the merger agreement is terminated in accordance with its terms; or

     - prior to shareholder approval of the merger agreement, if the Ralston Purina Board determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary obligations.


CONDITIONS TO THE CONSUMMATION OF THE TRANSACTION


  Mutual Closing Conditions

     The merger agreement provides for a number of conditions which must be satisfied or waived on or prior to the closing date of the transaction. The following is a list of these closing conditions:

          (1) Ralston Purina must obtain approval of the merger agreement by the holders of at least two-thirds of the outstanding shares of Ralston Purina common stock;

          (2) The waiting period (and any extension thereof) applicable to the merger under the HSR Act must be terminated or have expired, and, if required, the European Commission must issue a decision (or be deemed to have done so) declaring the merger compatible with the EC Common Market; and

          (3) There must be no restraint, temporary restraining order, preliminary or permanent injunction or other order entered, promulgated, enforced or issued by any governmental entity or court of competent jurisdiction preventing the consummation of the merger or the other transactions contemplated by the merger agreement in effect. However, prior to asserting this condition, each of the parties must use all reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered. There must not be in effect any statute, rule, regulation or executive order prohibiting or making illegal the consummation of the merger or the other transactions contemplated by the merger agreement if consummation of the merger or such other transactions would subject any of the parties to the merger agreement, or any of their directors, officers or employees to criminal penalties thereunder or any of such directors, officers or employees to any personal monetary liability.

  Nestle Holdings Closing Conditions



     The obligations of Nestle Holdings and Merger Sub to effect the merger are further subject to the satisfaction or waiver of the following conditions:


          (1) The representations and warranties of Ralston Purina relating to capitalization and the Grantor Trust must be true and correct in all material respects as of the execution of the merger agreement and as of the closing date of the merger (except to the extent expressly made as of an earlier date, in which case as of such date);


          (2) The representations and warranties of Ralston Purina (other than those listed in the preceding paragraph (1)) must be true and correct as of the execution of the merger agreement and as of the closing date of the merger (except to the extent expressly made as of an earlier date, in which case as of such date). However, such representation and warranties do not have to be true and correct as of such dates to the extent that the underlying facts or matters as to which such representations and warranties are not true and correct, individually or in the aggregate, do not have and are not reasonably expected to have a Company Material Adverse Effect or a material adverse effect on Nestle Holdings (without giving effect to any qualifications or limitations as to materiality or Company Material Adverse Effect (as defined below) set forth in such representations and warranties);


          (3) Ralston Purina must perform in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing of the merger;

          (4) There must not be pending any suit, action or proceeding by any governmental entity that has a reasonable likelihood of success:


        - challenging the acquisition by Nestle Holdings, Merger Sub or any affiliate of Nestle Holdings of any Ralston Purina common stock, seeking to restrain or prohibit the consummation of the merger or any other transaction contemplated by the merger agreement or seeking to obtain from Ralston Purina, Nestle Holdings, Merger Sub or any affiliate of Nestle Holdings any damages that are material in relation to Ralston Purina and its subsidiaries taken as a whole;



        - seeking to prohibit or limit the ownership or operation by Ralston Purina, Nestle Holdings or any of their respective subsidiaries or affiliates of any portion of the business or assets of Ralston Purina, Nestle Holdings or any of their respective subsidiaries or affiliates, or to compel Ralston Purina, Nestle Holdings or any of their respective subsidiaries or affiliates to dispose of or hold separate any portion of the business or assets of Ralston Purina, Nestle Holdings or any of their respective subsidiaries or affiliates, as a result of the merger or any other transaction contemplated by the merger agreement;



        - seeking to impose limitations on the ability of Nestle Holdings, Merger Sub or any affiliate of Nestle Holdings to acquire or hold, or exercise full rights of ownership of, any shares of Ralston Purina common stock, including the right to vote the Ralston Purina common stock acquired by it on all matters properly presented to the shareholders of Ralston Purina; or



        - seeking to prohibit Nestle Holdings or any of its subsidiaries or affiliates from effectively controlling in any respect the business or operations of Ralston Purina, Nestle Holdings or any of their respective subsidiaries or affiliates, if any of the foregoing limitations or restrictions would affect any asset or assets of Nestle Holdings, Ralston Purina or any of their respective subsidiaries or affiliates that, individually or in the aggregate, would be material in relation to the continuing operations of the combined U.S. pet food businesses of Ralston Purina and Nestle Holdings and their consolidated subsidiaries;



          (5) Any consents, approvals and filings (other than those contemplated by paragraph (2) of "-- Mutual Closing Conditions" above) under any other foreign antitrust law must be made or obtained if their absence would prohibit the consummation of the merger, or would be reasonably likely to have a material adverse effect on Ralston Purina, Nestle Holdings or Nestle. In addition, no statute, rule, regulation or executive order prohibiting or making illegal the consummation of the merger or the other transactions contemplated by the merger agreement can be in effect if it would cause the consummation of the merger or such other transactions to be reasonably likely to have a material adverse effect on Ralston Purina, Nestle Holdings or Nestle;



          (6) Nestle Holdings must receive tax-related representation letters from Ralston Purina and certain Ralston Purina executives, and, at the closing of the merger, Nestle Holdings must receive separate tax-related legal opinions from counsel to Ralston Purina and Nestle Holdings; and


          (7) Since the execution of the merger agreement, there cannot have occurred any event, change, effect or development that, individually or in the aggregate, has had or is reasonably expected to have a Company Material Adverse Effect.

  Ralston Purina Closing Conditions

     The obligation of Ralston Purina to effect the merger is further subject to the satisfaction or waiver of the following conditions:


          (1) The representations and warranties of Nestle Holdings and Merger Sub in the merger agreement that are qualified as to materiality must be true and correct and those not so qualified must be true and correct in all material respects, as of the execution of the agreement and as of the closing date of the merger. However, to the extent such representations and warranties expressly relate to an earlier date, such representations and warranties qualified as to materiality must be true and correct, and those not so qualified must be true and correct in all material respects, on and as of such earlier date.



          (2) Nestle Holdings and Merger Sub must have performed in all material respects all obligations required to be performed by each of them under the merger agreement at or prior to the closing of the merger.



IMPORTANT DEFINITIONS


     In the merger agreement, the phrase "Company Material Adverse Effect" means a material adverse effect on Ralston Purina or a material adverse effect on the ability of Ralston Purina to consummate the merger and the other transactions contemplated by the merger agreement.

     In the merger agreement, the phrase "material adverse effect" on a party means a material adverse change or effect on the business, assets, condition (financial or otherwise) or results of operations of such party and its subsidiaries, taken as a whole. However, the phrase "material adverse effect" does not include any change, effect, condition, event or circumstance arising out of or attributable to:

     - any decrease in the market price of Ralston Purina common stock in and of itself (but not any change, effect, condition, event or circumstance underlying such decrease to the extent that it would otherwise constitute a material adverse effect);

     - changes, effects, conditions, events or circumstances that generally affect the industries in which Ralston Purina operates (including legal and regulatory changes);

     - general economic conditions or changes, effects, conditions, or circumstances affecting the financial markets; or

     - changes primarily arising from the announcement or performance of the merger agreement or any tax arising due to the spin-off of Energizer Holdings, Inc. and the spin-off of Agribrands International, Inc. from Ralston Purina.

TERMINATION OF THE MERGER AGREEMENT


     The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after Ralston Purina shareholders have approved it:

          (1) by mutual written consent of the parties;

          (2) by either party if the merger is not consummated by December 31, 2001;

          (3) by either party if any governmental entity issues a final and non-appealable order, decree or ruling or takes any action permanently enjoining or restraining the merger;

          (4) by either party if Ralston Purina's shareholders do not approve the merger upon a vote taken at the special meeting;


          (5) by Nestle Holdings, if (A) Ralston Purina breaches in any material respect any of its representations and warranties and such breach results in a failure to meet the closing conditions and cannot be cured by the date which is 30 days prior to December 31, 2001; or (B) Ralston Purina breaches or fails to perform in any material respect any of its covenants and any such breach or failure to perform results in a failure to meet the closing conditions and cannot be or has not been cured within 45 days after notice to Ralston Purina of such breach or failure;



          (6) by Ralston Purina, if (A) Nestle Holdings breaches in any material respect any of its representations and warranties in the event that any such breach results in a failure to meet the closing conditions and cannot be cured by the date which is 30 days prior to December 31, 2001; or (B) Nestle Holdings breaches or fails to perform in any material respect any of its covenants in the event that any such breach or failure to perform results in a failure to meet the closing conditions and cannot be or has not been cured within 45 days after notice to Nestle Holdings of such breach or failure;



          (7) by Nestle Holdings, if the Ralston Purina Board withdraws or adversely modifies, or publicly proposes to withdraw or adversely modify, its approval or recommendation of the merger; or if the Ralston Purina Board approves or recommends, or publicly proposes to approve or recommend, an alternative takeover proposal, subject to time limitations; and


          (8) by Ralston Purina if, prior to receipt of shareholder approval:

             (A) the Ralston Purina Board determines that it has received a Superior Proposal;


             (B) Ralston Purina has notified Nestle Holdings in writing of its determination that it has received a Superior Proposal;



             (C) at least five business days after receipt by Nestle Holdings of such notice, the Ralston Purina Board again has determined in good faith that the Superior Proposal remains a Superior Proposal, taking into account any revised proposals made by Nestle Holdings since its receipt of such notice;



             (D) Ralston Purina is not in breach of the merger agreement's restrictions on solicitations (as described in further detail on page
        28);



             (E) Nestle Holdings is not entitled to terminate the merger agreement for the reasons specified in paragraph (5) of "-- Termination of the Merger Agreement" above as a result of a willful breach by Ralston Purina or its subsidiaries, or as a result of a non-willful breach by Ralston Purina or its subsidiaries the underlying facts of which have not been disclosed to the third party making the Superior Proposal to the same extent such facts have been disclosed to Nestle Holdings; and



             (F) Ralston Purina pays Nestle Holdings a termination fee of $150 million.

TERMINATION FEES AND EXPENSES IF MERGER IS NOT COMPLETED



     Ralston Purina must pay Nestle Holdings a termination fee of $150 million if:



          (1) the merger agreement is terminated for the reasons stated in paragraph (8) of "-- Termination of the Merger Agreement" above;



          (2) the Ralston Purina Board withdraws or adversely modifies, or publicly proposes to withdraw or adversely modify, its approval or recommendation of the merger or approves or recommends, or publicly proposes to approve or recommend, an alternative takeover proposal; and



             (A) either Ralston Purina or Nestle Holdings terminates the merger agreement for the reasons stated in paragraph (4) of "-- Termination of the Merger Agreement" above; or



             (B) Nestle Holdings terminates the merger agreement for the reasons stated in paragraph (7) of "-- Termination of the Merger Agreement" above and within 18 months of such termination Ralston Purina enters into a definitive agreement to consummate, or consummates, the transactions contemplated by an alternative takeover proposal; or



          (3) an alternative takeover proposal is made directly to the Ralston Purina shareholders generally or otherwise becomes publicly known or any person or entity publicly announces an intention to make an alternative takeover proposal; and



             (A) the merger agreement is terminated for the reasons stated in
        (i) paragraph (2) of "-- Termination of the Merger Agreement" above without a vote of the Ralston Purina shareholders; or (ii) paragraph (4) of "-- Termination of the Merger Agreement" above; and


             (B) within 18 months of such termination Ralston Purina enters into a definitive agreement to consummate, or consummates, the transactions contemplated by an alternative takeover proposal.


     Nestle Holdings must pay Ralston Purina a termination fee of $150 million if:



          (1) the merger agreement is terminated for the reasons stated in paragraphs (2), (3) or (6) of "-- Termination of the Merger Agreement" above (in the case of termination under paragraph (6), only as a result of a breach by Nestle Holdings of its antitrust commitment); and



          (2) at the time of termination U.S. antitrust clearance has not yet been obtained due to a requirement that there be a divestiture (other than any divestitures which include any cat food brand other than any cat food brand that Nestle Holdings has committed to divest, if necessary, in the merger agreement); provided, however, that in the event the merger agreement is terminated and any U.S. government authority is not willing to accept any divestiture other than the entirety of the U.S. pet food operations of Nestle Holdings or Ralston Purina, then no fee shall be payable by Nestle Holdings in respect of a failure to make its committed divestitures.



     Ralston Purina must reimburse Nestle Holdings for its out-of-pocket expenses actually incurred in connection with the merger up to a maximum of $10 million if Nestle Holdings is entitled to receive the termination fee or Nestle Holdings terminates the merger agreement for the reasons stated in paragraph (5) of "-- Termination of the Merger Agreement" above.



     Nestle Holdings must reimburse Ralston Purina for its out-of-pocket expenses actually incurred in connection with the merger up to a maximum of $10 million if Ralston Purina terminates the merger agreement for the reasons stated in paragraph (6) of "-- Termination of the Merger Agreement" above.



POST MERGER PLANS



     The merger agreement provides that Nestle Holdings intends to cause the surviving corporation to continue, for at least two years, charitable contributions and activities that are, in the aggregate, consistent with the level and general nature previously conducted by Ralston Purina. In addition, the merger agreement reflects Nestle Holdings' commitment to combine its North American pet products operations with Ralston Purina's North American operations, to headquarter the combined operations in the St. Louis metropolitan area for at least two years and name Mr. McGinnis, Ralston Purina's current President and Chief Executive Officer, President and Chief Executive Officer of the combined business, subject to reaching agreement with Mr. McGinnis to serve in such capacity on reasonably acceptable terms.


NESTLE S.A.'S GUARANTEE OF THE MERGER AGREEMENT



     In connection with the merger and the execution of the merger agreement Nestle has agreed to act as the unconditional guarantor of the due, punctual and complete performance and payment (and not merely collection) in full of all obligations and liabilities of Nestle Holdings and Merger Sub under the merger agreement.



     In that connection, to the fullest extent permitted by applicable law, Nestle has agreed to waive any presentment to, demand of payment from and protest to any other person of any of the obligations to which it is a guarantor. In addition, Nestle also agreed to waive notice of acceptance of its guarantee and notice of protest for nonpayment. Further, Nestle's obligations as guarantor are not subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and are not subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of its guaranteed obligations, or otherwise. Notwithstanding any of the foregoing, nothing in Nestle's guarantee waives or limits its ability to assert any claims, defenses or other rights that Nestle Holdings or Merger Sub may have under the merger agreement.


             STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN SHAREHOLDERS


     The following tables set forth the amount of Ralston Purina common stock beneficially owned by each of its directors, its five most highly compensated executive officers during fiscal year 2000, and all directors and executive officers as a group as of February 28, 2001, and each shareholder known to Ralston Purina to be the owner of more than five percent of the outstanding shares of Ralston Purina common stock. Unless otherwise indicated, each shareholder had sole investment and voting power with respect to the shares indicated, as of February 28, 2001.


                          STOCK OWNERSHIP INFORMATION


     FIVE PERCENT OWNERS OF COMMON STOCK. The table below lists the persons known by the Company to beneficially own at least 5% of the Company's Common Stock as of February 28, 2001.



                                                        AMOUNT AND NATURE OF     % OF SHARES      EXPLANATORY
NAME AND ADDRESS OF BENEFICIAL OWNER  TITLE OF CLASS    BENEFICIAL OWNERSHIP    OUTSTANDING(A)       NOTES
------------------------------------  --------------    --------------------    --------------    -----------
Wachovia Corporation................  Common Stock           21,821,875               7.0%
 301 North Main Street
  Winston-Salem, NC 27150
Bank of America Corporation.........  Common Stock           18,225,289              5.90%            (b)
 100 North Tryon Street
  Charlotte, NC 28255


---------------

(a) The number of shares outstanding used in this calculation was the number actually outstanding on February 28, 2001.



(b) Based on a written statement from the shareholder, this amount includes shares of Common Stock owned by subsidiaries of Bank of America Corporation ("Bank of America"). The shares held by Bank of America are held in a fiduciary capacity; Of these shares, Bank of America had voting and investment powers as follows: sole voting 4,795,848 shares; shared voting 13,383,133 shares; sole investment 2,968,676 shares; and shared investment 14,810,423 shares. Of such shares, voting or investment power for 2,359,442 and 2,640,564 shares were shared with Donald Danforth, Jr. and William H. Danforth, respectively. William H. Danforth is currently a Director of the Company; Donald Danforth, Jr. was a Director of the Company until his death on March 29, 2001. See Common Stock Ownership of Directors and Executive Officers table.

           COMMON STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS


     The table below contains information regarding stock ownership of directors and executive officers as of February 28, 2001. It does not reflect any changes in ownership that may have occurred after that date. Donald Danforth, Jr., who died on March 29, 2001, served as a Director until that time. The table below includes Mr. Danforth's stock ownership as of February 28, 2001.



                                                                 SHARES
                                                              BENEFICIALLY             % OF SHARES
DIRECTORS AND EXECUTIVE OFFICERS                                OWNED(a)              OUTSTANDING(b)
--------------------------------                              ------------            --------------
David R. Banks..............................................          306                 *
John H. Biggs...............................................        6,105(c)(d)           *
Donald Danforth, Jr. .......................................    3,429,145(c)(e)            1.11
William H. Danforth.........................................    2,783,742(c)(d)(f)(l)     *
David C. Farrell............................................       76,422(d)              *
M. Darrell Ingram...........................................       11,362(g)              *
Richard A. Liddy............................................        3,000                 *
John F. McDonnell...........................................       10,987(d)(h)           *
Katherine D. Ortega.........................................        5,094                 *
William P. Stiritz..........................................    3,575,806(i)               1.12
Ronald L. Thompson..........................................          400(d)              *
W. Patrick McGinnis.........................................    1,579,627(d)(j)           *
Terence E. Block............................................      101,657                 *
James R. Elsesser...........................................      756,171(k)              *
Franklin W. Krum............................................       26,282                 *
William H. Sackett..........................................      133,027                 *
All Officers and Directors..................................   12,918,111                  4.17


---------------
In general, "beneficial ownership" includes those shares a director or executive officer has the power to vote or transfer, as well as shares owned by immediate family members that reside with the director or officer. Unless otherwise indicated below, directors and executive officers named in the table above have sole voting and investment authority with respect to the shares set forth in the table. The table above also indicates shares that may be obtained within 60 days upon the exercise of options. An asterisk indicates beneficial ownership of less than one percent of the outstanding Ralston Purina common stock.


 (a) Indicates the most recent approximation of the number of shares of Ralston Purina common stock as to which participants in the Company's Savings Investment Plan have voting and transfer rights. Shares of Ralston Purina common stock which are held in the Plan are not directly allocated to individual participants but instead are held in separate funds in which participants acquire units. Such funds also hold varying amounts of cash and short-term investments. The number of shares allocable to a participant will vary on a daily basis based upon the cash position of the funds and the market price of the stock.



 (b) The number of shares outstanding is the sum of (1) the number actually outstanding on February 28, 2001; and (2) the number of shares of Ralston Purina common stock which would be issued if options exercisable within 60 days of that date were exercised.



 (c) Excludes 7,292,000 shares of Ralston Purina common stock held by the Danforth Foundation, St. Louis, Mo. Mr. Biggs and Dr. William Danforth are, and Mr. Donald Danforth was, until his death, three of the ten trustees of the Foundation and disclaim beneficial ownership of its shares.



 (d) Excludes 3,338,262 shares of Ralston Purina common stock held by Washington University, St. Louis, Mo. Messrs. Biggs, Farrell, McDonnell, McGinnis, Thompson and Dr. Danforth serve on the University's Board of Trustees, which consists of 54 members. All of the directors disclaim beneficial ownership of those shares.



 (e) Mr. Danforth had sole voting and/or investment powers respecting 708,905 shares of Ralston Purina common stock. He shared voting and/or investment powers with respect to 2,405,453 shares, and disclaimed beneficial ownership of 46,011 of those shares held in a trust. Included are 314,787 shares of Ralston Purina common stock owned by his wife.



 (f) Dr. Danforth has sole voting and/or investment powers respecting 155,295 shares of Ralston Purina common stock. He shares voting and/or investment powers with respect to 2,628,447 shares, but disclaims beneficial ownership of 143,178 of those shares held in a trust.



 (g) Includes 816 shares of Ralston Purina common stock owned by his wife.



 (h) Mr. McDonnell has sole voting and investment powers respecting 6,105 shares of Ralston Purina common stock. He shares voting and investment powers respecting 4,882 shares of Ralston Purina common stock.



 (i) Includes 102,477 shares of Ralston Purina common stock owned by his wife.



 (j) Includes 5,607 shares of Ralston Purina common stock owned by his wife.



 (k) Excludes 5,193,015 shares of Ralston Purina common stock held to fund retirement benefits by the Ralston Purina Retirement Plan Trust of which Mr. Elsesser is one of four trustees who collectively exercise voting and investment power. Mr. Elsesser disclaims beneficial ownership of those shares.



 (l)Excludes 622,196 shares of Ralston Purina common stock held in a family trust, of which Mr. Donald Danforth was, until his death, co-trustee. Ralston Purina is informed that Dr. William Danforth will succeed Mr. Danforth as co-trustee of the subject trust through exercise of a power of appointment by Mr. Danforth in his will.


      MARKET PRICE OF RALSTON PURINA COMMON STOCK AND DIVIDEND INFORMATION

     Ralston Purina common stock is traded on the New York Stock Exchange, Inc. under the symbol "RAL." The table below sets forth by quarter, since the beginning of Ralston Purina's fiscal year ended September 30, 1999, the high and low sale prices of Ralston Purina common stock on the NYSE Composite Transactions Tape, as reported in The Wall Street Journal, and the dividends paid per share. You should note that the sale prices provided below reflect, as indicated, the effects of Ralston Purina's spin-off of Energizer Holdings, Inc.

                                                                     MARKET PRICES
                                                              ----------------------------
                                                                                 DIVIDENDS
                                                              HIGH      LOW      PER SHARE
                                                              ----      ---      ---------
Fiscal Year 1999
  1st Quarter...............................................  $37 3/16  $28 1/4    $.10
  2nd Quarter...............................................   32 1/2    25 13/16   .10
  3rd Quarter...............................................   33        25 5/8     .10
  4th Quarter...............................................   30 7/8    27 1/4     .10
Fiscal Year 2000
  1st Quarter...............................................  $32 1/2   $25 1/2    $.10
  2nd Quarter...............................................   29 3/4    23 1/4     .10
  3rd Quarter...............................................   22 5/16   16 3/4*    .07
  4th Quarter...............................................   24 1/2*   18 3/16*   .07
Fiscal Year 2001
  1st Quarter...............................................   27 7/8*   23 1/4*    .07
  2nd Quarter...............................................   31 15/16* 23 1/8*    .07

---------------
* Prices reflect effects of Energizer Holdings, Inc. spin-off on April 1, 2000.

     On January 12, 2001, the last full trading day prior to the public announcement of the merger agreement, the high and low sale prices of Ralston Purina common stock as reported on the NYSE Composite Transactions Tape were $24 3/4 and $24 1/4, respectively, and a closing price of $24 5/8. On April 16, 2001, last full trading day prior to the date of this proxy statement, the closing price of Ralston Purina common stock as reported on the NYSE Composite Transactions Tape was $30.67.


     Ralston Purina shareholders are encouraged to obtain current market quotations for Ralston Purina common stock.


RALSTON PURINA PROJECTIONS



     Prior to the execution of the merger agreement, Ralston Purina provided to representatives of Nestle and Nestle Holdings certain non-public business and financial information about Ralston Purina. This information included the following projections of net sales, net operating earnings, fully diluted operating earnings per share and cash flow from operations of Ralston Purina for the fiscal years ended September 30, 2001 through 2003.


                                                                 FISCAL YEAR ENDED SEPTEMBER 30
                                                            -----------------------------------------
                                                               2001           2002           2003
                                                            -----------    -----------    -----------
                                                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales.................................................   $3,047.5       $3,291.1       $3,545.0
Net operating earnings....................................      329.8          373.9          415.5
Fully diluted operating earnings per share................        1.17           1.38           1.59
Cash flow from operations.................................      325.2          412.7          458.6


     Ralston Purina does not as a matter of course make public any projections as to future performance or earnings, and the projections set forth above are included in this proxy statement only because this information was provided to Nestle and Nestle Holdings. The projections were not prepared with a view to public disclosure or compliance with the published guidelines of the Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present operations in accordance with generally accepted accounting principles, and Ralston Purina's independent auditors have not examined or compiled the projections and accordingly assume no responsibility for them. Ralston Purina's internal financial forecasts (upon which these projections were based in part) are, in general, prepared solely for internal use and capital budgeting and other management decisions and are subjective in many respects and thus susceptible to interpretations and periodic revision based on actual experience and business developments.



     The projections also reflect numerous assumptions made by management of Ralston Purina, including assumptions with respect to the market for Ralston Purina's products, general business, economic, market and financial conditions and other matters, including effective tax rates consistent with historical levels for Ralston Purina and interest rates and the anticipated amount of borrowings by Ralston Purina, all of which are difficult to predict and many of which are beyond Ralston Purina's control. Accordingly, there can be no assurance that the assumptions made in preparing the projections will prove accurate. It is expected that there will be differences between actual and projected results, and actual results may be materially greater or less than those contained in the projections. The inclusion of the projections herein should not be regarded as an indication that any of Ralston Purina, Nestle or Nestle Holdings or their respective representatives considered or consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such.



     Ralston Purina believes that the projections were reasonable at the time they were made; however, you should not assume that the projections continue to be accurate or reflective of Ralston Purina's management's current view. The projections were disclosed to Nestle and its representatives as a matter of Nestle's due diligence, and are included in this proxy statement on that account. None of Ralston Purina, Nestle or Nestle Holdings or any of their respective representatives has made or makes any representation to any person regarding the ultimate performance of Ralston Purina compared to the information contained in the projections, and none of them intends to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error.

                           FORWARD-LOOKING STATEMENTS

     This proxy statement includes and incorporates by reference statements that are not historical facts. These statements are "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995) based, among other things, on our current plans and expectations relating to analyses of value and expectations of anticipated growth in the future and future success under various circumstances, and, as such, these forward-looking statements involve uncertainty and risk. These forward-looking statements are contained in the sections entitled "Summary Term Sheet for the Merger" and "The Merger" and other sections of this proxy statement, as well as in the documents incorporated by reference in this proxy statement. These forward-looking statements should be read in conjunction with the section entitled "Forward-Looking Statements" in
Item 1 of our Annual Report on Form 10-K for the year ended September 30, 2000, which describes many of the external factors that could cause our actual results to differ materially from our expectations. Our Form 10-K is on file with the Securities and Exchange Commission, and a copy is available without charge upon written request to: Secretary, Ralston Purina Company, Checkerboard Square, St. Louis, Missouri 63164. The Form 10-K is also available via the Internet at www.sec.gov. In addition, actual results could differ materially from the forward-looking statements contained in this proxy statement because of many factors, such as competition within the pet products industry, shortages in raw materials and commodities markets for Ralston Purina's primary raw materials (such as grain products, protein ingredients and meat by-products), the completion and impact of the merger on operating results and capital resources, the impact of economic and market conditions on profitability, and the impact of cash requirements and restricted liquidity on Ralston Purina's businesses and prospects.

     Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in any forward-looking statement. We do not undertake any obligation to update the forward-looking statements contained or incorporated in this proxy statement to reflect actual results, changes in assumptions, or changes in other factors affecting these forward-looking statements.


     All information contained in this proxy statement with respect to Nestle, Nestle Holdings and Merger Sub and the Source and Amounts of Funds for the merger has been supplied by and is the responsibility of Nestle and Nestle Holdings.


       WHAT IS THE DEADLINE FOR SUBMITTING FUTURE SHAREHOLDER PROPOSALS?


     Ralston Purina intends to hold an annual meeting in 2002 only if the merger is not completed. Proposals of shareholders intended to be presented at the Annual Meeting to be held in January of 2002 must be received by Ralston Purina at its principal executive offices for inclusion in the proxy statement and form of proxy relating to that meeting no later than August 13, 2001. If Ralston Purina does not receive notice between September 3, 2001 and October 3, 2001 of any nomination for Director or of any other matter which a shareholder desires to bring before the 2002 Annual Meeting which is not the subject of a proposal timely submitted for inclusion in the proxy statement, then the proxies designated by the Ralston Purina Board for that meeting may vote in their discretion on any such matter without mention of the matter in Ralston Purina's proxy statement or proxy card for that annual meeting.


                      WHERE YOU CAN FIND MORE INFORMATION

     Ralston Purina is subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Ralston Purina files reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at www.sec.gov, that contains reports, proxy statements and other information regarding companies and individuals that file electronically with the SEC.

     You may also read reports, proxy statements and other information relating to Ralston Purina at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     Ralston Purina incorporates by reference into this proxy statement the following documents that it has filed with the SEC (File No. 1-4582): (1) Annual Report on Form 10-K for the year ended September 30, 2000; (2) Form of Definitive Proxy Statement dated December 11, 2000 filed on Schedule 14A; (3) Quarterly Report on Form 10-Q for the period ended December 31, 2000; (4) Current Report on Form 8-K filed on January 16, 2001; and (5) Current Report on Form 8-K filed on January 25, 2001.


     Any statement contained in a document incorporated or deemed to be incorporated by reference in this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this proxy statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

     Any person receiving a copy of this proxy statement may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference except for the exhibits to such documents (other than the exhibits expressly incorporated in those documents by reference). Requests should be directed to: Secretary, Ralston Purina Company, Checkerboard Square, St. Louis, Missouri, 63164, telephone: (314) 982-1000. A copy will be provided by first class mail or other equally prompt means within one business day after receipt of your request.


     WE HAVE AUTHORIZED NO ONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION ABOUT THE MERGER OR OUR COMPANY THAT DIFFERS FROM OR ADDS TO THE INFORMATION CONTAINED IN THIS PROXY STATEMENT OR IN THE DOCUMENTS WE HAVE PUBLICLY FILED WITH THE SEC. THEREFORE, IF ANYONE SHOULD GIVE YOU ANY DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.



     THE INFORMATION CONTAINED IN THIS PROXY STATEMENT SPEAKS ONLY AS OF THE DATE INDICATED ON THE COVER OF THIS PROXY STATEMENT UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.



             [THE REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

                                                                      APPENDIX A


                          AGREEMENT AND PLAN OF MERGER

                         DATED AS OF JANUARY 15, 2001,

                                     AMONG


                             NESTLE HOLDINGS, INC.,


                              NEWCO MERGER COMPANY

                                      AND

                             RALSTON PURINA COMPANY

                               TABLE OF CONTENTS

                                   ARTICLE I


                                   THE MERGER



Section 1.01.   The Merger..................................................  A-1
Section 1.02.   Closing.....................................................  A-1
Section 1.03.   Effective Time..............................................  A-1
Section 1.04.   Effects.....................................................  A-1
Section 1.05.   Articles of Incorporation and Bylaws........................  A-1
Section 1.06.   Directors and Officers......................................  A-2


                                   ARTICLE II


                       EFFECT ON THE CAPITAL STOCK OF THE


               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES



Section 2.01.   Effect on Capital Stock.....................................  A-2
Section 2.02.   Exchange of Certificates....................................  A-3


                                  ARTICLE III


                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY



Section 3.01.   Organization, Standing and Power............................   A-4
Section 3.02.   Significant Subsidiaries; Equity Interests..................   A-5
Section 3.03.   Capital Structure...........................................   A-5
Section 3.04.   Authority; Execution and Delivery; Enforceability...........   A-6
Section 3.05.   No Conflicts; Consents......................................   A-7
Section 3.06.   SEC Documents; Undisclosed Liabilities......................   A-7
Section 3.07.   Information Supplied........................................   A-8
Section 3.08.   Absence of Certain Changes or Events........................   A-8
Section 3.09.   Taxes.......................................................   A-9
Section 3.10.   Absence of Changes in Benefit Plans.........................  A-10
Section 3.11.   ERISA and Other Compliance..................................  A-10
Section 3.12.   Litigation..................................................  A-12
Section 3.13.   Compliance with Applicable Laws.............................  A-12
Section 3.14.   Contracts; Debt Instruments.................................  A-13
Section 3.15.   Labor Matters...............................................  A-14
Section 3.16.   Intellectual Property.......................................  A-14
Section 3.17    Company Grantor Trust.......................................  A-14
Section 3.18.   Brokers.....................................................  A-15
Section 3.19.   Opinion of Financial Advisor................................  A-15

                                   ARTICLE IV


                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB



Section 4.01.   Organization, Standing and Power............................  A-15
Section 4.02.   Sub.........................................................  A-15
Section 4.03.   Authority; Execution and Delivery; Enforceability...........  A-15
Section 4.04.   No Conflicts; Consents......................................  A-16
Section 4.05.   Information Supplied........................................  A-16
Section 4.06.   Brokers.....................................................  A-16
Section 4.07.   Availability of Funds.......................................  A-16


                                   ARTICLE V


                   COVENANTS RELATING TO CONDUCT OF BUSINESS



Section 5.01.   Conduct of Business.........................................  A-17
Section 5.02.   No Solicitation.............................................  A-20


                                   ARTICLE VI


                             ADDITIONAL AGREEMENTS



Section 6.01.   Preparation of Proxy Statement; Shareholders Meeting........  A-21
Section 6.02.   Access to Information; Confidentiality......................  A-21
Section 6.03.   Reasonable Best Efforts; Notification.......................  A-22
Section 6.04.   Stock Options; Other Equity Interests.......................  A-23
Section 6.05.   Benefit Plans...............................................  A-24
Section 6.06.   Indemnification.............................................  A-25
Section 6.07.   Fees and Expenses...........................................  A-25
Section 6.08.   Public Announcements........................................  A-26
Section 6.09.   Transfer Taxes..............................................  A-26
Section 6.10.   Consequences if Company Rights Triggered....................  A-26
Section 6.11.   Shareholder Litigation......................................  A-26
Section 6.12.   Charitable Activities; Offices; Names.......................  A-27
Section 6.13.   Tax Matters.................................................  A-27


                                  ARTICLE VII


                              CONDITIONS PRECEDENT



                Conditions to Each Party's Obligation to Effect the
Section 7.01    Merger......................................................  A-27

Section 7.02.   Conditions to Obligations of Parent and Sub.................  A-28
Section 7.03.   Conditions to Obligation of the Company.....................  A-29

                                  ARTICLE VIII


                       TERMINATION, AMENDMENT AND WAIVER



Section 8.01.   Termination.................................................  A-29
Section 8.02.   Effect of Termination.......................................  A-30
Section 8.03.   Amendment...................................................  A-30
Section 8.04.   Extension; Waiver...........................................  A-30
Section 8.05.   Procedure for Termination, Amendment, Extension or Waiver...  A-30


                                   ARTICLE IX


                               GENERAL PROVISIONS



Section 9.01.   Nonsurvival of Representations and Warranties...............  A-31
Section 9.02.   Notices.....................................................  A-31
Section 9.03.   Definitions.................................................  A-32
Section 9.04.   Interpretation; Disclosure Letters..........................  A-32
Section 9.05.   Severability................................................  A-33
Section 9.06.   Counterparts................................................  A-33
Section 9.07.   Entire Agreement; No Third-Party Beneficiaries..............  A-33
Section 9.08.   Governing Law...............................................  A-33
Section 9.09.   Assignment..................................................  A-33
Section 9.10.   Enforcement.................................................  A-33

     AGREEMENT AND PLAN OF MERGER dated as of January 15, 2001, among NESTLE HOLDINGS, INC., a Delaware corporation ("Parent"), NEWCO MERGER COMPANY, a Missouri corporation ("Sub") and a direct wholly owned subsidiary of Parent, and RALSTON PURINA COMPANY, a Missouri corporation (the "Company").


     WHEREAS the respective Boards of Directors of Parent, Sub and the Company have approved the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement;

     WHEREAS the respective Boards of Directors of Parent, Sub and the Company have approved the merger (the "Merger") of Sub into the Company, on the terms and subject to the conditions set forth in this Agreement, whereby each issued share of common stock, par value $0.10 per share, of the Company (the "Company Common Stock") not owned directly by Parent or the Company shall be converted into the right to receive $33.50 in cash;


     WHEREAS in connection with and as an inducement to the execution and delivery of this Agreement by the Company, Nestle S.A. ("Nestle") has executed and delivered to the Company a guarantee of the obligations of Parent (the "Guarantee"); and


     WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I


                                   THE MERGER


     Section 1.01. The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the General and Business Corporation Law of Missouri ("MG&BCL"), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.03). At the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"). At the election of Parent, any direct or indirect wholly owned subsidiary of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties shall execute an appropriate amendment to this Agreement in order to reflect the foregoing.

     Section 1.02. Closing. The closing (the "Closing") of the Merger shall take place at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019 at 10:00 a.m. on the second business day following the satisfaction (or, to the extent permitted by Law, waiver by the applicable party) of the conditions set forth in Article VII (other than those that by their terms cannot be satisfied until the time of the Closing, but subject to their satisfaction at such time), or at such other place, time and date as shall be agreed in writing between Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

     Section 1.03. Effective Time. Prior to the Closing, Parent shall prepare, and on the Closing Date Parent shall file with the Secretary of State of the State of Missouri, articles of merger or other appropriate documents (in any such case, the "Articles of Merger") executed in accordance with the relevant provisions of the MG&BCL and shall make all other filings or recordings required under the MG&BCL. The Merger shall become effective at such time as the Articles of Merger are duly filed with such Secretary of State, or at such other time as Parent and the Company shall agree and specify in the Articles of Merger as permitted by the MG&BCL (the time the Merger becomes effective being the "Effective Time").

     Section 1.04. Effects.  The Merger shall have the effects set forth in
Section 351.450 of the MG&BCL.

     Section 1.05. Articles of Incorporation and Bylaws. (a) The Articles of Incorporation of the Surviving Corporation shall be amended at the Effective Time to read in the form of Exhibit A, and, as so amended, such Articles of Incorporation shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law (as defined in Section 3.05).

     (b) The Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

     Section 1.06. Directors and Officers. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of the Surviving Corporation after the Effective Time shall be the officers of the Company immediately prior to the Effective Time and such additional officers as Parent shall designate in writing prior to the Effective Time, until such time as their successors shall be duly elected or appointed in accordance with the MG&BCL or until their earlier death, resignation or removal.

                                   ARTICLE II


                       EFFECT ON THE CAPITAL STOCK OF THE


               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES


     Section 2.01. Effect on Capital Stock. At the Effective Time, by virtue of the Merger, by operation of Law and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

          (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $1.00 per share, of the Surviving Corporation.

          (b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock that is owned by the Company, Parent or Sub shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no other consideration shall be delivered or deliverable in exchange therefor. Each share of Company Common Stock that is owned by any subsidiary of the Company or Parent (other than Sub) shall automatically be converted into one fully paid and nonassessable share of common stock, par value $1.00 per share, of the Surviving Corporation.

          (c) Conversion of Company Common Stock. (1) Subject to Sections 2.01(b) and 2.01(d), each issued share of Company Common Stock shall be converted into the right to receive $33.50 in cash (the "Merger Consideration").

          (2) As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive Merger Consideration upon surrender of such certificate in accordance with Section 2.02, without interest.

          (d) Dissent Rights. Notwithstanding anything in this Agreement to the contrary, shares ("Dissent Shares") of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by any person who is entitled to demand and properly demands payment of the fair value of such Dissent Shares pursuant to, and who complies in all respects with, Section 351.455 of the MG&BCL ("Section 351.455") shall not be converted into the right to receive Merger Consideration as provided in
     Section 2.01(c), but rather the holders of Dissent Shares shall be entitled to payment of the fair value of such Dissent Shares in accordance with and subject to Section 351.455; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to receive payment of fair value under Section 351.455, then the right of such holder to be paid the fair value of such holder's Dissent Shares shall cease and such Dissent Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, Merger Consideration as provided in Section 2.01(c). The Company shall promptly notify Parent of any demands received by the Company for payment of the fair value of any shares of Company Common Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of

     Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

     Section 2.02. Exchange of Certificates. (a) Paying Agent. Prior to the Effective Time, Parent shall select a bank or trust company reasonably acceptable to the Company to act as paying agent (the "Paying Agent") for the payment of Merger Consideration upon surrender of certificates representing Company Common Stock and shall enter into a paying agent agreement in form and substance reasonably satisfactory to the Company. Parent shall cause the Surviving Corporation to provide to the Paying Agent on a timely basis, as and when needed after the Effective Time, cash necessary to pay for the shares of Company Common Stock converted into the right to receive cash pursuant to
Section 2.01(c) (such cash being hereinafter referred to as the "Exchange
Fund").


     (b) Exchange Procedure. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding shares of Company Common Stock which were converted into the right to receive Merger Consideration pursuant to Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions consistent with this Agreement as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.01, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Company Common Stock theretofore represented by such Certificate have been converted pursuant to Section 2.01. No interest shall be paid or accrue on the cash payable upon surrender of any Certificate.


     (c) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof determined in accordance with this
Article II; provided, however, that Parent or the Paying Agent may require the delivery of a reasonable indemnity or bond against any claim that may be made against the Surviving Corporation with respect to such Certificate or ownership thereof.

     (d) No Further Ownership Rights in Company Common Stock. The Merger Consideration paid in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this
Article II.

     (e) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock for six months after the Effective Time (or such longer period as Parent, in its sole discretion, shall designate) shall be delivered to Parent, upon demand, and any holder of Company Common Stock who has not theretofore complied with this
Article II shall thereafter look only to Parent for payment of its claim for Merger Consideration and Parent shall be obligated at such time to make such payments, subject to the provisions of Sections 447.520, 447.536, 447.539 and
447.543 of the Missouri Revised Statutes.

     (f) No Liability. None of Parent, Sub, the Company or the Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate has not been surrendered immediately prior to the date on which Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.05), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

     (g) Investment of Exchange Fund. The Paying Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any net profit resulting from, or interest or income produced by, such investments shall be held in the Exchange Fund. The Exchange Fund shall not be used for any other purpose except as provided in this Agreement.


     (h) Withholding Rights. Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code (as defined in Section 3.09), or under any provision of state, local or foreign tax Law (other than any provision of Swiss tax Law applicable solely due to the fact that Nestle is a Swiss corporation). To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent.


                                  ARTICLE III


                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY


     Except as set forth in the disclosure letter dated as of the date hereof delivered by the Company to Parent and Sub (the "Company Disclosure Letter") or in the Company SEC Documents (as defined in Section 3.06) filed and publicly available prior to the date of this Agreement (the "Filed Company SEC Documents") or as otherwise expressly contemplated by this Agreement, the Company represents and warrants to Parent and Sub as follows:

     Section 3.01. Organization, Standing and Power. Each of the Company and each of its subsidiaries (the "Company Subsidiaries") is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually and in the aggregate, has not had and is not reasonably expected to have a Company Material Adverse Effect (as defined in Section 9.03). The Company and each Company Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties makes such qualification necessary or the failure to so qualify has had or is reasonably expected to have a Company Material Adverse Effect. The Company has delivered to Parent true and complete copies of the articles of incorporation of the Company, as amended to the date of this Agreement (as so amended, the "Company Charter"), and the Bylaws of the Company, as amended to the date of this Agreement (as so amended, the "Company Bylaws"), and the comparable charter and organizational documents of each Significant Subsidi-ary (as defined in Section 9.03) of the Company, in each case as amended through the date of this Agreement.


     Section 3.02. Significant Subsidiaries; Equity Interests. (a) Section 3.02 of the Company Disclosure Letter lists each Significant Subsidiary of the Company and its jurisdiction of organization. All the outstanding shares of capital stock of each Significant Subsidiary of the Company have been validly issued and are fully paid and nonassessable and are owned by the Company, by another Significant Subsidiary of the Company or by the Company and another Company Subsidiary, free and clear of all pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens").


     (b) Except for its interests in the Company Subsidiaries, the Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person which has a book value in excess of $100 million.


     Section 3.03. Capital Structure. (a) The authorized capital stock of the Company consists of 600,000,000 shares of Company Common Stock and 10,600,000 shares of preferred stock, par value $1.00 per share (together with the Company Common Stock, the "Company Capital Stock"). At the close of business on January 10, 2001, (i) 309,111,520 shares of Company Common Stock (including 1,351,750 restricted shares (each, a "Company Restricted Share")) and no shares of Company Preferred Stock were issued and outstanding, (ii) 19,468,690 shares of Company Common Stock were held by the Company in its treasury, (iii) 25,065,060 shares of Company Common Stock were subject to outstanding Company Employee Stock Options (as defined in Section 6.04) with a weighted average exercise price of $17.8821, and (iv) no shares of Company Common Stock were reserved for issuance in connection with the rights (the "Company Rights") issued pursuant to the Rights Agreement effective as of March 28, 1996, as amended by the First Amended Rights Agreement effective as of May 28, 1998 (as so amended, and as further amended from time to time, the "Company Rights Agreement"), between the Company and Wells Fargo Bank Minnesota, N.A., as successor Rights Agent. At the close of business on December 31, 2000, 2,109,080 "phantom" shares of the Company (each, a "Company Phantom Share") were outstanding. At the close of business on January 10, 2001, 177,260 outstanding Company Employee Stock Options included the right to acquire a restoration or reload option. At the close of business on January 10, 2001, there were 159,900 issued and outstanding Company SARs (as defined in Section 6.04), all of which were not granted in tandem with a related Company Employee Stock Option. The Company does not maintain any "employee stock purchase plan" (as defined in Section 423(b) of the Code). Except as set forth above and in Section 3.03(b) below, at the close of business on January 10, 2001, no shares of capital stock or other voting securities of the Company were issued or outstanding. There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote ("Voting Company Debt"). Except as set forth above or below, as of the date of this Agreement, there are not (A) any "phantom" stock rights or stock-based performance units outstanding or (B) any options, warrants, rights, convertible or exchangeable securities, stock appreciation rights, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any Significant Subsidiary of the Company is a party or by which any of them is bound (i) obligating the Company or any Significant Subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or any Significant Subsidiary of the Company or any Voting Company Debt or (ii) obligating the Company or any Significant Subsidiary of the Company to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking. As of the date of this Agreement, there are not any outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary.


     (b) The Company has delivered to Parent and Sub a true and complete list, as of January 10, 2001, of all outstanding Company Employee Stock Options, the number of shares of Company Common Stock subject to each such option, and the grant dates, exercise prices, vesting schedules. As of January 10, 2001, 11,833,070 shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Plans (as defined in Section 6.04). Each outstanding Company Restricted Share and Company Phantom Share was issued to a current or former employee or director of the Company. The Company has delivered to Parent and Sub a true and complete list, as of January 10, 2001, of each Company SAR not granted in tandem with a related Company Employee Stock Option, which specifies its date of grant and the fair market value of the Company Common Stock on such date (its "Base Value"). As of January 10, 2001, the issued and outstanding Company SARs which were not granted in tandem with a related Company Employee Stock Option had a weighted average Base Value of $15.828. All outstanding shares of Company Capital Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the MG&BCL, the Company Charter, the Company Bylaws or any Contract (as defined in Section 3.05) to which the Company is a party or otherwise bound. Except as is not reasonably expected to have a Company Material Adverse Effect, as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which any Company Subsidiary (other than Significant Subsidiaries of the Company) is a party or by which any of them is bound (i) obligating any Company Subsidiary (other than Significant Subsidiaries of the Company) to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, any Company Subsidiary (other than Significant Subsidiaries of the Company) or (ii) obligating any Company Subsidiary (other than Significant Subsidiaries of the Company) to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking. The Company has delivered to Parent a complete and correct copy of the Company Rights Agreement, as amended to the date of this Agreement (which does not include the amendment contemplated by Section 3.05(c)).



     Section 3.04. Authority; Execution and Delivery; Enforceability. (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to receipt of the Company Shareholder Approval (as defined in Section 3.04(c)). The Company has duly executed and delivered this Agreement, and, assuming the due authorization, execution and delivery of this Agreement by Parent and Sub, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.


     (b) The Board of Directors of the Company (the "Company Board"), at a meeting duly called and held, duly and unanimously (by all members present) adopted resolutions (i) approving this Agreement, the Merger and the other transactions contemplated by this Agreement, (ii) determining that the terms of the Merger are fair to and in the best interests of the Company and its shareholders and (iii) subject to the terms of this Agreement, recommending that the Company's shareholders approve this Agreement. Such resolutions are the only resolutions necessary in order for the Merger and the other transactions contemplated by this Agreement to comply with Article Eight of the Company Charter. In addition, the Company Board has taken all action necessary to render
(A) Section 351.407 of the MG&BCL and (B) Section 351.459 of the MG&BCL inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement, and to Parent and Sub to the extent of this Agreement, the Merger and the other transactions contemplated by this Agreement. Assuming that Parent and its affiliates do not own any shares of Company Common Stock or capital stock of any Company Subsidiaries, no other Missouri or New York state takeover statute or similar statute or regulation applies to the Company with respect to this Agreement, the Merger or the other transactions contemplated by this Agreement.

     (c) The only vote of holders of any class or series of Company Capital Stock necessary to approve and adopt this Agreement and the Merger is the approval of this Agreement by the holders of two-thirds or more of the outstanding shares of Company Common Stock (the "Company Shareholder Approval").

     Section 3.05. No Conflicts; Consents. (a) The execution and delivery by the Company of this Agreement do not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the Company Charter, the Company Bylaws or the comparable charter or organizational documents of any Company Subsidiary,
(ii) any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a "Contract") to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 3.05(b), any judgment, order or decree ("Judgment") or statute, law (including common law), directive, ordinance, rule or regulation ("Law") applicable to the Company or any Company Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually and in the aggregate, have not had and are not reasonably expected to have a Company Material Adverse Effect.



     (b) No consent, approval, license, permit, order or authorization ("Consent") of, or registration, declaration or filing with, or permit from, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the Merger and the other transactions contemplated by this Agreement, other than (i) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) if required, the receipt of a decision under Article 6(1)(b) or 8(2) of Council Regulation No. 4064/89 of the European Community, as amended (the "EC Merger Regulation"), declaring the Merger compatible with the EC Common Market,
(iii) any additional consents, approvals and filings under any foreign antitrust law, (iv) the filing with, or other applicable requirements of, the Securities and Exchange Commission (the "SEC") of (A) a proxy or information statement relating to the approval of this Agreement by the Company's shareholders (the "Proxy Statement") and (B) such reports under, or other applicable requirements of, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement, (v) the filing of the Articles of Merger with the Secretary of State of the State of Missouri and the filing of appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (vi) compliance with and such filings as may be required under applicable environmental Laws, (vii) such filings as may be required in connection with the taxes described in Section 6.09, (viii) filings under any applicable state takeover Law, (ix) compliance with the rules and regulations of the New York Stock Exchange and such other stock exchanges on which Company Common Stock is listed and (x) all such other items and Consents that, individually and in the aggregate, have not had and are not reasonably expected to have a Company Material Adverse Effect.


     (c) The Company and the Company Board have taken all action necessary to
(i) render the Company Rights inapplicable to this Agreement and the Merger and
(ii) ensure that (A) neither Parent nor any of its affiliates or associates is or will become an "Acquiring Person" (as defined in the Company Rights Agreement) by reason of this Agreement or the Merger, (B) a "Distribution Date" (as defined in the Company Rights Agreement) shall not occur by reason of this Agreement or the Merger and (C) the Company Rights shall expire immediately prior to the Effective Time.


     Section 3.06. SEC Documents; Undisclosed Liabilities. The Company has filed all reports, schedules, forms, statements and other documents (other than reports on Schedule 13D or Schedule 13G) required to be filed by the Company with the SEC since January 1, 1999 (together with and giving effect to any amendments, supplements and exhibits thereto and information incorporated by reference therein, the "Company SEC Documents"). As of its respective date, except as supplemented or amended prior to the date of this Agreement, each Company SEC Document complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Document has been revised or superseded by a later filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company's Annual Reports on Form 10-K for the twelve months ended each of September 30, 1999 and September 30, 2000 comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as otherwise disclosed therein) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Except for such liabilities and obligations as, individually and in the aggregate, have not had and are not reasonably expected to have a Company Material Adverse Effect, from September 30, 2000 to the date of this Agreement, neither the Company nor any Company Subsidiary has incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto. None of the Company Subsidiaries is, or has at any time since January 1, 1999 been, subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.


     Section 3.07. Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company's shareholders or at the time of the Company Shareholders Meeting (as defined in Section 6.01), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub for inclusion or incorporation by reference therein.



     Section 3.08. Absence of Certain Changes or Events. From September 30, 2000 to the date of this Agreement, the Company has conducted its business only in the ordinary course, and during such period there has not been:


          (i) any event, change, effect or development that, individually or in the aggregate, has had or is reasonably expected to have a Company Material Adverse Effect;

          (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Capital Stock or any repurchase for value by the Company of any Company Capital Stock, other than regular quarterly cash dividends with respect to the Company Common Stock in the amount of $0.07 per share with usual declaration, record and payment dates;

          (iii) any split, combination or reclassification of any Company Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock;

          (iv) (A) any granting by the Company or any Company Subsidiary to any current or former director of the Company or employee of the Company or any Company Subsidiary whose annual base salary was $200,000 or more ("Relevant Persons") of any material increase in compensation, except in the ordinary course of business consistent with prior practice or as is or was required under employment agreements or Law which were in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents or which are set forth in Section 3.08 of the Company

     Disclosure Letter, (B) any granting by the Company or any Company Subsidiary to any Relevant Person of any material increase in severance or termination pay, except as was required under any employment, severance or termination agreements or Law which were in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents or which are set forth in Section 3.08 of the Company Disclosure Letter, or (C) any entry by the Company or any Company Subsidiary into, or any material amendment of, any employment, severance or termination agreement with any Relevant Person that materially increases the benefits payable to, or accelerates the payment of any material benefit to, any such Relevant Person; provided, that any such increases or amendments not otherwise required to be disclosed by this subsection (iv) do not in the aggregate increase the compensation, benefits or other such expenses of the Company and the Company Subsidiaries, taken as a whole, by more than 10% (excluding the impact of currency fluctuations) compared to the prior fiscal year;

          (v) any material change in accounting methods, principles or practices by the Company or any Company Subsidiary materially affecting the consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by Law or GAAP; or

          (vi) any material elections with respect to Taxes (as defined in Section 3.09) by the Company or any Company Subsidiary or settlement or compromise by the Company or any Company Subsidiary of any material Tax liability or refund.

     Section 3.09. Taxes. (a) The Company and each Company Subsidiary has timely filed, or has caused to be timely filed on its behalf, all material Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate in all material respects. All Taxes shown to be due on such filed Tax Returns have been timely paid.

     (b) The most recent financial statements contained in the Filed Company SEC Documents reflect an adequate reserve (in accordance with GAAP) for all Taxes payable by the Company, the Company Subsidiaries and the Former Company Subsidiaries for all Taxable periods and portions thereof through the date of such financial statements. The Federal income Tax Returns of the Company and each subsidiary consolidated in such Returns have been examined by and settled with the United States Internal Revenue Service or have closed by virtue of the expiration of the relevant statute of limitations, for all years through September 30, 1992. No deficiency or deficiencies that are material, individually or in the aggregate, with respect to Taxes have been proposed, asserted or assessed in writing by any taxing authority against the Company, any Company Subsidiary or any Former Company Subsidiary. There is no currently effective agreement extending, or having the effect of extending, the period of assessment or collection of any Taxes, and no currently effective power of attorney with respect to any Taxes has been executed or filed with any taxing authority with respect to, the Company, any Company Subsidiary or any Former Company Subsidiary.

     (c) There are no material Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Company or any Company Subsidiary.

     (d) The Company's tax basis in each of its investments in E.I. du Pont de Nemours and Company, Conoco, Inc. and Interstate Bakeries Corporation is set forth in Section 3.09 of the Company Disclosure Letter.

     (e) The Company has provided Parent with complete copies of ruling requests, documents submitted with such ruling requests, and the rulings obtained from the Internal Revenue Service in regard to (i) the spin-off of Energizer Holdings, Inc. ("Battery") from the Company and (ii) the spin-off of Agribrands International, Inc. ("Agriculture") from the Company. The Company has abided in all material respects by the representations submitted in such ruling requests and, to the knowledge of the Company, Battery, Agriculture and any other party to a ruling request has abided in all material respects by the representations made by Battery, Agriculture or such other party, respectively, to a ruling request in the ruling requests.

     (f) Since the time that the Company obtained rulings relating to the spin-off of Battery, there have been no acquisitions or dispositions of, or other transactions in respect of, the Company's stock, and to the knowledge of the Company no acquisition or disposition of, or transactions in respect of, the stock of Battery, in each case that is reasonably expected to materially and adversely affect any ruling obtained in regard to the spin-off of Battery.

     (g) Since the time that the Company obtained rulings relating to the spin-off of Agriculture, there have been no acquisitions or dispositions of, or other transactions in respect of, the Company's stock, and to the knowledge of the Company no acquisition or disposition of, or transactions in respect of, the stock of Agriculture, in each case that is reasonably expected to materially and adversely affect any ruling obtained in regard to the spin-off of Agriculture.

     (h) None of the Company, any Company Subsidiary or any Former Company Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under
Section 355(a) of the Code in the five years prior to the date of this Agreement, except with respect to or in connection with the spin-off of Battery and the spin-off of Agriculture.

     (i) None of the Company, any Company Subsidiary or any Former Company Subsidiary is a party to or bound by any Tax sharing agreement, Tax indemnity obligation or similar agreement or arrangement with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority), other than such an agreement or arrangement exclusively between or among the Company and the Company Subsidiaries.

     (j) For purposes of this Agreement:

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Former Company Subsidiary" means a former Company Subsidiary to the extent that the Company or a Company Subsidiary could be liable for its Taxes by operation of law or contract.

     "Tax" or "Taxes" includes all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, Federal or other Governmental Entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

     "Tax Return" means all Federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

     Section 3.10. Absence of Changes in Benefit Plans. From the date of the most recent audited financial statements included in the Filed Company SEC Documents to the date of this Agreement, there has not been any adoption or amendment in any material respect by the Company or any Company Subsidiary of any collective bargaining agreement or any U.S. or material foreign bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, "phantom" stock, retirement, vacation, termination, severance, disability, death benefit, hospitalization, medical or other legally binding plan, policy, trust, arrangement or understanding providing benefits to any current or former employee, executive officer or director of the Company or any Company Subsidiary (collectively, "Company Benefit Plans"). As of the date of this Agreement, there are not any employment, indemnification, severance or termination agreements or arrangements between the Company or any Company Subsidiary and any Relevant Person.

     Section 3.11. ERISA and Other Compliance. (a) Section 3.11 of the Company Disclosure Letter contains a list of all Company Benefit Plans which are "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Company Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other Company Benefit Plans maintained, or contributed to, by the Company or any Company Subsidiary, in each case, for the benefit of any current or former employees, executive officers or directors of the Company or any Company Subsidiary employed or providing services (or who were formerly employed or formerly provided services) in the United States (all of the foregoing being collectively referred to as the "U.S. Company Benefit Plans") and all Company Foreign Plans. For purposes of this Agreement, the term "Company Foreign Plan" shall refer to each Company Benefit Plan that is subject to or governed by the laws of any jurisdiction other than the United States and that would have been treated as a

U.S. Company Benefit Plan had it covered individuals employed or providing services (or who were formerly employed or formerly provided services) in the United States. The Company has delivered to Parent true, complete and correct copies of each Company Benefit Plan (or, in the case of any unwritten Company Benefit Plan, a description thereof), and has used reasonable best efforts to make available to Parent (i) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each U.S. Company Benefit Plan (if any such report was required), (ii) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required and (iii) each trust agreement and group annuity contract relating to any Company Benefit Plan. Each Company Benefit Plan has been administered in all respects in accordance with its terms and applicable Law, except where any failures to so administer, individually and in the aggregate, have not had and are not reasonably expected to have a Company Material Adverse Effect. Except where any failures to comply with laws, individually and in the aggregate, have not had and are not reasonably expected to have a Company Material Adverse Effect, each Company Foreign Plan is in compliance with all applicable laws.

     (b) All Company Pension Plans which are intended to meet the requirements of Section 401(a), Section 401(k) or Section 501(a) of the Code ("U.S. Qualified Company Pension Plans") have been the subject of determination letters from the Internal Revenue Service to the effect that such Company Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of the Company, has revocation been threatened, nor has any such Company Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs. There is no material pending or, to the knowledge of the Company, threatened litigation relating to the Company Benefit Plans.

     (c) No U.S. Qualified Company Pension Plan, other than any Company Pension Plan that is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Company Multiemployer Pension Plan"), had, as of the respective last annual valuation date for each such U.S. Qualified Company Pension Plan, an "unfunded benefit liability" (as such term is defined in Section 4001(a)(18) of ERISA), and there has been no material adverse change in the financial condition of any U.S. Qualified Company Pension Plan since its last such annual valuation date. Except where any such liabilities, individually and in the aggregate, have not had and are not reasonably expected to have a Company Material Adverse Effect, no liability under Subtitle C or D of Title IV of ERISA other than liability for future Pension Benefit Guaranty Corporation premiums has been or is expected to be incurred by the Company or any Company Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). None of any U.S. Qualified Company Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived. Except where any such occurrences, individually and in the aggregate, have not had and are not reasonably expected to have a Company Material Adverse Effect, none of the Company, any Company Subsidiary, any officer of the Company or any Company Subsidiary or any of the Company Benefit Plans which are subject to ERISA, including the U.S. Qualified Company Pension Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company, any Company Subsidiary or any officer of the Company or any Company Subsidiary to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Section 502(i) or 502(1) of ERISA. None of such Company Benefit Plans and trusts has been terminated, and, except where any such occurrences, individually and in the aggregate, have not had and are not reasonably expected to have a Company Material Adverse Effect, there has not been any "reportable event" (as that term is defined in Section 4043 of ERISA) for which reporting has not been waived by the Pension Benefit Guaranty Corporation with respect to any Company Benefit Plan during the last two years, and no notice of a reportable event will be required to be filed in connection with the Merger and the other transactions contemplated by this Agreement. Neither the Company nor any Company Subsidiary has incurred a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Sections 4203 and 4205, respectively, of ERISA) since the effective date of such Sections 4203 and 4205 with respect to any Multiemployer Pension Plan, except for any such event for which any applicable withdrawal liability has been paid or reflected in the consolidated financial statements of the Company included in the Company's Annual Report on Form 10-K for the twelve months ended September 30, 2000. All contributions and premiums required to be made under the terms of any Company Benefit Plan as of the date hereof have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Filed Company SEC Documents.

     (d) With respect to any Company Benefit Plan that is an employee welfare benefit plan, (i) no such Company Benefit Plan that is required to be funded by its terms is unfunded or underfunded in any material respect or funded through a "welfare benefits fund" (as such term is defined in Section 419(e) of the Code) and (ii) each such Company Benefit Plan that is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code), complies in all material respects with the applicable requirements of Section 4980B(f) of the Code. Except where any such failures to fund, individually and in the aggregate, have not had and are not reasonably expected to have a Company Material Adverse Effect, no Company Foreign Plan that would be an employee welfare benefit plan had it covered individuals employed or providing services (or who were formerly employed or formerly provided services) in the United States and that is required to be funded by its terms is unfunded or underfunded in any material respect. Neither the Company nor any Company Subsidiary has any obligations for retiree health and life benefits under any Company Benefit Plan or employment, indemnification, severance or termination agreement with any Relevant Person, except as required by Law.

     (e) The consummation of the Merger or the other transactions contemplated by this Agreement will not (x) entitle any Relevant Person to severance pay, (y) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Company Benefit Plans or any employment, indemnification, severance or termination agreement with any Relevant Person, other than pursuant to the provisions of Section 6.04 or (z) result in any breach or violation of, or a default under, any of the Company Benefit Plans or any employment, indemnification, severance or termination agreement with any Relevant Person.

     Section 3.12. Litigation. There is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary (and the Company is not aware of any valid basis for any such suit, action or proceeding) that, individually or in the aggregate, has had or is reasonably expected to have a Company Material Adverse Effect, nor is there any Judgment outstanding against the Company or any Company Subsidiary that has had or is reasonably expected to have a Company Material Adverse Effect.

     Section 3.13. Compliance with Applicable Laws. (a) The Company and each of the Company Subsidiaries are in compliance with all applicable Laws, including those relating to occupational health and safety, except for instances of noncompliance that, individually and in the aggregate, have not had and are not reasonably expected to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has received any written communication during the past two years from a Governmental Entity that alleges that the Company or a Company Subsidiary is not in compliance in any material respect with any applicable Law which has resulted in, or is reasonably expected to result in, any material liability. This Section 3.13(a) does not relate to matters with respect to Taxes, which are the subject of Section 3.09, or Environmental Laws (as defined in Section 3.13(c)), which are the subject of Section 3.13(b).

     (b) (i) The Company and each of the Company Subsidiaries are, and have been, in compliance with all applicable Environmental Laws, except for instances of noncompliance that, individually and in the aggregate, have not had and are not reasonably expected to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has received any written communication during the past two years from any person or Governmental Entity that alleges that the Company or a Company Subsidiary is not in compliance with any material applicable Environmental Laws which has resulted in, or is reasonably expected to result in, any material liability; (ii) the Company and each of the Company Subsidiaries hold, and are in

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compliance with, all environmental, health and safety permits and governmental authorizations (collectively, "Environmental Permits") required under Environmental Laws to conduct their respective businesses, except where the failure to so obtain or comply, individually and in the aggregate, has not had and is not reasonably expected to have a Company Material Adverse Effect; (iii) there are no Environmental Claims pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries or against any person or entity whose liability for any such Environmental Claim the Company or any of the Company Subsidiaries has or may have retained or assumed either contractually or by operation of law, in each case, except for such Environmental Claims that, individually and in the aggregate, have not had and are not reasonably expected to have a Company Material Adverse Effect; (iv) there have been no Releases of any Hazardous Material, and there is no Hazardous Material stored on, at or under any property owned by the Company or any Company Subsidiary, in each case that could reasonably be likely to form the basis of any Environmental Claim against the Company or any of the Company Subsidiaries, except for such Environmental Claims that, individually and in the aggregate, have not had and are not reasonably expected to have a Company Material Adverse Effect; (v) neither the Company nor or any of the Company Subsidiaries has retained or assumed either contractually or by operation of law any liabilities or obligations that could reasonably be likely to form the basis of any Environmental Claim that, individually or in the aggregate, is reasonably expected to have a Company Material Adverse Effect; and (vi) none of the products manufactured or sold by the Company or any Company Subsidiary in any European country subject to the jurisdiction of European Commission Law contains any ingredient or other material in quantities or concentrations that would violate any current or proposed European Commission Law, except as has not had and is not reasonably expected to have a Company Material Adverse Effect.

     (c) As used in this Agreement:

          (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, orders, demands, demand letters, directives, claims, liens, investigations, proceedings or written notices of noncompliance or violation by any person or entity (including any Governmental Entity), alleging potential liability (including potential responsibility or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence or Release of, or exposure to, any Hazardous Materials at any location, whether or not owned, operated, leased or managed by the Company or any of the Company Subsidiaries; (B) circumstances forming the basis of any actual or alleged violation of, or liability under, any Environmental Law or Environmental Permit; or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of, or exposure to, any Hazardous Materials.

          (ii) "Environmental Laws" means all applicable Federal, state and local laws, rules, regulations, orders, decrees, judgments, directives and binding agreements issued, promulgated or entered into, by or with any Governmental Entity, relating to pollution, the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment, including laws and regulations relating to odors, noise levels, Releases of, or exposure to, Hazardous Materials, or otherwise relating to the presence, generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

          (iii) "Hazardous Materials" means (A) any petroleum or petroleum products, radioactive materials or wastes, asbestos in any form, urea formaldehyde and polychlorinated biphenyls; and (B) any chemical, material, substance or waste that is prohibited, limited or regulated under any Environmental Law.

          (iv) "Release" means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

     Section 3.14. Contracts; Debt Instruments. As of the date of this Agreement, there are no contracts or agreements that are material to the business, properties, assets, condition (financial or otherwise), or results of

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operations of the Company and the Company Subsidiaries taken as a whole (i)
having a remaining term of more than one year and not terminable (without penalty) on twelve months' (or less) notice that require payments per year in the aggregate in excess of $50 million, or (ii) imposing any material restrictions on the ability of the Company or any Company Subsidiary or any affiliate of the Company to engage in any line of business, or otherwise imposing material limitations on the conduct of business by the Company or any Company Subsidiary or any affiliate of the Company. Neither the Company nor any of the Company Subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that, individually and in the aggregate, have not had and are not reasonably expected to have a Company Material Adverse Effect.

     Section 3.15. Labor Matters. As of the date of this Agreement, there are no material collective bargaining or other labor union agreements to which the Company or any Company Subsidiary is a party or by which any of them is bound. To the knowledge of the Company, since January 1, 1999, neither the Company nor any Company Subsidiary has encountered any material labor union organizing activity, or had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts.

     Section 3.16. Intellectual Property. (a) The Company and the Company Subsidiaries own, license or possess adequate rights to use all patents, patent rights (including patent applications and licenses), know-how, trade secrets, trademarks (including trademark applications), trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights (collectively, "Intellectual Property Rights") which are material to the conduct of the business of the Company and the Company Subsidiaries taken as a whole, and the consummation of the Merger and the other transactions contemplated by this Agreement will not conflict with, alter or impair any such Intellectual Property Rights. Set forth in
Section 3.16 of the Company Disclosure Letter are those Intellectual Property Rights consisting of patents, patent rights (including patent applications and licenses), trademarks (including trademark applications), trademark rights and any other registered or filed Intellectual Property Rights (collectively, "Registered Intellectual Property Rights") which are material to the conduct of the business of the Company and the Company Subsidiaries, taken as a whole, and which (i) are not wholly owned by the Company and the Company Subsidiaries or
(ii) are licensed to any third party. No claims are pending or, to the knowledge of the Company, threatened that (i) the Company or any Company Subsidiary is materially infringing or otherwise materially adversely affecting the rights of any person with regard to any material Intellectual Property Right of such person or (ii) asserts that any Intellectual Property Rights of the Company or any Company Subsidiary are unenforceable. To the knowledge of the Company, as of the date of this Agreement, no person is infringing the rights of the Company or any Company Subsidiary with respect to any material Registered Intellectual Property Right owned, licensed or used by the Company or the Company Subsidiaries.

     (b) The Company, as of the date of this Agreement, has timely paid, or caused to be timely paid, all maintenance, renewal and other similar fees, and has timely met any applicable filing requirements, with respect to all material Intellectual Property Rights owned by the Company or the Company Subsidiaries.

     (c) All Registered Intellectual Property Rights owned, licensed or used by the Company or the Company Subsidiaries are free and clear of any Liens and may be freely transferred, assigned, licensed or sublicensed without the consent of, or any obligation to, any person other than the Company or the Company Subsidiary that owns the Registered Intellectual Property Rights to be transferred, assigned, licensed or sublicensed.

     Section 3.17. Company Grantor Trust. (a) Section 3.17 of the Company Disclosure Letter sets forth (i) the value of the assets required to be held by the Trust (as defined in the Trust Agreement, dated as of September 15, 1994, between the Company and Wachovia Bank of North Carolina, N.A. (as amended from time to time, the "Trust Agreement")) upon consummation of the Merger, assuming that (x) the Merger were consummated as of the date of this Agreement and (y) any additional amounts required to be

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

contributed to the Trust as a result of the Merger were due and payable immediately upon consummation of the Merger and (ii) the value of the assets held by the Trust on the date of this Agreement, assuming that the value of the shares of Company Common Stock held by the Trust is equal to the Merger Consideration.


     (b) Prior to the execution and delivery of this Agreement, the Company has amended the Trust (A) by deleting "125%" in Section 4(b) of the Trust Agreement and replacing it with "100%" and by making the same change in the marginal heading with respect thereto (which amendment shall become effective prior to the Effective Time), (B) by inserting at the end of Section 1(k) of the Trust Agreement the following sentence: "Before or after a Change of Control (resulting from the consummation of the Merger pursuant to the Agreement and Plan of Merger dated as of January 15, 2001, among Nestle Holdings, Inc., Newco Merger Company and Ralston Purina Company, as such Agreement may be amended from time to time), Company may satisfy its funding obligations in whole or in part by contributing one or more letters of credit issued in favor of the Trust by a bank or other financial institution with a rating of 'AA' or higher from a nationally known rating agency." and (C) by inserting in the first sentence of the second paragraph of Section 5(a) of the Trust Agreement, after the words "to substitute assets", the following phrase: "(including, without limitation, one or more letters of credit issued in favor of the Trust by a bank or other financial institution with a rating of 'AA' or higher from a nationally known rating agency)" (such amendment in its entirety, the "Trust Amendment").


     Sections 3.18. Brokers. No broker, investment banker or financial advisor, other than Wasserstein Perella & Co., Inc. ("Wasserstein Perella"), the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has delivered to Parent and Sub a true and complete copy of the engagement letter between Wasserstein Perella and the Company.

     Section 3.19. Opinion of Financial Advisor. The Company has received the opinion of Wasserstein Perella, dated the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Merger by the holders of Company Common Stock is fair from a financial point of view, to be confirmed in writing and a signed copy of which opinion has been or promptly will be delivered to Parent.

                                   ARTICLE IV


                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB


     Parent and Sub, jointly and severally, represent and warrant to the Company as follows:

     Section 4.01. Organization, Standing and Power. Each of Parent and Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually and in the aggregate, has not had and is not reasonably expected to have a material adverse effect on the ability of Parent or Sub to perform its obligations under this Agreement or a material adverse effect on the ability of Parent or Sub to consummate the Merger and the other transactions contemplated by this Agreement (a "Parent Material Adverse Effect").

     Section 4.02. Sub. (a) Since the date of its incorporation, Sub has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

     (b) The authorized capital stock of Sub consists of 30,000 shares of common stock, par value $1.00 per share, 1,000 of which have been validly issued, are fully paid and nonassessable and are owned directly by Parent free and clear of any Lien.

     Section 4.03. Authority; Execution and Delivery; Enforceability. Each of Parent and Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Merger

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

and the other transactions contemplated by this Agreement. The execution and delivery by each of Parent and Sub of this Agreement and the consummation by it of the Merger and the other transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub. Parent, as sole shareholder of Sub, has approved this Agreement. Each of Parent and Sub has duly executed and delivered this Agreement, and, assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

     Section 4.04. No Conflicts; Consents. (a) The execution and delivery by each of Parent and Sub of this Agreement do not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, any provision of (i) the charter or organizational documents of Parent or any of its subsidiaries, (ii) any Contract to which Parent or any of its subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in
Section 4.04(b), any Judgment or Law applicable to Parent or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually and in the aggregate, have not had and are not reasonably expected to have a Parent Material Adverse Effect.

     (b) No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to Parent or any of its subsidiaries or affiliates in connection with the execution, delivery and performance of this Agreement or the consummation of the Merger and the other transactions contemplated by this Agreement, other than
(i) compliance with and filings under the HSR Act, (ii) if required, the receipt of a decision under Article 6(1)(b) or 8(2) of the EC Merger Regulation declaring the Merger compatible with the EC Common Market, (iii) any additional consents, approvals and filings under any foreign antitrust law, (iv) the filing with, or other applicable requirements of, the SEC of such reports under the Exchange Act as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement, (v) the filing of the Articles of Merger with the Secretary of State of the State of Missouri, (vi) compliance with and such filings as may be required under applicable environmental Laws, (vii) such filings as may be required in connection with the taxes described in Section 6.09, (viii) filings under any applicable state takeover Law and (ix) such other items and Consents that, individually and in the aggregate, have not had and are not reasonably expected to have a Parent Material Adverse Effect.

     Section 4.05. Information Supplied. None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company's shareholders or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     Section 4.06. Brokers. No broker, investment banker or financial advisor, other than Greenhill & Co. and Credit Suisse First Boston, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

     Section 4.07. Availability of Funds. Parent will have available on the Closing Date sufficient funds to enable it to consummate the transactions contemplated by this Agreement.

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                                   ARTICLE V


                   COVENANTS RELATING TO CONDUCT OF BUSINESS


     Section 5.01. Conduct of Business. (a) Conduct of Business by the Company. Except for matters set forth in Section 5.01 of the Company Disclosure Letter or otherwise expressly permitted by this Agreement or as consented to or approved in advance in writing by a designated representative of Parent, from the date of this Agreement to the Effective Time, the Company shall, and shall cause each Company Subsidiary to, conduct its business in the usual, regular and ordinary course and (to the extent consistent with reasonable business judgment) in substantially the same manner as previously conducted and use its reasonable best efforts to preserve intact its current business organization, keep available the services of its current officers and employees and keep its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them with the goal that its goodwill and ongoing business shall be unimpaired in all material respects at the Effective Time. In addition, and without limiting the generality of the foregoing, except for matters set forth in Section 5.01 of the Company Disclosure Letter or otherwise expressly contemplated by this Agreement, from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following without the prior written consent of a designated representative of Parent, which consent, with respect to any actions not otherwise permitted by subsections (v), (vi), (viii) and (x) (and, to the extent applicable thereto, subsection (xi)) below, shall not be unreasonably withheld:

          (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than (1) dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent, (2) dividends and distributions declared prior to the date of this Agreement by a direct or indirect non-wholly owned subsidiary of the Company, (3) regular quarterly cash dividends with respect to the Company Common Stock, not in excess of $0.07 per share, with usual declaration, record and payment dates and in accordance with the Company's past dividend policy and (4) in the fiscal quarter in which the Closing Date occurs, a prorated cash dividend, the amount of which shall not exceed the amount determined by multiplying (x) the number of days elapsed after the record date of the Company's most recent regular quarterly cash dividend through the next record date, divided by 90, by (y) $0.07, but only if such amount is $0.035 or greater, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, other than repurchases of Company Employee Stock Options, Company SARs and Company Restricted Shares (with associated Company Rights, if any) in accordance with the terms of any applicable Company Stock Plan, at or based upon a price per share of Company Common Stock no greater than the then-current market price of Company Common Stock;

          (ii) issue, deliver, sell or grant (A) any shares of its capital stock, (B) any Voting Company Debt or other voting securities, (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, Voting Company Debt, voting securities or convertible or exchangeable securities or (D) any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units, other than (1) the issuance of Company Common Stock (and associated Company Rights) upon the exercise of Company Employee Stock Options outstanding on the date of this Agreement or granted after the date of this Agreement in accordance with clause (3) below, in accordance with their present terms, (2) the issuance of Company Capital Stock upon the exercise of Company Rights, (3) the grant and issuance of Company Employee Stock Options, Company Restricted Shares or Company SARs consistent with past practice and in the ordinary course of business pursuant to the present terms of the Company Stock Plans, covering or relating to no more than 1,500,000 shares, in the aggregate, of Company Common Stock, provided that any such Company Employee Stock Options or Company SARs are issued based upon a price per share of Company Common Stock no less than the then-current market price of Company Common Stock, and that the Effective Time shall not have occurred on or before September 30, 2001, (4) the grant and issuance of Company Phantom Shares in the ordinary course of business consistent with past practice pursuant to director or employee deferral elections under the Company's Deferred Compensation Plan and the Company's Executive Savings Investment Plans, in accordance with the terms of such plans as in effect on the date of this Agreement and (5) the grant and issuance of Company Employee Stock Options pursuant to restoration or reload options outstanding on the date of this Agreement in accordance with the terms of such options and the Company Stock Plans as in effect on the date of this Agreement;

          (iii) amend the Company Charter or the Company Bylaws in any way except as disclosed in the Company's 2000 Proxy Statement or, in the case of any Significant Subsidiary of the Company, amend its comparable charter or organizational documents in a manner adverse to Parent;

          (iv) (A) amend the Company Rights Agreement, (B) redeem the Company Rights or (C) take any action with respect to, or make any determination under, the Company Rights Agreement, other than in order to cause the Company Rights not to become separated from the shares of Company Common Stock or a Distribution Date not to occur following the commencement of a tender or exchange offer for shares of Company Common Stock, in each case until a Shares Acquisition Date has occurred;

          (v) (A) acquire by merging or consolidating with, or by purchasing a substantial equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof (other than transactions which do not exceed $25 million individually or $100 million in the aggregate), (B) acquire any assets that are material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole (other than transactions in the ordinary course of business consistent with past practice) or (C) make any new capital expenditure or expenditures, other than, in the case of clauses (B) and (C) above, those consistent with the amounts set forth in the Company's consolidated capital spending budget for the Company's 2001 fiscal year (a true and complete copy of which has been delivered to Parent prior to the date of this Agreement) plus $30 million, or as otherwise set forth in Section 5.01 of the Company Disclosure Letter;

          (vi) (A) grant to any Relevant Person any material increase in compensation that is not in the ordinary course, except to the extent required by Law or under employment agreements which were in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents or which are set forth in Section 5.01 of the Company Disclosure Letter, (B) grant to any Relevant Person any material increase in severance or termination pay, except to the extent required by Law or under any agreement which was in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents or which is set forth in Section 5.01 of the Company Disclosure Letter, (C) enter into or amend any employment, consulting, indemnification, severance or termination agreement with any Relevant Person, other than in the ordinary course of business consistent with past practice, (D) establish, adopt, enter into or amend in any material respect any collective bargaining agreement or Company Benefit Plan except as required by Law, (E) take any action to accelerate any material rights or benefits, or make any material determinations not in the ordinary course of business consistent with prior practice, under any collective bargaining agreement, Company Benefit Plan or employment, indemnification, severance or termination agreement with any Relevant Person or (F) enter into any amendment of the Trust Agreement (other than the Trust Amendment); provided, that any actions which are not otherwise prohibited by this subsection (vi) do not in the aggregate increase the annual compensation, benefits or other such expenses of the Company and the Company Subsidiaries, taken as a whole, by more than (x) 2% if the Effective Time occurs on or prior to September 30, 2001, or (y) an additional 6% if the Effective Time occurs after September 30, 2001, in each case compared to such compensation, benefits or other expenses as of the date of this Agreement;

          (vii) make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company, except insofar as may be required by or advisable under Law or GAAP;

          (viii) other than as permitted pursuant to subsection (x) of this
     Section 5.01(a), sell, lease (as lessor), license or otherwise dispose of or subject to any Lien any properties or assets (including intellectual property), other than transactions in the ordinary course of business and not exceeding $25 million individually or $100 million in the aggregate;

          (ix) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for (x) short-term borrowings incurred in the ordinary course of business, (y) indebtedness or borrowings by the Company and the Company Subsidiaries that may be redeemed or repaid without premium or penalty on not more than 30 days' notice or
     (z) obligations of the Company and the Company Subsidiaries of not more than $50 million in the aggregate, or (B) make any loans, advances or capital contributions to, or investments in, any other person in a material amount (other than as permitted by subsection (v) of this Section 5.01(a)), other than to or in the Company or any direct or indirect wholly owned subsidiary of the Company;

          (x) (A) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business or in accordance with their terms, (B) cancel any material indebtedness (individually or in the aggregate) or waive or settle any claims or rights of material value other than in the ordinary course of business or (C) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any Company Subsidiary is a party, other than if and to the extent the Company receives an unsolicited request by the other party to such agreement for such a waiver or modification in order to permit such other party to make or participate in a Company Takeover Proposal (as defined in Section 5.02) and to participate in discussions and negotiations with the Company in connection therewith (a "Permitted Waiver"); or

          (xi) authorize any of, or commit or agree to take any of, the foregoing actions.

     (b) Certain Tax Matters. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each Company Subsidiary to, (i) timely file all material Tax Returns ("Post-Signing Returns") required to be filed by each such entity; (ii) timely pay all Taxes shown as due and payable on such Post-Signing Returns that are so filed; (iii) accrue a reserve in the books and records and financial statements of any such entity in accordance with past practice for all Taxes payable by such entity for which no Post-Signing Return is due prior to the Effective Time; (iv) not make or change any material Tax elections; (v) promptly notify Parent of any Federal suit, claim, action, investigation, proceeding or audit, and any other material suit, claim, action, investigation, proceeding or audit (collectively, "Actions") pending against or with respect to the Company or any of the Company Subsidiaries in respect of any liability for Taxes and not settle or compromise any such Action without Parent's consent (which consent shall not be unreasonably withheld or delayed); and (vi) use its reasonable best efforts to continue to abide in all material respects by any representations made in ruling requests to the Internal Revenue Service, use its reasonable best efforts to pursue any material contractual rights that it may have that are in respect of ensuring that Battery and Agriculture also continue to abide by the representations made by Battery and Agriculture therein and, without the consent of Parent (which consent shall not be unreasonably withheld or delayed), except as otherwise required pursuant to the Tax sharing agreements, give no consents or permission to Battery or Agriculture to take any actions requiring the Company's consent by virtue of the Tax sharing agreements.

     (c) Other Actions. The Company and Parent shall not, and shall not permit any of their respective subsidiaries voluntarily to, take any action that would, or that is reasonably expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that is qualified as to materiality becoming untrue, (ii) any of such representations and warranties that is not so qualified becoming untrue in any material respect or (iii) any condition to the Merger set forth in Article VII not being satisfied.

     (d) Advice of Changes. The Company shall promptly advise Parent orally and in writing of any change or event that, individually or in the aggregate, has had or is reasonably expected to have a Company Material Adverse Effect.

     Section 5.02. No Solicitation. (a) The Company shall not, nor shall it authorize or knowingly permit any Company Subsidiary to, nor shall it authorize or permit any executive officer, director or employee of, or any investment banker, attorney or other advisor or representative (collectively, "Representatives") of, the Company or any Company Subsidiary to, (i) directly or indirectly solicit, initiate or knowingly encourage the submission of, any Company Takeover Proposal (as defined in Section 5.02(e)), (ii) enter into any agreement providing for any Company Takeover Proposal or (iii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Takeover Proposal; provided, however, that prior to the receipt of the Company Shareholder Approval, the Company may, in response to an unsolicited bona fide Company Takeover Proposal which did not result from a breach of this Section 5.02(a) and which the Company Board determines, in good faith, after consultation with outside counsel and financial advisors, may reasonably be expected to lead to a Superior Proposal (as defined in Section 5.02(e)), and subject to compliance with Section 5.02(c), (x) furnish information with respect to the Company to the person making such Company Takeover Proposal and its Representatives pursuant to a customary confidentiality agreement not less restrictive of the other party than the Confidentiality Agreement (as defined in Section 6.02), provided that the Company may grant a Permitted Waiver with respect thereto, and (y) participate in discussions or negotiations with such person and its Representatives regarding such Company Takeover Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative of the Company or any Company Subsidiary, whether or not such person is purporting to act on behalf of the Company or any Company Subsidiary or otherwise, shall be a breach of this
Section 5.02(a) by the Company.

     (b) Neither the Company Board nor any committee thereof shall (i) withdraw or modify in a manner adverse to Parent or Sub, or publicly propose to withdraw or modify, in a manner adverse to Parent or Sub, the approval or recommendation by the Company Board or any such committee of this Agreement or the Merger, (ii) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement providing for any Company Takeover Proposal or (iii) approve or recommend, or publicly propose to approve or recommend, any Company Takeover Proposal, in each case unless this Agreement shall have been terminated in accordance with its terms. Notwithstanding any of the foregoing, if the Company Board determines in good faith after consultation with outside counsel that it is necessary to do so in order to comply with its fiduciary obligations, the Company Board may, prior to receipt of the Company Shareholder Approval, withdraw or modify its approval or recommendation of the Merger and this Agreement.

     (c) The Company promptly shall advise Parent orally and in writing of any Company Takeover Proposal or any inquiry with respect to or that may reasonably be expected to lead to any Company Takeover Proposal, the material terms and conditions of any such Company Takeover Proposal (including any changes thereto) and the identity of the person making any such Company Takeover Proposal or inquiry. The Company shall (i) keep Parent reasonably and promptly informed of the status and details (including any change to the terms thereof) of any such Company Takeover Proposal or inquiry and (ii) provide to Parent as soon as practicable after receipt or delivery thereof copies of all correspondence and other written material sent or provided to the Company from any third party that describes any of the terms or conditions of any Company Takeover Proposal.

     (d) Nothing contained in this Section 5.02 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any required disclosure to the Company's shareholders if, in the good faith judgment of the Company Board, after consultation with outside counsel, such disclosure is necessary or advisable to comply with its obligations under applicable Law.

     (e) For purposes of this Agreement:

     "Company Takeover Proposal" means (i) any proposal or offer for a merger, consolidation, dissolution, recapitalization or other business combination involving the Company, (ii) any proposal for the issuance of 20% or more of the equity securities of the Company as consideration for the assets or securities of another person or (iii) any proposal or offer to acquire in any manner, directly or indirectly, 20% or more of the equity securities of the Company or assets (including equity securities of any Company Subsidiary) that represent 20% or more of the consolidated total assets of the Company, in each case other than the transactions contemplated by this Agreement.

     "Superior Proposal" means any proposal made by a third party to acquire 75% or more of the equity securities or assets of the Company, pursuant to a tender or exchange offer, a merger, a consolidation, a liquidation or dissolution, a recapitalization, a sale of all its assets or otherwise, (i) on terms which the Company Board determines in good faith to be superior from a financial point of view to the holders of Company Common Stock than the Merger (after consultation with the Company's independent financial advisor), taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by Parent to amend the terms of the Merger and including in each case the risks and probabilities of consummation) and (ii) that is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal.

                                   ARTICLE VI


                             ADDITIONAL AGREEMENTS


     Section 6.01. Preparation of Proxy Statement; Shareholders Meeting. (a) The Company shall, as soon as practicable following the execution of this Agreement, prepare and file with the SEC the Proxy Statement in preliminary form, and each of the Company and Parent shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. Parent shall provide promptly any information or responses to comments, or other assistance, reasonably requested in connection with the foregoing. If at any time prior to receipt of the Company Shareholder Approval there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its shareholders such an amendment or supplement. The Company shall afford Parent the opportunity to comment upon, and shall accept all reasonable comments to, the Proxy Statement and any amendment or supplement thereto. The Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable after filing with the SEC.

     (b) The Company shall, as soon as practicable following the execution of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "Company Shareholders Meeting") for the purpose of seeking the Company Shareholder Approval. Each of the parties shall use its respective reasonable best efforts to take such steps as are necessary to hold the Company Shareholders Meeting within 120 days of the date of this Agreement. The Company shall, through the Company Board, recommend to its shareholders that they give the Company Shareholder Approval (subject to Section 5.02(b)). Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first two sentences of this Section 6.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal.

     Section 6.02. Access to Information; Confidentiality. The Company shall, and shall cause each of the Company Subsidiaries to, afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of the Company Subsidiaries to, use reasonable best efforts to furnish promptly to Parent all information concerning its business, properties and personnel as Parent may reasonably request, in each case to the extent permitted by any applicable Law (including any domestic or foreign antitrust Law) and subject to any reasonable restrictions or protocols reasonably designed to ensure compliance with any such applicable Laws, provided that any competitively sensitive information shall be furnished on an "outside counsel only" basis, and provided, further, that such access shall not unreasonably disrupt the normal business operations of the Company. In addition, the Company shall reasonably consult from time to time with Parent and Parent's representatives during the period prior to the Effective Time to report material operational and financial developments and the general status of ongoing operations and financial conditions pursuant to procedures mutually agreeable to the Company and Parent. All information exchanged pursuant to this Section 6.02 shall be subject to the confidentiality agreement dated December 14, 2000, between the Company and Nestle (the "Confidentiality Agreement").


     Section 6.03. Reasonable Best Efforts; Notification. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, but in any event before the Outside Date, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) using reasonable best efforts in the defense of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the Merger or the other transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement. In connection with and without limiting the foregoing, the Company and the Company Board shall (A) take all reasonable action as requested by Parent if necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger or this Agreement and (B) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement, take all reasonable action as requested by Parent if necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement. Parent agrees not to directly or indirectly extend any waiting period under the HSR Act or enter into any agreement with a Governmental Entity to delay or not to consummate the transactions contemplated by this Agreement or any litigation except with the prior written consent of the Company, which consent shall not be unreasonably withheld in light of closing the transactions contemplated by this Agreement on or before the Outside Date. At the request of Parent, the Company shall agree to divest, hold separate or otherwise commit to take any action that limits its freedom of action with respect to its ability to retain any of the business, services or assets of the Company or any of its subsidiaries; provided, that such action may be conditioned upon the consummation of the Merger and the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, each of Parent and the Company agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act (and to make such other filings as are required under Laws in foreign jurisdictions governing antitrust or merger control matters) with respect to the Merger as promptly as practicable after the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act (or pursuant to such foreign Laws). Each party will consult with counsel for the other parties as to, and will permit such counsel to participate in, any litigation referred to in clause
(iii) above. Each p arty, acting solely through outside counsel, will (x) promptly notify the other party of any written communication to that party from any Governmental Entity located in the U.S. and, to the extent practicable, outside of the U.S. and, subject to applicable Law, if practicable, permit the other party to review in advance any proposed written communication to any such Governmental Entity and incorporate the other party's reasonable comments, (y) not agree to participate in any substantive meeting or discussion with any such Governmental Entity in respect of any filing, investigation or inquiry concerning this Agreement or the Merger unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and (z) furnish the other party with copies of all correspondence, filings and written communications between them and their affiliates and their respective representatives on one hand, and any such Governmental Entity or its respective staff on the other hand, with respect to this Agreement and the Merger, except that any materials concerning Parent's valuation of the Company, the Company's valuation of the transaction or internal financial information of Parent or Nestle may be redacted. Notwithstanding the foregoing or any other provision of this Agreement, neither Parent nor any of its subsidiaries or affiliates shall be required to agree to any sale, transfer, license, separate holding, divestiture or other disposition of, or to any prohibition of, or any limitation on, the acquisition, ownership, operation, effective control or exercise of full rights of ownership of (a "Divestiture"), any asset or assets of Parent, the Company or any of their respective subsidiaries or affiliates that individually or in the aggregate would be material in relation to the continuing operations of the combined U.S. pet food businesses of the Company and Parent and their consolidated subsidiaries; provided, however, that Parent shall offer to Divest, if necessary, Meow Mix. Parent's actions with respect to the foregoing shall be reasonable and reasonably calculated to facilitate consummation of the Merger by the Outside Date.


     (b) The Company shall give prompt notice to Parent, and Parent or Sub shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or
(ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     Section 6.04. Stock Options; Other Equity Interests. (a) As soon as practicable following the date of this Agreement, the Company Board (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take such other actions as are required to adjust the terms of all outstanding Company Employee Stock Options, Company Phantom Shares and Company SARs heretofore granted under any Company Stock Plan to provide that (i) each Company Employee Stock Option (and any Company SAR related thereto) outstanding at the Effective Time shall be canceled effective at the Effective Time with the holder thereof becoming entitled to receive an amount of cash equal to (x) the excess, if any, of (1) the Merger Consideration over (2) the exercise price per share of Company Common Stock subject to such Company Employee Stock Option, multiplied by (y) the number of shares of Company Common Stock for which such Company Employee Stock Option shall not theretofore have been exercised, provided, however, that no cash payment shall be made with respect to any Company SAR that was granted in tandem with a Company Employee Stock Option in respect of which such a cash payment is made, (ii) each Company SAR not granted in tandem with a related Company Employee Stock Option outstanding at the Effective Time shall be canceled effective at the Effective Time with the holder thereof becoming entitled to receive an amount of cash equal to the excess, if any, of (x) the Merger Consideration over (y) its Base Value, and (iii) each Company Restricted Share and Company Phantom Share outstanding at the Effective Time and any related account or account balance shall be canceled effective at the Effective Time with the holder thereof becoming entitled to receive an amount of cash equal to the sum of (x) the Merger Consideration and (y) the amount of any unpaid accrued dividends relating to such share and reflected in the account balance of such holder. Parent shall promptly pay any such amounts after the Effective Time.

     (b) All amounts payable pursuant to this Section 6.04 shall be subject to any required withholding of Taxes and shall be paid without interest.

     (c) The Company Stock Plans shall terminate as of the Effective Time, and the provisions in any other Company Benefit Plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company (including any "phantom" stock or stock appreciation rights) shall be deleted as of the Effective Time, and the Company shall ensure that following the Effective

Time no holder of a Company Employee Stock Option or Company SAR or any participant in any Company Stock Plan or other Company Benefit Plan shall have any right thereunder to acquire any capital stock (including any "phantom" stock or stock appreciation rights) of the Company or the Surviving Corporation.

     (d) In this Agreement:

     "Company Employee Stock Option" means any option to purchase Company Common Stock granted under any Company Stock Plan.

     "Company SAR" means any stock appreciation right linked to the price of Company Common Stock and granted under any Company Stock Plan.

     "Company Stock Plans" means the Company's 1999 Incentive Stock Plan, the Company's 1996 Incentive Stock Plan and the Company's 1988 Incentive Stock Plan.

     Section 6.05. Benefit Plans. (a) Except as set forth in Section 6.04 and except for plans providing for the issuance of Company Capital Stock or those portions of plans based on the value of Company Capital Stock, Parent shall cause the Surviving Corporation to maintain for a period of one year after the Effective Time the Company Benefit Plans in effect on the date of this Agreement or to provide employee benefits to the participants in such plans that are no less favorable in the aggregate to such employees than those provided to such employees on the date of this Agreement.

     (b) For a period of one year after the Effective Time (or for the length of time required by an applicable individual agreement in effect as of the date of this Agreement, if different), Parent shall, and shall cause the Surviving Corporation to honor in accordance with their respective terms (as in effect on the date of this Agreement), all the Company's employment, severance and termination agreements, plans and policies.

     (c) After the effectiveness of the Trust Amendment and prior to the Effective Time, the Company shall, pursuant to the Trust Agreement, withdraw from the Trust shares of Company Common Stock held by the Trust such that, after such withdrawal, the value of the assets held by the Trust shall be no more than 100% of the present value of the amounts required to pay the participants and beneficiaries as provided in the Trust Agreement (it being understood and agreed that, for purposes of this valuation, the value of shares of Company Common Stock remaining in the Trust shall be equal to the Merger Consideration).

     (d) From and after the Effective Time, Parent shall cause the Surviving Corporation to fund the Trust as necessary, and cause annual valuations of the obligations covered thereby to occur, in order to comply with the provisions of the Trust Agreement as in effect from time to time.

     (e) With respect to any "employee benefit plan" as defined in Section 3(3) of ERISA, maintained by Parent or any of its subsidiaries, to the extent such plan is made available to an employee of the Company and the Company Subsidiaries, for purposes only of determining eligibility to participate and vesting, service with the Company or any Company Subsidiary shall be treated as service with Parent or any of its subsidiaries with respect to such employee; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.

     (f) Parent shall waive, or cause to be waived, any pre-existing condition limitation under any welfare benefit plan maintained by Parent or any of its affiliates (other than the Company) in which employees of the Company and the Company Subsidiaries (and their eligible dependents) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitation would have been applicable under the comparable Company welfare benefit plan immediately prior to the Effective Time. Parent shall recognize, or cause to be recognized, the dollar amount of all expenses incurred by each Company employee (and his or her eligible dependents) during the calendar year in which the Effective Time occurs for purposes of satisfying such year's deductible and co-payment limitations under the relevant welfare benefit plans in which they will be eligible to participate from and after the Effective Time.

     (g) Nothing contained in this Section 6.05 or elsewhere in this Agreement shall be construed to prevent the termination of employment of any individual employee of the Company or of any Company Subsidiary or any change in the employee benefits available to any such individual employee or the amendment or termination of any particular Company Benefit Plan or employment, severance or termination agreement, plan or policy in accordance with applicable Law, Contracts and the terms of such Company Benefit Plan or employment, severance or termination agreement, plan or policy.

     Section 6.06. Indemnification. (a) Parent shall, to the fullest extent permitted by Law, cause the Surviving Corporation to honor all the Company's obligations to indemnify (including any obligations to advance funds for expenses) the current or former directors, executive officers or employees of the Company for acts or omissions by such directors, executive officers or employees occurring prior to the Effective Time to the extent that such obligations of the Company exist on the date of this Agreement, whether pursuant to the Company Charter (giving effect to the amendment disclosed in the Company's 2000 Proxy Statement if such amendment is adopted), the Company Bylaws, individual indemnity agreements, the MG&BCL or otherwise, and such obligations shall survive the Merger and shall continue in full force and effect in accordance with the terms of the Company Charter, the Company Bylaws, such individual indemnity agreements and the MG&BCL from the Effective Time until the expiration of the applicable statute of limitations with respect to any claims against such directors, executive officers or employees arising out of such acts or omissions.

     (b) For a period of six years after the Effective Time, Parent shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that Parent may substitute therefor policies with reputable and financially sound carriers, in each case of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from or related to facts or events which occurred at or before the Effective Time; provided, however, that Parent shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 200% of the annual premiums paid as of the date hereof by the Company for such insurance (such 200% amount, the "Maximum Premium"). If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, Parent shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Premium. The Company represents to Parent that the Maximum Premium is $600,000.

     Section 6.07. Fees and Expenses.  (a) Except as provided below in this
Section 6.07, all fees and expenses incurred in connection with the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

     (b) The Company shall pay to Parent a fee of $150 million if: (i) the Company terminates this Agreement pursuant to Section 8.01(e); (ii) the Company Board or any committee thereof withdraws or modifies, in a manner adverse to Parent or Sub, or publicly proposes to withdraw or modify, in a manner adverse to Parent or Sub, its approval or recommendation of this Agreement or the Merger, fails to recommend, or publicly proposes not to recommend, to the Company's shareholders that they give the Company Shareholder Approval or approves or recommends, or publicly proposes to approve or recommend, any Company Takeover Proposal and thereafter either (A) the Company or Parent terminates this Agreement pursuant to Section 8.01(b)(iii) or (B) Parent terminates this Agreement pursuant to Section 8.01(d) and within 18 months of such termination pursuant to Section 8.01(d) the Company enters into a definitive agreement to consummate, or consummates, the transactions contemplated by a Company Takeover Proposal; or (iii) after the date of this Agreement, a Company Takeover Proposal shall have been made directly to the shareholders of the Company generally or shall have otherwise become publicly known or any person shall have publicly announced an intention (whether or not conditional) to make a Company Takeover Proposal, (A) this Agreement is terminated pursuant to either Section 8.01(b)(i) without a vote at the Company Shareholders Meeting having been taken or Section 8.01(b)(iii) and (B) within 18 months of such termination the Company enters into a definitive agreement to consummate, or consummates, the transactions contemplated by a Company Takeover Proposal. For purposes of Section 6.07(b)(ii)(B) and 6.07(b)(iii)(B) only, the term Company Takeover Proposal shall be defined as set forth in Section 5.02(e), except that 40% shall be substituted for 20% in each instance in such definition. Any fee due under this Section 6.07(b) shall be paid by wire transfer of same-day funds on the date of termination of this Agreement (except that in the case of termination pursuant to clause (ii)(B) or (iii) above such payment shall be made on the date of execution of such definitive agreement or, if earlier, consummation of such transactions).

     (c) The Company shall reimburse Parent and Sub for their out-of-pocket expenses actually incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement up to a maximum of $10 million if: (i) Parent is entitled to receive a fee under Section 6.07(b) or (ii) Parent terminates this Agreement pursuant to Section 8.01(c). Such reimbursement shall be paid upon demand and presentation of documentation evidencing such expenses following the payment of such fee or such termination.

     (d) Parent shall reimburse the Company for its out-of-pocket expenses actually incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement up to a maximum of $10 million if the Company terminates this Agreement pursuant to Section 8.01(f). Such reimbursement shall be paid upon demand and presentation of documentation evidencing such expenses following such termination.

     (e) If (A) this Agreement is terminated pursuant to Section 8.01(b)(i), 8.01(b)(ii) or 8.01(f) (in the case of 8.01(f), as a result of a breach by Parent of its obligations under Section 6.03) and (B) at the time of any such termination any of the conditions set forth in Section 7.01(b), 7.01(c) or 7.02(c) have not been satisfied or waived due to a requirement by any Governmental Entity located in the U.S. for Parent, the Company or their respective subsidiaries or affiliates to make a Divestiture (other than any Divestitures which include any cat food brand other than any cat food brand Parent shall offer to Divest in accordance with Section 6.03(a)), then, unless the Company shall have breached its obligations in any material respect under
Section 6.03 or shall have breached its representations and warranties hereunder in a manner that would cause the condition set forth in Section 7.02(a) not to be satisfied, Parent shall pay to the Company a fee of $150 million; provided, however, that, without limiting the foregoing, in the event this Agreement is terminated as set forth above and any Governmental Entity located in the U.S. is not willing to accept any Divestiture other than the entirety of the U.S. pet food operations of Parent or the Company, no fee shall be payable by Parent under this Section 6.07(e).


     Section 6.08. Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and make reasonable comment upon, any press release or other public statements with respect to the Merger and the other transactions contemplated by this Agreement (other than statements made in response to specific questions by the press, analysts, investors or those attending industry conferences, so long as any such statements are not inconsistent with previous press releases of, or public statements made by, the Company) and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law (including foreign regulations relating to competition), court process or by obligations pursuant to any listing agreement with, or other requirements of, any securities exchange.


     Section 6.09. Transfer Taxes. All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) ("Transfer Taxes") incurred in connection with the Merger shall be paid by either Sub or the Surviving Corporation, and the Company shall cooperate with Sub and Parent in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes.

     Section 6.10. Consequences if Company Rights Triggered. If any Distribution Date or Shares Acquisition Date occurs under the Company Rights Agreement at any time during the period from the date of this Agreement to the Effective Time other than as a result of the actions of Parent or its affiliates, the Company and Parent shall make such adjustment to the Merger Consideration as the Company and Parent shall mutually agree so as to preserve the economic benefits that the Company and Parent each reasonably expected on the date of this Agreement to receive as a result of the consummation of the Merger and the other transactions contemplated by this Agreement.

     Section 6.11. Shareholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any shareholder litigation against the Company and its directors relating to the Merger or the other transactions contemplated by this Agreement; provided, however, that no such settlement shall be agreed to without Parent's prior written consent, which consent shall not be unreasonably withheld.

     Section 6.12. Charitable Activities; Offices; Names. (a) Parent intends to cause the Surviving Corporation to continue for a minimum of two years after the Effective Time charitable contributions and activities that, in the aggregate, are at the level and of the general nature consistent with past practice as previously described to Parent, subject to the right of the Surviving Corporation to make appropriate changes in the amounts of individual charitable contributions or the nature of individual activities.


     (b) Parent intends, subject to the authority of the Surviving Corporation's Board of Directors to manage the affairs of the Surviving Corporation, as promptly as practicable after the Effective Time, to cause the Surviving Corporation to combine the pet products operations of Parent and the Surviving Corporation in the United States and Canada as a single business unit and to establish the headquarters of such business unit in the St. Louis, Missouri, metropolitan area for a period of at least two years after the Effective Time. Parent intends that (i) the name of such combined business unit will be Nestle Purina Pet Care, and (ii) as of the Effective Time, Mr. W. Patrick McGinnis shall be designated the president (and senior most executive officer) of such combined business unit, reporting directly to the chief executive officer of Nestle USA, Inc., and with responsibility for all North American pet care operations, subject to reaching an agreement with Mr. McGinnis to serve in such capacity on reasonably acceptable terms.


     (c) In connection with the public announcement of the transactions contemplated by this Agreement, Parent will publicly disclose the matters set forth in this Section 6.12.

     Section 6.13. Tax Matters. Each of Parent and the Company shall use its reasonable best efforts to (i) deliver certificates or representation letters, as applicable, in the forms attached to Section 6.13 of the Company Disclosure Letter and (ii) cause its respective special tax counsel to deliver the opinion or opinions in the forms attached to Section 6.13 of the Company Disclosure Letter, in each case dated as of the Closing Date.

                                  ARTICLE VII


                              CONDITIONS PRECEDENT


     Section 7.01. Conditions to Each Party's Obligation to Effect the
Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Shareholder Approval. The Company shall have obtained the Company Shareholder Approval.

          (b) Antitrust. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired, and, if required, the European Commission shall have issued a decision under Article 6(1)(b) or 8(2) of the EC Merger Regulation (or shall be deemed to have done so under Article 10(6) of the EC Merger Regulation) declaring the Merger compatible with the EC Common Market.

          (c) No Injunctions or Restraints. (i) No restraint, temporary restraining order, preliminary or permanent injunction or other order entered, promulgated, enforced or issued by any Governmental Entity or court of competent jurisdiction preventing the consummation of the Merger or the other transactions contemplated by this Agreement shall be in effect; provided, however, that prior to asserting this condition each of the parties shall have used all reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered. In addition, no statute, rule, regulation or executive order prohibiting or making illegal the consummation of the Merger or the other transactions contemplated by this Agreement shall be in effect if consummation of the Merger or such other transactions would subject any of the parties hereto or any of their directors, officers or employees to criminal penalties thereunder or any of such directors, officers or employees to any personal monetary liability.

     Section 7.02. Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or waiver of the following conditions:


          (a) Representations and Warranties. (i) The representations and warranties of the Company set forth in Section 3.03(a) and Section 3.17 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), and (ii) the representations and warranties of the Company set forth in this Agreement (other than those listed in the preceding clause (i)) shall be true and correct as of the date of this Agreement and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except to the extent that the facts or matters as to which such representations and warranties are not so true and correct as of such dates (without giving effect to any qualifications or limitations as to "materiality" or "Company Material Adverse Effect" set forth therein), individually or in the aggregate, do not have and are not reasonably expected to have a Company Material Adverse Effect or a material adverse effect on Nestle. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.


          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (c) No Litigation. There shall not be pending any suit, action or proceeding by any Governmental Entity that has a reasonable likelihood of success (i) challenging the acquisition by Parent, Sub or any affiliate of Parent of any Company Common Stock, seeking to restrain or prohibit the consummation of the Merger or any other transaction contemplated by this Agreement or seeking to obtain from the Company, Parent, Sub or any affiliate of Parent any damages that are material in relation to the Company and the Company Subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries or affiliates of any portion of the business or assets of the Company, Parent or any of their respective subsidiaries or affiliates, or to compel the Company, Parent or any of their respective subsidiaries or affiliates to dispose of or hold separate any portion of the business or assets of the Company, Parent or any of their respective subsidiaries or affiliates, as a result of the Merger or any other transaction contemplated by this Agreement, (iii) seeking to impose limitations on the ability of Parent, Sub or any affiliate of Parent to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including the right to vote the Company Common Stock acquired by it on all matters properly presented to the shareholders of the Company or (iv) seeking to prohibit Parent or any of its subsidiaries or affiliates from effectively controlling in any respect the business or operations of the Company, Parent or any of their respective subsidiaries or affiliates, if any of the foregoing limitations or restrictions would affect any asset or assets of Parent, the Company or any of their respective subsidiaries or affiliates that individually or in the aggregate would be material in relation to the continuing operations of the combined U.S. pet food businesses of the Company and Parent and their consolidated subsidiaries.


          (d) Antitrust; Other. Any consents, approvals and filings (other than those contemplated by Section 7.01(b)) under any other foreign antitrust Law, the absence of which would prohibit the consummation of the Merger, or would be reasonably likely to have a material adverse effect on the Company or Parent or Nestle, shall have been obtained or made. In addition, no statute, rule, regulation or executive order prohibiting or making illegal the consummation of the Merger or the other transactions contemplated by this Agreement shall be in effect that would cause the consummation of the Merger or such other transactions to be reasonably likely to have a material adverse effect on the Company or Parent or Nestle.



          (e) Tax Documents. (i) The Company shall have delivered or caused to be delivered representation letters of the Company and its officers in the forms attached to Section 6.13 of the Company Disclosure Letter, signed by the respective officers of the Company and dated as of the Closing Date, each of which shall be true and correct in all material respects with no modifications from its respective form other than any modifications that do not affect the ability of special tax counsel to the Company or Parent to deliver the opinions referred to in clause (ii) below; and (ii) except as otherwise provided in Section 6.13 of the Company Disclosure Letter, opinions of Wachtell, Lipton, Rosen & Katz and Sutherland Asbill & Brennan LLP, special tax counsel to the Company, and Cravath, Swaine & Moore, special tax counsel to Parent, each of which shall be dated as of the Closing Date and in the forms attached to Section 6.13 of the Company Disclosure Letter, shall have been delivered.


          (f) Absence of Company Material Adverse Effect. Except as disclosed in the Company Disclosure Letter, since the date of this Agreement there shall not have occurred any event, change, effect or development that, individually or in the aggregate, has had or is reasonably expected to have a Company Material Adverse Effect.



     Section 7.03. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver of the following conditions:



          (a) Representations and Warranties. The representations and warranties of Parent and Sub in this Agreement that are qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). The Company shall have received a certificate signed on behalf of Parent and Sub by the chief executive officer and the chief financial officer of Parent to such effect.



          (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by each of them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent and Sub by the chief executive officer and the chief financial officer of Parent to such effect.


                                  ARTICLE VIII


                       TERMINATION, AMENDMENT AND WAIVER



     Section 8.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Company Shareholder Approval:


          (a) by mutual written consent of Parent and the Company;

          (b) by either Parent or the Company:

             (i) if the Merger is not consummated on or before December 31, 2001 (the "Outside Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(b)(i) shall not be available to any party whose breach of this Agreement has been a principal reason the Merger has not been consummated by such date;

             (ii) if any Governmental Entity issues an order, decree or ruling or has taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable so long as the party seeking to terminate this Agreement has complied with its obligations set forth in Section 6.03(a); or

             (iii) if, upon a vote taken at a duly held meeting to obtain the Company Shareholder Approval, the Company Shareholder Approval is not obtained;

          (c) by Parent, if (i) the Company breaches in any material respect any of its representations and warranties contained in this Agreement, which breach (A) would give rise to a failure of the condition set forth in
     Section 7.02(a), and (B) cannot be or has not been cured by the date which is 30 days prior to the Outside Date or (ii) the Company breaches or fails to perform in any material respect any of its covenants contained in this Agreement, which breach or failure to perform
     (A) would give rise to a failure of the condition set forth in Section 7.02(b), and (B) cannot be or has not been cured within 45 days after the giving of written notice to the Company of such breach (provided in either case of clause (i) or (ii) that Parent is not then in wilful and material breach of any representation, warranty or covenant contained in this Agreement);


          (d) by Parent, if the Company Board or any committee thereof withdraws or modifies, in a manner adverse to Parent or Sub, or publicly proposes to withdraw or modify, in a manner adverse to Parent or Sub, its approval or recommendation of this Agreement or the Merger, fails to recommend, or publicly proposes not to recommend, to the Company's shareholders that they give the Company Shareholder Approval or approves or recommends, or publicly proposes to approve or recommend, any Company Takeover Proposal (provided that Parent is not then in wilful and material breach of any representation, warranty or covenant contained in this Agreement, and provided, further, that Parent must exercise such termination right within 60 days after receipt of written notice of any such action by the Company, but in any event on or prior to one week before the Company Shareholders Meeting (so long as Parent shall in all events retain such termination right for the lesser of five business days after receipt of such notice or the amount of time between receipt of such notice and the Company Shareholders Meeting));

          (e) by the Company prior to receipt of the Company Shareholder Approval in accordance with Section 8.05(b); provided, however, that the Company shall have complied with all provisions thereof, including the notice provisions therein; or

          (f) by the Company, if (i) Parent breaches in any material respect any of its representations and warranties contained in this Agreement, which breach (A) would give rise to a failure of the condition set forth in
     Section 7.03(a), and (B) cannot be or has not been cured by the date which is 30 days prior to the Outside Date or (ii) Parent breaches or fails to perform in any material respect any of its covenants contained in this Agreement, which breach or failure to perform (A) would give rise to a failure of the condition set forth in Section 7.03(b) and (B) cannot be or has not been cured within 45 days after the giving of written notice to Parent of such breach (provided in either case of clause (i) or (ii) that the Company is not then in wilful and material breach of any representation, warranty or covenant contained in this Agreement).


     Section 8.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than Section 3.18, Section 4.06, the last sentence of Section 6.02, Section 6.07, this
Section 8.02 and Article IX, which provisions shall survive such termination, and except to the extent of any wilful and material breach by a party of any representation, warranty or covenant set forth in this Agreement.



     Section 8.03. Amendment. This Agreement may be amended by the parties at any time before or after receipt of the Company Shareholder Approval; provided, however, that after receipt of the Company Shareholder Approval, there shall be made no amendment that by Law requires further approval by the shareholders of the Company without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.



     Section 8.04. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of
Section 8.03, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.



     Section 8.05. Procedure for Termination, Amendment, Extension or
Waiver. (a) A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to Section 8.04 shall, in order to be effective, require in the case of Parent, Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.


     (b) The Company may terminate this Agreement pursuant to Section 8.01(e) only if (i) the Company Board determines in good faith that the Company has received a Superior Proposal, (ii) the Company has notified Parent in writing of the determination described in clause (i) above, (iii) at least five business days following receipt by Parent of the notice referred to in clause (ii) above, and taking into account any revised proposal made by Parent since receipt of the notice referred to in clause (ii) above, the Company Board has again determined in good faith that such Superior Proposal remains a Superior Proposal, (iv) the Company is in compliance with Section 5.02, (v) the Company upon termination pays the amounts due under Section 6.07(b), and (vi) Parent is not at such time entitled to terminate this Agreement pursuant to Section 8.01(c) as a result of a wilful breach by the Company or a Company Subsidiary or as a result of a non-wilful breach by the Company or a Company Subsidiary the underlying facts of which have not been disclosed to the party making such Superior Proposal to the extent such facts have been disclosed to Parent. Nothing contained in this
Section 8.05(b) shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any required disclosure to the Company's shareholders if, in the good faith judgment of the Company Board, after consultation with outside counsel, such disclosure is necessary or advisable to comply with its obligations under applicable Law.


                                   ARTICLE IX


                               GENERAL PROVISIONS



     Section 9.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.



     Section 9.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties (by mail, delivery or facsimile followed by confirmation) at the following addresses and facsimile numbers (or at such other address or number for a party as shall be specified by like notice):


        (a) if to Parent or Sub, to


          Nestle Holdings, Inc.


          c/o Nestle USA, Inc.

          800 N. Brand Blvd.
          Glendale, CA 91203
          Facsimile: (818) 549-6713

          Attention: General Counsel

          with a copy to:

          Cravath, Swaine & Moore
          Worldwide Plaza
          825 Eighth Avenue
          New York, NY 10019
          Facsimile: (212) 474-3700


          Attention: Alan C. Stephenson, Esq.

                     Robert I. Townsend, Esq.

        (b) if to the Company, to

           Ralston Purina Company
           Checkerboard Square
           St. Louis, MO 63164
           Facsimile: (314) 982-1092

           Attention: General Counsel

           with a copy to:

           Wachtell, Lipton, Rosen & Katz
           51 W. 52nd Street
           New York, NY 10019
           Facsimile: (212) 403-2000


           Attention: Adam Chinn, Esq.

                      Steven A. Cohen, Esq.


     Section 9.03. Definitions.  For purposes of this Agreement:


     An "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

     A "Company Material Adverse Effect" means a material adverse effect on the Company or a material adverse effect on the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement.

     "knowledge" of any person that is not an individual means, with respect to any specific matter, the actual knowledge of such person's executive officers (or, in the case of the Company, the Company's seven senior executive officers) after due inquiry.

     A "material adverse effect" on a party means a material adverse change or effect on the business, assets, condition (financial or otherwise) or results of operations of such party and its subsidiaries, taken as a whole; provided, however, a "material adverse effect" shall not include any change, effect, condition, event or circumstance arising out of or attributable to (A) any decrease in the market price of the Company Common Stock in and of itself (but not any change, effect, condition, event or circumstance underlying such decrease to the extent that it would otherwise constitute a material adverse effect), (B) changes, effects, conditions, events or circumstances that generally affect the industries in which the Company operates (including legal and regulatory changes), (C) general economic conditions or changes, effects, conditions, or circumstances affecting the financial markets or (D) changes primarily arising from the announcement or performance of this Agreement or any Tax arising due to the spin-off of Agriculture or Battery.

     A "person" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

     "Significant Subsidiary" shall have the meaning set forth in Rule 1-02 or Regulation S-X of the Exchange Act.

     A "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

     Section 9.04. Interpretation; Disclosure Letters. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Any matter disclosed in any section of the Company Disclosure Letter shall be deemed disclosed for all purposes and all sections of the Company Disclosure Letter to the extent that it is reasonably apparent on the face of the Company Disclosure Letter that such matter is relevant to another section of the Company Disclosure Letter.

     Section 9.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     Section 9.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     Section 9.07. Entire Agreement; No Third-Party Beneficiaries. This Agreement, taken together with the Company Disclosure Letter, the Guarantee and the Confidentiality Agreement, (a) constitute the entire agreement, and supersede all prior agreements, both written and oral, among the parties with respect to the Merger and (b) except for the provisions of Article II and
Section 6.06, are not intended to confer upon any person other than the parties any rights or remedies.

     Section 9.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     Section 9.09. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     Section 9.10. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of New York, this being in addition to any other remedy to which they are entitled at law or in equity. Furthermore, each of Parent and the Company hereby waives any requirement for security or the posting of any bond or other security in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief granted in connection with this Agreement. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of New York in the event any dispute arises out of this Agreement or the Merger or any other transaction contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or the Merger or any other transaction contemplated by this Agreement in any court other than any Federal court sitting in the State of New York and
(d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or the Merger or any other transaction contemplated by this Agreement.

     IN WITNESS WHEREOF, Parent, Sub and the Company have duly executed this Agreement, all as of the date first written above.


                                          NESTLE HOLDINGS, INC.,


                                          by /s/       JOE WELLER
                                            ------------------------------------
                                            Name:  Joe Weller
                                            Title: Chief Executive
                                                   Officer and President

                                          NEWCO MERGER COMPANY,

                                          by /s/       STEVE NERUD
                                            ------------------------------------
                                            Name:  Steve Nerud
                                            Title: President

                                          RALSTON PURINA COMPANY,

                                          by /s/     STANLEY M. REA
                                            ------------------------------------
                                            Name:  Stanley M. Rea
                                            Title: Vice President and
                                                   General Counsel

                                                                       EXHIBIT A


                                    FORM OF

                           ARTICLES OF INCORPORATION
                            OF SURVIVING CORPORATION

                                   ARTICLE I

     The name of the Corporation is Ralston Purina Company (the "Corporation").

                                   ARTICLE II

     The address of the Corporation's initial Registered Office in the State of Missouri is 1200 Main Street, Suite 3100, Kansas City, Missouri 64105, and the name of its initial Registered Agent at such address is SHB Registered Agent, Inc.

                                  ARTICLE III

     The aggregate number of shares which the Corporation shall have authority to issue shall be Thirty Thousand (30,000) shares of Common Stock of the par value of One Dollar ($1.00) per share, amounting in the aggregate to Thirty Thousand Dollars ($30,000), and there shall be no preferences, qualifications, limitations or restrictions whatsoever, nor any special or relative rights, including convertible rights, in respect of the shares.

                                   ARTICLE IV

     No shareholder shall be entitled as a matter of right to subscribe for, purchase or receive any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures or other securities convertible into stock of any class, and all such additional shares of stock, bonds, debentures or other securities convertible into stock may be issued by the Board of Directors to such person or persons, on such terms and for such consideration as the Board of Directors, in its discretion, may determine.

                                   ARTICLE V


     The name and place of residence of the Incorporator is Victoria R. Westerhaus, 1010 Grand Blvd., 5th Floor, Kansas City, Missouri 64106.


                                   ARTICLE VI

     The number of directors which shall constitute the initial Board of Directors is three (3). After the first meeting of the Board of Directors, the number of directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation. Any change in the number of directors that shall constitute the Board of Directors shall be reported to the Secretary of State of the State of Missouri within thirty (30) calendar days of such change.

                                  ARTICLE VII

     The duration of the Corporation is perpetual.

                                  ARTICLE VIII

     The Corporation is formed for the purpose of engaging in any lawful conduct or activity for which corporations may be organized under The General and Business Corporation Law of Missouri.

                                   ARTICLE IX

     The Board of Directors of the Corporation shall have the power to make, alter, amend or repeal Bylaws of the Corporation from time to time.

                                   ARTICLE X


     The Corporation shall indemnify its directors, officers, employees or agents and all other persons as provided in, and to the full extent allowed by,
Section 351.355 of The General and Business Corporation Law of Missouri, as the same exists or may hereafter be amended (but, in the case of any amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment). The personal liability of the directors of the Corporation is hereby limited to the fullest extent permitted by the provisions of paragraph
(9) of Section 351.055 of The General and Business Corporation Law of Missouri, as the same may be amended and supplemented.


                                   ARTICLE XI

     At all elections of directors of the Corporation and for the purposes of all other matters upon which shareholders are entitled to vote, each shareholder shall be entitled to cast as many votes as shall equal the number of shares of stock held by that shareholder. Cumulative voting shall not be permitted.

                                                                      APPENDIX B



                                         Nestle S.A.


                                         55 Avenue Nestle

                                         1800 Vevey
                                         Switzerland

                                                                January 15, 2001


Nestle Holdings, Inc.


c/o Nestle USA, Inc.

800 North Brand Boulevard
Glendale, CA 91203

Ralston Purina Company
Checkerboard Square
St. Louis, MO 63164


Ladies and Gentlemen:



     Reference is made to the Agreement and Plan of Merger (the "Merger Agreement"), dated January 15, 2001, among Nestle Holdings, Inc. ("Parent"), Newco Merger Company ("Sub") and Ralston Purina Company (the "Company"). Terms used but not defined herein shall have the meanings assigned thereto in the Merger Agreement.



     In connection with the Merger and the other transactions contemplated by the Merger Agreement, Nestle S.A. ("Guarantor"), a corporation organized under the laws of Switzerland and parent of Parent, hereby irrevocably, absolutely and unconditionally guarantees the due, punctual and complete performance and payment (and not merely collection) in full of all obligations and liabilities of Parent and Sub under the Merger Agreement, as and when due and payable or required to be performed pursuant to any provisions of the Merger Agreement, subject to the terms and conditions thereof (the "Guaranteed Obligations"). To the fullest extent permitted by applicable law, Guarantor waives presentment to, demand of payment from and protest to any other person of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. The obligations of Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations, or otherwise. Notwithstanding any of the foregoing, nothing herein shall be deemed to waive or limit Guarantor's ability to assert any claims, defenses or other rights that Parent or Sub may have under the Merger Agreement.


     In addition, Guarantor hereby makes the following representations and warranties:


     1. Guarantor is duly organized, validly existing and in good standing under the laws of Switzerland and has all requisite corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually and in the aggregate, is not reasonably expected to have a material adverse effect on the ability of Guarantor to perform its obligations under this letter agreement.


     2. Guarantor has all requisite corporate power and authority to execute and deliver this letter agreement. The execution and delivery by Guarantor of this letter agreement has been duly authorized by all necessary corporate action on the part of Guarantor. Guarantor has approved this Agreement. Guarantor has duly executed and delivered this Agreement, and, assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

     3. Guarantor owns 100% of the issued and outstanding capital stock of Parent.

     4. Other than as provided in Section 4.04 of the Merger Agreement, no Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to Guarantor in connection with the execution, delivery and performance of this letter agreement.

     5. Parent will have available on the Closing Date sufficient funds to enable it to consummate the transactions contemplated by the Merger Agreement.

     In addition, Guarantor hereby agrees to make (or cause to be made) such filings and take (or cause to be taken) such actions that would be required to be taken by Guarantor under Section 6.03 of the Merger Agreement, as though Guarantor were a party to the Merger Agreement and were substituted for Parent in such Section.

     Sections 9.05, 9.06 and 9.08 of the Merger Agreement are incorporated by reference herein and made applicable hereto, provided that all references in such Sections to "this Agreement" shall be deemed to refer to this letter agreement. This letter agreement, taken together with the Merger Agreement, the Company Disclosure Letter and the Confidentiality Agreement (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Merger and (ii) except as provided in the Merger Agreement, are not intended to confer upon any person other than the parties any rights or remedies.

     This letter agreement shall remain in full force and effect only so long as the Merger Agreement remains in full force and effect.

     If you agree with the foregoing, please execute a copy of this letter agreement and return one copy of this letter agreement to the undersigned.


                                          NESTLE S.A.,


                                          by: /s/      G. BAECHLER
                                            ------------------------------------

                                            Name: G. Baechler


                                            Title:  Senior Vice President


Accepted and Agreed to:


NESTLE HOLDINGS, INC.,



by: /s/       JOE WELLER

   -----------------------------------

   Name: Joe Weller


   Title:  Chief Executive Officer and
    President


RALSTON PURINA COMPANY,

by: /s/     STANLEY M. REA
   -----------------------------------

   Name: Stanley M. Rea


   Title:  Vice President and General
    Counsel

                                                                      APPENDIX C


[WASSERSTEIN PERELLA & CO. LOGO]

                                                     Wasserstein Perella & Co.,
                                                     Inc.


                                                     31 West 52nd Street


                                                     New York, New York
                                                     10019-6118


                                                     Telephone 212-969-2700

                                                     Fax 212-969-7836

                                January 15, 2001

Board of Directors
Ralston Purina Company
Checkerboard Square
St. Louis, MO 63164

Members of the Board:


     You have asked us to advise you with respect to the fairness, from a financial point of view, to the holders of the common stock, par value $0.10 per share (the "Shares"), of Ralston Purina Company, a Missouri corporation (the "Company"), of the consideration to be received by such holders pursuant to the terms of the Agreement and Plan of Merger, dated as of January 15, 2001 (the "Merger Agreement"), among the Company, Nestle Holdings, Inc., a Delaware corporation ("Parent"), and Newco Merger Company, a Missouri corporation and a direct wholly owned subsidiary of Parent ("Sub"). Pursuant to the Merger Agreement, Sub will be merged with and into the Company in a merger (the "Merger") in which each outstanding Share (other than any Shares held in the treasury of the Company or owned by Parent, Sub or their respective subsidiaries) will be converted into the right to receive $33.50 in cash (the "Merger Consideration"). The terms and conditions of the Merger are set forth in more detail in the Merger Agreement. The obligations of the Parent are guaranteed by Nestle S.A. pursuant to the terms of a Guarantee, dated as of January 15, 2001 (the "Guarantee").


     In connection with rendering our opinion, we have reviewed the Merger Agreement and the Guarantee. We have also reviewed and analyzed certain publicly available business and financial information relating to the Company for recent years and interim periods to date, as well as certain internal financial and operating information, including financial forecasts, analyses and projections prepared by or on behalf of the Company and provided to us for purposes of our analysis, and we have met with management of the Company to review and discuss such information and, among other matters, the Company's business, operations, assets, financial condition and future prospects.

     We have reviewed and considered certain financial and stock market data relating to the Company, and we have compared that data with similar data for certain other companies, the securities of which are publicly traded, that we believe may be relevant or comparable in certain respects to the Company or one or more of its businesses or assets, and we have reviewed and considered the financial terms of certain recent acquisitions and business combination transactions in the food and consumer products industries specifically, and in other industries generally, that we believe to be reasonably comparable to the Merger or otherwise relevant to our inquiry. We have also performed such other financial studies, analyses, and investigations and reviewed such other information as we considered appropriate for purposes of this opinion.

     In our review and analysis and in formulating our opinion, we have assumed and relied upon the accuracy and completeness of all of the historical financial and other information provided to or discussed with us or publicly available, and we have not assumed any responsibility for independent verification of any of such information. We have also assumed and relied upon the reasonableness and accuracy of the financial projections, forecasts and analyses provided to us, and we have assumed that such projections, forecasts and analyses were reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of the Company's management. We express no opinion with respect to such projections, forecasts and analyses or the assumptions upon which they are based. In addition, we have not reviewed any of the books and records of the Company, or assumed any responsibility for conducting a physical inspection of the properties or facilities of the Company, or for making or obtaining an independent valuation or appraisal of the assets or liabilities of the Company, and no such independent valuation or appraisal was provided to us. We also have assumed that the transactions described in the Merger Agreement will be consummated without waiver or modification in any material respect of any of the terms or conditions contained therein by any party thereto. Our opinion is necessarily based on economic and market conditions and other circumstances as they exist and can be evaluated by us as of the date hereof.

     It should be noted that in the context of our engagement by the Company, we were not authorized to and did not solicit third party indications of interest in acquiring all or any part of the Company, or investigate any alternative transactions that may be available to the Company.

     We are acting as a financial advisor to the Company in connection with the proposed Merger and will receive a fee for our services, including rendering this opinion, a significant portion of which is contingent upon the consummation of the proposed Merger. We have also acted as a financial advisor to the Company in connection with its spin-offs of Energizer Holdings, Inc., Agribrands International, Inc. and Ralcorp Holdings, Inc. We have also provided other financial advisory services to the Company from time to time. We have received customary investment banking fees in connection with the foregoing.


     In the ordinary course of our business, we may actively trade the debt and equity securities of the Company and Nestle S.A. for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.


     Our opinion addresses only the fairness from a financial point of view to the shareholders of the Company of the consideration to be received by such shareholders pursuant to the Merger, and we do not express any views on any other terms of the Merger. Specifically, our opinion does not address the Company's underlying business decision to effect the transactions contemplated by the Merger Agreement.

     It is understood that this letter is for the benefit and use of the Board of Directors of the Company in its consideration of the Merger and except for inclusion in its entirety in any proxy statement required to be circulated to shareholders of the Company relating to the Merger may not be quoted, referred to or reproduced at any time or in any manner without our prior written consent. This opinion does not constitute a recommendation to any shareholder with respect to how such holder should vote with respect to the Merger, and should not be relied upon by any shareholder as such.

     Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that as of the date hereof, the Merger Consideration to be received by the shareholders of the Company pursuant to the Merger Agreement is fair to such shareholders from a financial point of view.

                                          Very truly yours,

                                          /s/ WASSERSTEIN PERELLA & CO.,
                                          INC.
                                          WASSERSTEIN PERELLA & CO., INC.

                                                                      APPENDIX D


                 MISSOURI GENERAL AND BUSINESS CORPORATION LAW
            TITLE XXIII. CORPORATIONS, ASSOCIATIONS AND PARTNERSHIPS
                 CHAPTER 351. GENERAL AND BUSINESS CORPORATIONS
                            MERGER AND CONSOLIDATION


351.455. Shareholder who objects to merger may demand value of shares, when


1. If a shareholder of a corporation which is a party to a merger or consolidation shall file with such corporation, prior to or at the meeting of shareholders at which the plan of merger or consolidation is submitted to a vote, a written objection to such plan of merger or consolidation, and shall not vote in favor thereof, and such shareholder, within twenty days after the merger or consolidation is effected, shall make written demand on the surviving or new corporation for payment of the fair value of his shares as of the day prior to the date on which the vote was taken approving the merger or consolidation, the surviving or new corporation shall pay to such shareholder, upon surrender of his certificate or certificates representing said shares, the fair value thereof. Such demand shall state the number and class of the shares owned by such dissenting shareholder. Any shareholder failing to make demand within the twenty day period shall be conclusively presumed to have consented to the merger or consolidation and shall be bound by the terms thereof.

2. If within thirty days after the date on which such merger or consolidation was effected the value of such shares is agreed upon between the dissenting shareholder and the surviving or new corporation, payment therefor shall be made within ninety days after the date on which such merger or consolidation was effected, upon the surrender of his certificate or certificates representing said shares. Upon payment of the agreed value the dissenting shareholder shall cease to have any interest in such shares or in the corporation.

3. If within such period of thirty days the shareholder and the surviving or new corporation do not so agree, then the dissenting shareholder may, within sixty days after the expiration of the thirty day period, file a petition in any court of competent jurisdiction within the county in which the registered office of the surviving or new corporation is situated, asking for a finding and determination of the fair value of such shares, and shall be entitled to judgment against the surviving or new corporation for the amount of such fair value as of the day prior to the date on which such vote was taken approving such merger or consolidation, together with interest thereon to the date of such judgment. The judgment shall be payable only upon and simultaneously with the surrender to the surviving or new corporation of the certificate or certificates representing said shares. Upon the payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares, or in the surviving or new corporation. Such shares may be held and disposed of by the surviving or new corporation as it may see fit. Unless the dissenting shareholder shall file such petition within the time herein limited, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the merger or consolidation, and shall be bound by the terms thereof.

     The right of a dissenting shareholder to be paid the fair value of his shares as herein provided shall cease if and when the corporation shall abandon the merger or consolidation.

[RALSTON PURINA LOGO]  RALSTON PURINA     SPECIAL MEETING OF SHAREHOLDERS             SPECIAL MEETING
                       COMPANY            MONDAY, MAY 21, 2001                        ADMISSION TICKET
                                          9:30 a.m. local time
                                          The Westin St. Louis
                                          811 Spruce Street, St. Louis, MO 63102

  Please present this ticket for admittance of the shareholder(s) named above.
             Admittance will be based upon availability of seating.
--------------------------------------------------------------------------------

                       INSTRUCTIONS FOR VOTING YOUR PROXY

This proxy covers all shares of Ralston Purina Company common stock that you own, including, if applicable, any shares you own in the following ways, if the registrations are identical:

- Shares held of record, including Dividend Reinvestment Plan shares

- Ralston Purina Company Savings Investment Plan

- Ralston Purina Company Stock Purchase Plan

                    THERE ARE THREE WAYS TO VOTE YOUR PROXY


TELEPHONE VOTING                        INTERNET VOTING                 VOTING BY MAIL
This method of voting is                Visit the Internet voting       Simply mark, sign and date
available for residents of              website at                      your proxy card and return
the U.S. and Canada. On a               HTTP://PROXY.GEORGESON.COM.     it in the postage-paid
touch tone telephone, call              Enter the COMPANY NUMBER        envelope. If you are
TOLL FREE 1-877-816-0835,               and CONTROL NUMBER shown        voting by telephone or the
24 hours a day, 7 days a                below and follow the            Internet, please do not
week. You will be asked to              instructions on your            mail your proxy card.
enter ONLY the CONTROL                  screen. You will incur only
NUMBER shown below. Have                your usual Internet
your proxy card ready,                  charges.
then follow the
prerecorded instructions.
Your vote will be
confirmed and cast as you
directed.



                COMPANY NUMBER                  CONTROL NUMBER


                  PLEASE DETACH AT PERFORATION BEFORE MAILING
--------------------------------------------------------------------------------


RALSTON PURINA COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL

1. Proposal to approve the Agreement and Plan of Merger, dated as of January 15, 2001, among Ralston Purina Company, Nestle Holdings, Inc. and a wholly owned subsidiary of Nestle Holdings, Inc., pursuant to which the subsidiary will be merged into Ralston Purina Company and each share of common stock of Ralston Purina Company outstanding immediately prior to the merger (other than shares held by Ralston Purina Company, Nestle Holdings, Inc. or their respective subsidiaries, which will be canceled) will be converted into the right to receive $33.50 in cash, without interest.

        [ ] FOR                  [ ] AGAINST               [ ] ABSTAIN

                                    DATE:_______________________________________

                                    ____________________________________________

                                    ____________________________________________
                                                     SIGNATURE(S)

                                    IMPORTANT: Please sign exactly as your
                                    name(s) appear(s). When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

          IF YOU REQUIRE SPECIAL ARRANGEMENTS TO ATTEND THIS MEETING, PLEASE CONTACT THE COMPANY AT (314) 982-2374 PRIOR TO THE MEETING.


















                         PLEASE DETACH PROXY CARD HERE
--------------------------------------------------------------------------------

                             RALSTON PURINA COMPANY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      FOR THE SPECIAL MEETING OF SHAREHOLDERS ON MAY 21, 2001 AT 9:30 A.M.
          THE WESTIN ST. LOUIS, 811 SPRUCE STREET, ST. LOUIS, MO 63102

         The undersigned hereby appoints Messrs. W. Patrick McGinnis and Stanley
         M. Rea, and each of them, as lawful proxies, with full power of substitution, for and in the name of the undersigned, to vote on behalf of the undersigned, with all the powers the undersigned would possess if personally present at the Special Meeting of Shareholders of Ralston Purina Company on May 21, 2001, and any adjournment or postponement thereof. The above named proxies are instructed to vote all the undersigned's shares of stock on the proposal set forth in the Notice
P of Special Meeting and Proxy Statement as specified and are authorized in their discretion to vote upon such other business as may properly
R        come before the meeting or any adjournment thereof.

O THIS PROXY RELATES TO SHARES OWNED BY THE UNDERSIGNED, INCLUDING ANY COMMON STOCK HELD IN THE UNDERSIGNED'S ACCOUNT UNDER THE DIVIDEND
X REINVESTMENT PLAN AND ANY COMMON STOCK SHARES CREDITED TO THE UNDERSIGNED'S ACCOUNT UNDER THE RALSTON PURINA COMPANY SAVINGS
Y INVESTMENT PLAN OR THE RALSTON PURINA COMPANY STOCK PURCHASE PLAN. EACH SHARE OF COMMON STOCK IS ENTITLED TO ONE VOTE.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. A PROXY THAT IS RETURNED PROPERLY SIGNED BUT WITHOUT DIRECTION AS TO VOTING WILL BE VOTED "FOR" APPROVAL.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL
              (IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)

             RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE
                     OR VOTE BY TELEPHONE OR THE INTERNET;
            NO POSTAGE IS NECESSARY IF MAILED FROM THE UNITED STATES

[CHECKER BOARD LOGO - RALSTON PURINA COMPANY]



                                                                  April 17, 2001



Dear Plan Participants:

Enclosed are a proxy statement and a proxy for a Special Meeting of Shareholders of Ralston Purina Company to be held on May 21, 2001. The enclosed proxy relates to any shares of Ralston Common Stock of which you are the record holder and the shares of Ralston Common Stock credited to your account in either of these plans in which you are a participant: Ralston Purina Company Savings Investment Plan or Ralston Purina Company Stock Purchase Plan. Specific plan information regarding voting of credited shares is as follows:

                  RALSTON PURINA COMPANY SAVINGS INVESTMENT PLAN INFORMATION:

         Shares credited to your plan account as of April 3, 2001, will be voted by the Trustee of the Plan in accordance with your instructions on the enclosed proxy card. Any credited shares for which no instructions are received by the Trustee, will be voted by the Trustee in the same pro-portion as the shares for which instructions were received from all participants in the Plan.

                  RALSTON PURINA COMPANY STOCK PURCHASE PLAN INFORMATION:

         Shares credited to your Plan account as of April 3, 2001, will be voted by the plan administrator in accordance with your instructions on the enclosed proxy card. If the plan administrator does not receive instructions with respect to any credited shares, such shares will not be voted.


You may vote your proxy by mail, telephone or via the Internet. Whatever method you decide to use, in order to provide sufficient time to tabulate the votes so that the trustee/administrator of the Plan can vote in a timely manner the proxies for shares held in each plan, it has been requested that all proxies be returned, or votes be cast, as promptly as possible, but must be received NO LATER THAN THE CLOSE OF BUSINESS ON WEDNESDAY, MAY 16, 2001 in order to be voted in accordance with your instructions. If you wish to exercise your rights of dissent, as described in the enclosed proxy, you must also notify the Trustee/plan administrator NO LATER THAN THE CLOSE OF BUSINESS ON WEDNESDAY, MAY 16, 2001.

You may also have received additional proxy statements and proxies relating to other shares of Ralston Common Stock held by you. These proxies are not duplicates of the one enclosed and we ask that you also vote them in accordance with the instructions enclosed with them.


                                                /s/ W. Patrick McGinnis

                                                W. PATRICK MCGINNIS
                                                Chief Executive Officer
                                                and President



         Checkerboard Square
         St. Louis, Missouri  63164-0001